                                  SUPPLEMENT TO
                                  -------------
                       Prospectus Supplement to Prospectus


                        CPS Auto Receivables Trust 1998-4

                    $32,500,000 Class A-1 Asset-Backed Notes
                    $77,500,000 Class A-2 Asset-Backed Notes
                    $81,375,000 Class A-3 Asset-Backed Notes
                   $100,000,000 Class A-4 Asset-Backed Notes
                    $18,625,000 Class A-5 Asset-Backed Notes

                  ---------------------------------------------

     This Supplement hereby amends, supplements, modifies and becomes part of, as of the date hereof, the preliminary Prospectus Supplement dated November 9, 1998 (the 'Prospectus Supplement' and as supplemented hereby, the 'Supplemented Circular'), for the above referenced asset-backed notes (the 'Notes'). Capitalized terms used herein shall have the meanings set forth therefor in the Prospectus Supplement. All references to and requirements regarding the Prospectus Supplement contained in the Indenture, the Sale and Servicing Agreement the CPS Purchase Agreement, the Samco Purchase Agreement, and the Linc Purchase Agreement shall be deemed to refer to the Supplemented Circular.


                The date of this Supplement is November 24, 1998

     The Prospectus Supplement is hereby supplemented, amended and modified as follows:

     1. On the cover page, replace the chart captioned: 'The trust will issue the following classes of notes --' with the following:


                    Class A-1           Class A-2          Class A-3          Class A-4             Class A-5
                      Notes               Notes              Notes              Notes                 Notes
                   --------------     --------------     --------------     ---------------      ---------------
Principal Amount...$32,500,000.00     $77,500,000.00     $81,375,000.00     $100,000,000.00      $18,625,000.00

Interest Rate
(per annum)........

First Payment
  Date.............December 15, 1998  December 15, 1998  December 15, 1998  December 15, 1998    December 15, 1998

Final Scheduled
Payment Date.......December 1999      February 2002      September 2003     September 2003       September 2005

Price to
Underwriter........

Proceeds to
Seller.............



     2. On page S-4, replace the first paragraph and bulleted list under the caption 'OFFERED SECURITIES' with the following:

          CPS Auto Receivables Trust 1998-4 will issue the following securities under this Prospectus Supplement and the accompanying Prospectus:

                 % Asset-Backed Notes, Class A-1 (the 'Class A-1 Notes') in the
               aggregate original principal amount of $32,500,000.00;

                 % Asset-Backed Notes, Class A-2 (the 'Class A-2 Notes') in the
               aggregate original principal amount of $77,500,000.00;

                 % Asset-Backed Notes, Class A-3 (the 'Class A-3 Notes') in the
               aggregate principal amount of $81,375,000;

                 % Asset-Backed Notes, Class A-4 (the 'Class A-4 Notes') in the
               aggregate principal amount of $100,000,000;

                 % Asset-Backed Notes, Class A-5 in the aggregate principal amount of $18,625,000 (the 'Class A-5 Notes' and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the 'Notes');

     3. On page S-4, replace the text appearing under the caption 'CLOSING DATE' with the following:

        On or about December 1, 1998 (the 'Closing Date').

     4. On page S-5, replace the text appearing under the caption 'Interest Rates' with the following:

        The Class A-1 Notes will bear interest at an annual rate equal to      %
        (the 'Class A-1 Interest Rate'). The Class A-2 Notes will bear interest
        at an annual rate equal to        % (the 'Class A-2 Interest Rate'). The
        Class A-3 Notes will bear interest at an annual rate equal to       %
        (the 'Class A-3 Interest Rate'). The Class A-4 Notes will bear interest
        at an annual rate equal to         % (the 'Class A-4 Interest Rate').
        The Class A-5 Notes will bear interest at an annual rate equal to      %
        (the 'Class A-5 Interest Rate'). Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding, the following Payment Date (each a 'Class A-1 Interest Period'). Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

     5. On page S-5, replace the first paragraph appearing under the caption 'Interest' with the following:

        On each Payment Date, the holders of record of the Class A-1 Notes (the 'Class A-1 Noteholders') as of the related Record Date will be entitled to receive, pro rata, interest for the applicable Class A-1 Interest Period at the Class A-1 Interest Rate on the outstanding principal amount of the Class A-1 Notes at the close of the preceding Payment Date (or, in the case of the Initial Payment Date as of the Closing Date). On each Payment Date, the holders of record of the Class A-2 Notes (the 'Class A-2 Noteholders') as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of the preceding Payment Date. On each Payment Date, the holders of record of the Class A-3 Notes (the 'Class A-3 Noteholders') as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-3 Interest Rate on the outstanding principal amount of the Class A-3 Notes at the close of the preceding Payment Date. On each Payment Date, the holders of record of the Class A-4 Notes (the 'Class A-4 Noteholders') as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-4 Interest Rate on the outstanding principal amount of the Class A-4 Notes at the close of the preceding Payment Date. On each Payment Date, the holders of record of the Class A-5 Notes (the 'Class A-5 Noteholders') as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-5 Interest Rate on the outstanding principal amount of the Class A-5 Notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the Noteholders of record of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes, respectively, will be an amount equal to the product of
        (a) the interest rate
        applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1998 and (ii) the denominator of which is 360.

     6. On page S-6 replace the first full paragraph of text with the following:

        The Noteholders' Principal Distributable Amount will be allocated among the classes of Notes as follows:

               On each Payment Date until the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes (collectively, the 'Sequential Pay Notes') and the Class A-4 Notes have been paid in full, the Noteholders' Principal Distributable Amount will be applied to pay the Sequential Pay Notes and the Class A-4 Notes according to the method calculated below.

               The Class A-5 Notes will receive no payments of principal until the principal of the Sequential Pay Notes and the Class A-4 Notes has been paid in full.

               On each Payment Date until the Sequential Pay Notes have been paid in full, an amount equal to the Sequential Pay Noteholders' Percentage of the Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the outstanding principal amount of the Class A-1 Notes has been reduced to zero, then to pay principal of the Class A-2 Notes until the outstanding principal amount of the Class A-2 Notes has been reduced to zero and then to pay principal of the Class A-3 Notes until the outstanding principal amount of the Class A-3 Notes has been reduced to zero. The 'Sequential Pay Noteholders' Percentage' on any Payment Date on which any principal of the Sequential Pay Notes is outstanding will be the percentage equivalent of a fraction (a) the numerator of which is the aggregate initial principal amount of the Sequential Pay Notes and (b) the denominator of which is the aggregate of the initial principal amounts of the Sequential Pay Notes and the Class A-4 Notes; provided that, if principal of any Sequential Pay Notes is still outstanding after the principal amount of the Class A-4 Notes has been reduced to zero, the Sequential Pay Noteholders' Percentage will be 100% until the Sequential Pay Notes have been paid in full.

               On each Payment Date until the Class A-4 Notes have been paid in full, an amount equal to the Class A-4 Noteholders' Percentage of the Noteholders' Principal Distributable Amount will be applied to pay principal of the Class A-4 Notes until the outstanding principal amount of the Class A-4 Notes has been reduced to zero. The 'Class A-4 Noteholders' Percentage' on any Payment Date on which any principal of the Class A-4 Notes is outstanding will be a percentage equal to 100% minus the Sequential Pay Noteholders' Percentage; provided that, if principal of any Class A-4 Notes is still outstanding after the principal amount of the Sequential Pay Notes has been reduced to zero, the Class A-4 Noteholders' Percentage will be 100% until the Class A-4 Notes have been paid in full.

               On each Payment Date from and including the Payment Date on which the Sequential Pay Notes and the Class A-4 Notes are paid in full, the Class A-5 Notes will receive principal payments as follows:

               -- on the Payment Date on which the outstanding principal amount of the Sequential Pay Notes and the Class A-4 Notes is reduced to zero, the remaining portion of the Noteholders' Principal Distributable Amount, if any, will be applied to pay principal of the Class A-5 Notes; and

               -- on each Payment Date thereafter, the Noteholders' Principal Distributable Amount will be applied to pay principal of the Class A-5 Notes until the outstanding principal amount of the Class A-5 Notes has been reduced to zero.

     7. On page S-6, replace the text appearing under the caption 'Final Scheduled Payment Dates' with the following:

        All unpaid principal of and accrued interest on each class of the Notes will be payable in full on the date specified below for such class:

               A-1 Notes: December 1999
               A-2 Notes: February 2002
               A-3 Notes: September 2003
               A-4 Notes: September 2003
               A-5 Notes: September 2005

     8. On page S-8, replace the second to last full paragraph under the caption 'PRIORITY OF PAYMENTS' with the following:

        Amounts distributed on account of the Noteholders' Principal Distributable Amount under priority (8) above will be applied as described above under 'Principal.' (See Item 6 above)

     9. On page S-9, replace the paragraph under the caption 'Rating of the Notes' with the following:

        It is a condition of issuance that the Notes be rated by Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies ('Standard & Poor's') and Moody's Investors Service, Inc. ('Moody's,' and together with Standard & Poor's, the 'Rating Agencies'), as follows:


                                       Rating
                                       ------
                   Class           S&P       Moody's
                   -----           --------------------------
                    A-1            A-1+      P-1
                    A-2            AAA       Aaa
                    A-3            AAA       Aaa
                    A-4            AAA       Aaa
                    A-5            AAA       Aaa

         The basis of the ratings of the Notes will be issuance of the Policy by the Insurer. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. See 'Risk Factors Ratings of the Notes' in this Prospectus Supplement.

     10. On page S-34, add at the end of the first full paragraph under the caption 'POOL FACTORS AND OTHER INFORMATION' the following:

            The 'Class A-4 Pool Factor' will be 1.0000000 as of the Closing Date; thereafter, the Class A-4 Pool Factor will decline to reflect reductions in the principal balance of the Class A-4 Notes. Therefore, if you are a Class A-4 Noteholder, your share of the principal balance of the Class A-4 Notes is the product of (1) the original denomination of your Note and (2) the Class A-4 Pool Factor. The 'Class A-5 Pool Factor' will be 1.0000000 as of the Closing Date; thereafter, the Class A-5 Pool Factor will decline to reflect reductions in the principal balance of the Class A-5 Notes. Therefore, if you are a Class A-5 Noteholder, your share of the principal balance of the Class A-5 Notes is the product of (1) the original denomination of your Note and (2) the Class A-5 Pool Factor.

     11. On page S-35, replace the paragraph appearing under the caption 'Payment of Interest' with the following:

            On each Payment Date, the Class A-1 Noteholders as of the related Record Date will be entitled to receive, pro rata, interest for the applicable Class A-1 Interest Period at the Class A-1 Interest Rate, on the outstanding principal amount of the Class A-1 Notes as of the close of the preceding Payment Date. On each Payment Date, the Class A-2 Noteholders as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of the preceding Payment Date. On each Payment Date, the Class A-3 Noteholders as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-3 Interest Rate on the outstanding principal amount of the Class A-3 Notes at the close of the preceding Payment Date. On each Payment Date, the Class A-4 Noteholders as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-4 Interest Rate on the outstanding principal amount of the Class A-4 Notes at the close of the preceding Payment Date. On each Payment Date, the Class A-5 Noteholders as of the related Record Date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-5 Interest Rate on the outstanding principal amount of the Class A-5 Notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the Noteholders of record of the Class A-2, Class A-3, Class A-4 and Class A-5 Notes, respectively, will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1998 and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the interest rate applicable to such class. See 'Description of the Trust Documents--Distributions' in this Prospectus Supplement.

     12. On page S-35, replace the second full paragraph under the caption 'Payment of Principal' with the following:

            On each Payment Date, the amounts distributed on account of the Noteholders' Principal Distributable Amount will be applied as described below in 'Description of the Trust Documents--Distributions.' (See Item 14 below).

     13. On page S-39, replace item (6) with the following:

         (6) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and Insurer in writing that, following the addition of all such Subsequent Receivables, the Class A-1 Notes will be rated 'P-1' by Moody's and 'A-1+' by Standard & Poor's, and each of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will be rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's.

     14. On page S-40, replace the last full paragraph of text with the following:

         Amounts distributed on account of the Noteholders' Principal Distributable Amount under priority (8) above will be allocated among the classes of Notes as follows:

               On each Payment Date until the Sequential Pay Notes and the Class A-4 Notes have been paid in full, the Noteholders' Principal Distributable Amount will be applied to pay the Sequential Pay Notes and the Class A-4 Notes according to the method calculated below.

               The Class A-5 Notes will receive no payments of principal until the principal of the Sequential Pay Notes and the Class A-4 Notes has been paid in full.

               On each Payment Date until the Sequential Pay Notes have been paid in full, an amount equal to the Sequential Pay Noteholders' Percentage of the Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the outstanding principal amount of the Class A-1 Notes has been reduced to zero, then to pay principal of the Class A-2 Notes until the outstanding principal amount of the Class A-2 Notes has been reduced to zero and then to pay principal of the Class A-3 Notes until the outstanding principal amount of the Class A-3 Notes has been reduced to zero.

               On each Payment Date until the Class A-4 Notes have been paid in full, an amount equal to the Class A-4 Noteholders' Percentage of the Noteholders' Principal Distributable Amount will be applied to pay principal of the Class A-4 Notes until the outstanding principal amount of the Class A-4 Notes has been reduced to zero.

               On each Payment Date from and including the Payment Date on which the Sequential Pay Notes and the Class A-4 Notes are paid in full, the Class A-5 Notes will receive principal payments as follows:

               -- on the Payment Date on which the outstanding principal balance of the Sequential Pay Notes and the Class A-4 Notes is reduced to zero, the remaining portion of the Noteholders' Principal Distributable Amount, if any, will be applied to pay principal of the Class A-5 Notes; and

               -- on each Payment Date thereafter, the Noteholders' Principal Distributable Amount will be applied to pay principal of the Class A-5 Notes until the outstanding principal balance of the Class A-5 Notes has been reduced to zero.

     15. Replace the paragraph beginning at the bottom of page S-41 and concluding at the top of page S-41 with the following:

            On the Class A-1 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-1 Notes. On the Class A-2 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-2 Notes. On the Class A-3 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-3 Notes. On the Class A-4 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-4 Notes. On the Class A-5 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-5 Notes.

     16. On page S-43, after the definition of 'Class A-3 Noteholders' Monthly Interest Distributable Amount', insert the following:

            'Class A-4 Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the excess of the Class A-4 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-4 Noteholders' Interest Distributable Amount.

            'Class A-4 Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of the Class A-4 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-4 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-4 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-4 Interest Rate through the current Payment Date.

            'Class A-4 Noteholders' Monthly Interest Distributable Amount' means

               (a) for the first Payment Date, an amount equal to the product of
            (i) the Class A-4 Interest Rate, (ii) the initial outstanding principal amount of the Class A-4 Notes and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including December 14, 1998 and (ii) the denominator of which is 360; and

               (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-4 Interest Rate and (ii) the outstanding principal amount of the Class A-4 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

            'Class A-5 Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the excess of the Class A-5 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-5 Noteholders' Interest Distributable Amount.

            'Class A-5 Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of the Class A-5 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-5 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-5 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-5 Interest Rate through the current Payment Date.

            'Class A-5 Noteholders' Monthly Interest Distributable Amount' means

               (a) for the first Payment Date, an amount equal to the product of
            (i) the Class A-5 Interest Rate, (ii) the initial outstanding principal amount of the Class A-5 Notes and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including December 14, 1998 and (ii) the denominator of which is 360; and

               (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-5 Interest Rate and (ii) the outstanding principal amount of the Class A-5 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

     17. On page S-43, replace the definitions of 'Noteholders' Interest Carryover Shortfall', 'Noteholders' Interest Distributable Amount' and 'Noteholders' Monthly Interest Distributable Amount' with the following:

            'Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the aggregate of the Class A-1 Noteholders' Interest Carryover Shortfall, the Class A-2 Noteholders' Interest Carryover Shortfall, the Class A-3 Noteholders' Interest Carryover Shortfall, the Class A-4 Noteholders' Interest Carryover Shortfall and the Class A-5 Noteholders' Interest Carryover Shortfall on such Payment Date.

            'Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of (a) the Noteholders' Monthly Interest Distributable Amount for such Payment Date, (b) the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-1 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate through the current Payment Date, (c) the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-2 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate through the current Payment Date, (d) the Class A-3 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-3 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-3 Interest Rate through the current Payment Date, (e) the Class A-4 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-4 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-4 Interest Rate through the current Payment Date and (f) the Class A-5 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-5 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-5 Interest Rate through the current Payment Date

            'Noteholders' Monthly Interest Distributable Amount' means, with respect to any Payment Date, the sum of (i) the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date, (ii) the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date, (iii) the Class A-3 Noteholders' Monthly Interest Distributable Amount for such Payment Date, (iv) the Class A-4 Noteholders' Monthly Interest Distributable Amount for such Payment Date and (v) the Class A-5 Noteholders' Monthly Interest Distributable Amount for such Payment Date.

     18. On page S-56, under the first paragraph under the caption 'UNDERWRITING', replace the existing table with the following:

     Principal Amount         Principal Amount          Principal Amount
     of Class A-1 Notes       of Class A-2 Notes        of Class A-3 Notes
     ------------------       ------------------        ------------------
     $32,500,000              $77,500,000               $81,375,000

     Principal Amount         Principal Amount
     of Class A-4 Notes       of Class A-5 Notes
     ------------------       ------------------
     $100,000,000             $18,625,000

     19. On the rear cover of the Prospectus Supplement, delete the list of Classes of Asset Backed Notes and substitute the following:

             $32,500,000 Class A-1 Asset-Backed Notes
             $77,500,000 Class A-2 Asset-Backed Notes
             $81,375,000 Class A-3 Asset-Backed Notes
            $100,000,000 Class A-4 Asset-Backed Notes
             $18,625,000 Class A-5 Asset-Backed Notes

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED NOVEMBER 9, 1998

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 9, 1998

                       CPS AUTO RECEIVABLES TRUST 1998-4

                                [LOGO OF CPS]

                             CPS RECEIVABLES CORP.
                                    (SELLER)

                       CONSUMER PORTFOLIO SERVICES, INC.
                                   (SERVICER)

                        THE TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES --

CONSIDER CAREFULLY THE RISK
FACTORS BEGINNING ON PAGE
S-10 IN THIS PROSPECTUS
SUPPLEMENT AND ON PAGE 12 IN
THE PROSPECTUS.
The notes represent
obligations of the trust only
and do not represent
obligations of or interests
in CPS Receivables Corp. or
Consumer Portfolio Services,
Inc. or their affiliates.
This prospectus supplement
may be used to offer and sell
the notes only if accompanied
by the prospectus.

                   CLASS A-1 NOTES      CLASS A-2 NOTES      CLASS A-3 NOTES
Principal
Amount            $48,500,000.00       $122,450,000.00      $139,050,000.00
Interest Rate
(per annum)
First Payment
Date              December 15, 1998    December 15, 1998    December 15, 1998
Final Scheduled
Payment Date      December 1999        January 2002         September 2005
Price to
Underwriter
Proceeds to
Seller(1)

(1) Aggregate proceeds to the Seller, after deducting
    expenses payable to the Seller estimated at
    $           , will be $           .

The primary source of funds to support payments on the notes will be a pool of automobile retail installment sale contracts representing obligations of 'sub-prime' borrowers, certain monies received thereunder after October 21, 1998, security interests in the new and used automobiles, light trucks, vans and minivans securing such installment sale contracts, and certain other property, as more fully described herein.

Full and timely payment of interest on and principal of the notes on each scheduled payment date is unconditionally and irrevocably guaranteed under a financial guaranty insurance policy (the 'Policy') to be issued by Financial Security Assurance Inc.





                    [Logo of Financial Security Assurance.]

This prospectus supplement and the accompanying prospectus relate only to the offering of the notes. Certificates (the 'Certificates') representing the residual interest in the trust will also be issued by the trust. The Certificates will be retained initially by the Seller and are not offered under these documents. Wheat First Securities, Inc., acting through First Union Capital Markets, a division of Wheat First Securities, Inc., as underwriter, proposes to offer the notes at various times in negotiated transactions or otherwise, at prices to be determined at the time of sale.

The offer of the Notes by the Underwriter shall occur only after the Notes have been issued by the Trust, and delivered to, and accepted by the Underwriter. The Underwriter has the right to reject any order in whole or in part. It is
expected that the delivery of the Notes will take place on             , only
through the Depository Trust Company.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          FIRST UNION CAPITAL MARKETS
                                November 9, 1998

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which describes the specific terms of your series of notes; and (b) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of notes, including your series.

     IF THE TERMS OF YOUR SERIES OF NOTES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in these documents or that we have referred you to. We have not authorized anyone to provide you with information that is different.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption 'Index of Terms' beginning on page S-59 in this prospectus supplement and under the caption 'Index of Terms' beginning on page 48 in the accompanying prospectus.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

PROSPECTUS SUMMARY.........................................................................................    S-4
RISK FACTORS...............................................................................................   S-10
FORMATION OF THE TRUST.....................................................................................   S-16
THE TRUST ASSETS...........................................................................................   S-16
THE ORIGINATORS............................................................................................   S-17
THE SELLER.................................................................................................   S-17
THE ORIGINATORS' AUTOMOBILE CONTRACT PORTFOLIO.............................................................   S-18
THE RECEIVABLES POOL.......................................................................................   S-25
YIELD CONSIDERATIONS.......................................................................................   S-33
POOL FACTORS AND OTHER INFORMATION.........................................................................   S-34
USE OF PROCEEDS............................................................................................   S-34
DESCRIPTION OF THE SECURITIES..............................................................................   S-35
REGISTRATION OF NOTES......................................................................................   S-36
DESCRIPTION OF THE TRUST DOCUMENTS.........................................................................   S-37
THE POLICY.................................................................................................   S-50
THE INSURER................................................................................................   S-52
FEDERAL INCOME TAX CONSEQUENCES............................................................................   S-55
ERISA CONSIDERATIONS.......................................................................................   S-55
UNDERWRITING...............................................................................................   S-56
LEGAL OPINIONS.............................................................................................   S-57
EXPERTS....................................................................................................   S-57
WHERE YOU CAN FIND MORE INFORMATION........................................................................   S-57
INDEX OF TERMS.............................................................................................   S-59

                               PROSPECTUS SUMMARY

 THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE NOTES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

 THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING OF THIS INVESTMENT AND IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

OFFERED SECURITIES

CPS Auto Receivables Trust 1998-4 will issue the following securities under this Prospectus Supplement and the accompanying Prospectus:

    % Asset-Backed Notes, Class A-1 (the 'Class A-1 Notes') in the aggregate original principal amount of $48,500,000.00;

    % Asset-Backed Notes, Class A-2 (the 'Class A-2 Notes') in the aggregate original principal amount of $122,450,000.00; and

    % Asset-Backed Notes, Class A-3 in the aggregate principal amount of $139,050,000.00 (the 'Class A-3 Notes' and, together with the Class A-1 Notes and the Class A-2 Notes, the 'Notes').

The Trust will issue the Notes under an indenture (the 'Indenture'), to be dated November 1, 1998, between the Trust and Norwest Bank Minnesota, National Association, as Indenture Trustee. The aggregate original principal amount of the Notes will be $310,000,000.00. The Notes will be offered for purchase in minimum denominations of $1,000 and integral multiples of $1,000, in book entry form only, through the Depository Trust Company. For more information, read 'Description of the Securities Book-Entry Registration' in the Prospectus. The Trust will also issue certificates that represent interests in the property of the Trust that remains after full payment to you of interest on and principal of the Notes. This Prospectus Supplement and the accompanying Prospectus offer only the Notes.

ISSUER

The issuer of the Notes is CPS Auto Receivables Trust 1998-4 (the 'Trust'). The Trust was formed on September 11, 1998 under a trust agreement between CPS Receivables Corp. (the 'Seller'), a
Delaware corporation that is a wholly-owned, special-purpose subsidiary of Consumer Portfolio Services, Inc. and Bankers Trust (Delaware), as the owner trustee.

The address and telephone number of Consumer Portfolio Services, Inc. are:

     Consumer Portfolio Services, Inc.
     2 Ada
     Irvine, California 92618
     (949) 753-6800

CLOSING DATE

On or about November 20, 1998 (the 'Closing Date').

INDENTURE TRUSTEE

Norwest Bank Minnesota, National Association.

OWNER TRUSTEE

Bankers Trust (Delaware).

TERMS OF THE NOTES

The principal terms of the Notes will be as described below:

PAYMENT DATES

Payments on the Notes will be made on the 15th day of each month or, if the 15th day is not a Business Day under the Indenture, on the next following Business Day (each such day, a 'Payment Date'). The first Payment Date will be December 15, 1998. Payments will be made to holders of record of the Notes as of the close of business on the record date applicable to such Payment Date. The record date for a Payment Date will be the day immediately preceding the Payment Date.

INTEREST RATES

The Class A-1 Notes will bear interest at an annual rate equal to    %. The
Class A-2 Notes will bear interest at an annual rate equal to    %. The Class
A-3 Notes will bear interest at an annual rate equal to    %. Interest on the
Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed from and including the most recent Payment Date on which interest has been paid (or, in the case of the first Payment Date, from and including the Closing Date) to, but excluding, the following Payment Date (each a 'Class A-1 Interest Period'). Interest on the Class A-2 and Class A-3 Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

INTEREST

On each Payment Date, the holders of record of the Class A-1 Notes (the 'Class A-1 Noteholders') as of the related Record Date will be entitled to receive, pro rata, interest for the applicable Class A-1 Interest Period at the Class A-1 Interest Rate on the outstanding principal amount of the Class A-1 Notes at the close of the preceding Payment Date (or, in the case of the Initial Payment Date as of the Closing Date.) On each Payment Date, the holders of record of the Class A-2 Notes (the 'Class A-2 Noteholders') as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of the preceding Payment Date. On each Payment Date, the holders of record of the Class A-3 Notes (the 'Class A-3 Noteholders') as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-3 Interest Rate on the outstanding principal amount of the Class A-3 Notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the Noteholders of record of the Class A-2 Notes and the Class A-3 Notes, respectively, will be an amount equal to the product of (a) the interest rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1998 (calculated as if there are 30 days in each month of the year) and (ii) the denominator of which is 360.

Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the interest rate applicable to such class. See 'Description of the Securities -- Payment of Interest' in this Prospectus Supplement.

PRINCIPAL

Principal of the Notes will be payable on each Payment Date in an amount equal to the sum of (i) the Class A Noteholders' Percentage (as of such Payment Date) of the Principal Distributable Amount and (ii) any principal which was payable in respect of the Notes on a preceding Payment Date but was not so paid. Notwithstanding the foregoing, all outstanding principal and interest with respect to a class of Notes will be payable in full on the Final Scheduled Payment Date for such class of Notes. See 'Description of the Trust
Documents -- Distributions' in this Prospectus Supplement.

The 'Principal Distributable Amount' with respect to a Payment Date will equal the sum of the following amounts (without duplication):

     (a) collections on Receivables (other than Liquidated Receivables) allocable to principal including full and partial prepayments;

     (b) the portion of the purchase amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period and, at the option of the Insurer the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased;

     (c) the Principal Balance of each Receivable that first became a Liquidated Receivable during the preceding Collection Period;

     (d) the aggregate amount of Cram Down Losses with respect to the Receivables that shall have occurred during the preceding Collection Period; and

     (e) any net proceeds from the liquidation of the Trust Assets pursuant to an acceleration of the Notes upon an Event of Default.

On each Payment Date, principal payments on the Notes will be applied, sequentially, to pay principal of the Class A-1 Notes until the outstanding principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the outstanding principal balance of the Class A-2 Notes has been reduced to zero, then to the holders of the Class A-3 Notes until the outstanding principal balance of the Class A-3 Notes has been reduced to zero.

FINAL SCHEDULED PAYMENT DATES

All unpaid principal of and accrued interest on each class of the Notes will be payable in full on the date specified below for such class:

  A-1 Notes: December 1999
  A-2 Notes: January 2002
  A-3 Notes: September 2005

TRUST ASSETS

The primary source of funds to support payments of principal of and interest on the notes will be the trust assets, which will include:

 a pool of retail installment sale contracts consisting of the right to receive payments of interest, principal and other money secured by used and new automobiles, light trucks, vans and minivans;

 the right to receive payments under the installment sale contracts after specified cutoff dates;

 security interests in the automobiles, light trucks, vans and minivans securing the installment sale contracts;

 certain bank accounts and the proceeds thereof, including accounts that will be opened to receive part of the proceeds of this offering and that will be used by the Trust to buy more retail installment sales contracts;

 the right to receive proceeds from claims under, or refunds of unearned premiums from, certain insurance policies and extended service contracts relating to the vehicles financed under the installment sale contracts;

 the rights of CPS Receivables Corp. under the contracts by which it purchases the Trust Assets; and

 certain other property specified herein under 'The Trust Assets.'

THE RECEIVABLES

The retail installment sale contracts to be transferred to the Trust will be secured by new and used automobiles, light trucks, vans and minivans including the rights to all payments received with respect to such contracts after a specified cutoff date. Such installment sale contracts arise from loans originated by automobile dealers, independent finance companies ('IFCs') and deposit institutions ('Deposit Institutions') for assignment to Consumer Portfolio Services, Inc., a California corporation ('CPS') and its affiliates Samco Acceptance Corp., a Delaware corporation ('Samco'), and Linc Acceptance Company LLC, a Delaware limited liability company ('Linc'). The auto loan programs of CPS, Samco and Linc target automobile purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. See 'The Originators' Automobile Contract Portfolio -- General,' 'The Receivables Pool,' 'Risk Factors -- Sub-Prime Obligors' and 'Risk Factors -- Servicing' in this Prospectus Supplement and 'Risk
Factors -- Sub-Prime Obligors' in the Prospectus.

THE INITIAL RECEIVABLES

On the Closing Date, the Trust will acquire retail installment sale contracts (the 'Initial Receivables') having an aggregate principal balance as of October 21, 1998 (the 'Cutoff Date') of approximately $275,647,271.04. For information about the characteristics of the Initial Receivables as of the Cutoff Date, see 'The Receivables Pool' in this Prospectus Supplement.

PRE-FUNDING

In addition to the Initial Receivables, the Trust will (subject to availability and certain conditions) purchase additional retail installment sale contracts (the 'Subsequent Receivables') from the Seller during a period (the 'Funding Period') beginning on the Closing Date and ending not later than February 20, 1999. The Subsequent

Receivables and the Initial Receivables are collectively referred to in this Prospectus Supplement as the 'Receivables.' See 'Description of the Trust Documents -- Sale and Assignment of Receivables' in this Prospectus Supplement.

Subsequent Receivables will be originated under the auto loan programs of CPS, Samco and Linc but, as these programs are modified from time to time due to changes in market conditions or otherwise in the judgment of CPS, Samco or Linc, as applicable, such Subsequent Receivables may be originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. However, CPS believes that the inclusion of the Subsequent Receivables in the pool of Receivables will not materially adversely affect the performance or other characteristics of the pool of Receivables. In addition, following the transfer of Subsequent Receivables to the Trust, the characteristics of the entire pool of Receivables included in the Trust may vary from those of the Initial Receivables. See 'Risk Factors -- Varying Characteristics of Subsequent Receivables' and 'The Receivables Pool' in this Prospectus Supplement.

THE PRE-FUNDING ACCOUNT

The purchase of Subsequent Receivables will be funded from amounts in the Pre-Funding Account. On the Closing Date, the Seller will deposit into the Pre-Funding Account, out of proceeds from the sale of the Notes, the sum of $34,352,728.96. The Funding Period will end earlier than February 20, 1999 if the Pre-Funding Account is reduced to less than $100,000. Until the amounts on deposit in the Pre-Funding Account are used to purchase Subsequent Receivables, they will be invested in certain types of pre-approved investments. Any Pre-Funded Amount remaining at the end of the Funding Period will be payable to the holders of the Notes, pro rata in proportion to the principal balance of each class of Notes, as a prepayment of principal. See 'Description of the Trust Documents -- Sale and Assignment of Receivables' and ' -- Accounts' in this Prospectus Supplement.

INTEREST RESERVE ACCOUNT

In order to provide a source of funds during the Funding Period to cover anticipated shortfalls in interest earnings resulting from the excess of the weighted average interest rate on the Notes over investment earnings on the Pre-Funded Amount, the Indenture Trustee will establish the Interest Reserve Account. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) in the Interest Reserve Account. On each of the December 1998 and January 1999 Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth in this Summary under 'Priority of Payments.'

The 'Requisite Reserve Amount' as of any date during the Funding Period will equal the product of:

      (i)  1/360th of the difference between

           (A) the weighted average of each of the Interest Rates for each class of Notes (based on the outstanding principal amount of each class on such date); and

           (B) the assumed yield (2.5% per annum) of investments of funds in the Pre-Funding Account.

     (ii) the Pre-Funded Amount on such date; and

     (iii) the number of days remaining until the Payment Date in February 1999;

provided that, upon the expiration of the Funding Period, the Requisite Reserve Amount will be zero. See 'Description of the Trust Documents -- Accounts' in this Prospectus Supplement.

SERVICING

After the sale of the Receivables to the Trust, CPS will continue to perform certain administrative services with respect thereto in its capacity as servicer of the Trust. Such services will include, among other things, collection of payments, realization on collateral and monitoring the rate of performance of the Receivables. In return for CPS's services, the Trust will pay a fee to CPS out of the interest payments received by the Trust. On or prior to each Determination Date, CPS will deliver to Loan Servicing Enterprise (the 'Backup Servicer') certain data with respect to the Receivables (in electronic form) used by CPS to perform its obligations as Servicer of the Receivables. The Backup Servicer will confirm that such information is readable by the Backup Servicer's systems and will perform certain other operations and tests with respect to such information. If CPS is terminated or resigns as servicer of the Trust, Norwest Bank Minnesota, National Association, as standby servicer (the 'Standby Servicer') or another entity selected as successor servicer will take over servicing responsibilities for the Trust. See 'Risk Factors -- Termination of CPS as Servicer,' 'Description of the Trust Documents -- Servicing Succession' in this Prospectus Supplement.

PRIORITY OF PAYMENTS

On each Payment Date, the Indenture Trustee shall make the following distributions in the following order of priority:

          (1) to the Standby Servicer, the Standby Fee and all unpaid Standby Fees from prior Collection Periods;

          (2) to the Backup Servicer, the Backup Servicing Fee and all unpaid Backup Servicing Fees from prior Collection Periods;

          (3) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (4) to any successor Servicer, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in becoming the successor Servicer;

          (5) to the Indenture Trustee and the Owner Trustee, pro rata, the Trustee Fees and reasonable out-of-pocket expenses and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses from prior Collection Periods;

          (6) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

          (7) to the Noteholders, the Noteholders' Interest Distributable
     Amount;

          (8) to the Noteholders, the Noteholders' Principal Distributable Amount, plus the Noteholders' Principal Carryover Shortfall, if any;

          (9) to the Insurer, any amounts due under the terms of the Insurance Agreement; and

          (10) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

Amounts distributed on account of the Noteholders' Principal Distributable Amount under priority (8) above will be applied, sequentially, to pay principal of the Class A-1 Notes until the outstanding principal amount of the Class A-1 Notes has been reduced to zero, then to pay principal of the Class A-2 Notes until the outstanding principal amount of the Class A-2 Notes has been reduced to zero, and then to pay principal of the Class A-3 Notes until the outstanding principal amount of the Class A-3 Notes has been reduced to zero.

See 'Description of the Trust Documents -- Distributions -- Priority of Distribution Amounts' in this Prospectus Supplement.

OPTIONAL REDEMPTION

The Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Payment Date on which CPS exercises its option to purchase all the Receivables on or after the last day of any Collection Period on or after which the aggregate principal balance of the Receivables is equal to 10% or less of the sum of (i) the aggregate Cutoff Date principal balance of the Initial Receivables and (ii) the initial Pre-Funded Amount. The redemption price will at least equal the unpaid outstanding principal amount of the Notes, plus accrued and unpaid interest thereon. See 'Description of the Securities -- Optional Redemption' in this Prospectus Supplement.

MANDATORY REDEMPTION

Each class of Notes will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period if any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to all purchases of all Subsequent Receivables on such Payment Date. The aggregate outstanding principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current outstanding principal amount of each class of Notes) of the Pre-Funded Amount on such date. The terms of such a mandatory redemption are described in 'Risk Factors -- Possible Prepayments as a Result of Pre-Funding' in this Prospectus Supplement.

The Notes may be accelerated and subject to immediate payment at par with accrued interest thereon upon the occurrence of an 'Event of Default' under the Indenture. So long as the Insurer is not itself in default, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under an Insurance Agreement, dated as of November 1, 1998. In the case of such an Event of Default and notice by the Insurer, the Notes will automatically be accelerated and subject to immediate payment at par with accrued interest. The Policy does not guarantee payments of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion, to pay such amounts on such accelerated basis in whole or in part, although the Insurer will be required to pay Scheduled Payments under the Policy. See 'Description of the Trust Documents -- Events of Default' in this Prospectus Supplement.

THE POLICY

On the Closing Date, Financial Security Assurance Inc. (the 'Insurer') will issue a financial guaranty insurance policy (the 'Policy') to the Indenture Trustee for the benefit of the Noteholders. Under the terms of the Policy, the Insurer will unconditionally and irrevocably guarantee to the Noteholders payment of:

      --  the Noteholders' Interest Distributable Amount; and

      --  the Noteholders' Principal Distributable Amount

for each Payment Date (collectively, the 'Scheduled Payments'). See 'The Policy' in this Prospectus Supplement.

TAX STATUS
In the opinion of Mayer, Brown & Platt ('Federal Tax Counsel'), for Federal income tax purposes the Notes will be characterized as debt and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a Note, each holder of that Note will agree to treat the Notes as indebtedness for Federal income tax purposes. See 'Federal Income Tax Consequences' in the Prospectus and 'Federal Income Tax Consequences' in this Prospectus Supplement for additional information concerning the application of Federal tax laws to the Trust and the Notes.

MONEY MARKET ELIGIBILITY

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended. A fund should consult with its advisor regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and the fund's investment policies and obectives.

ERISA CONSIDERATIONS

Subject to the considerations discussed under 'ERISA Considerations,' the Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and certain types of Keogh Plans (each of which is referred to as a 'Benefit Plan'). By its acquisition of a Note, each Benefit Plan shall be deemed to represent that its purchase and holding of such Note will be covered by a Department of Labor class exemption. See 'ERISA Considerations' in this Prospectus Supplement.

RATING OF THE NOTES

It is a condition of issuance that the Notes be rated 'AAA' by Standard & Poor's Ratings Services, a Division of The McGraw Hill Companies ('Standard & Poor's'), and 'Aaa' by Moody's Investors Service, Inc. ('Moody's,' and together with Standard & Poor's, the 'Rating Agencies'), on the basis of the issuance of the Policy by the Insurer. A security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning Rating Agency. See 'Risk Factors -- Ratings of the Notes' in this Prospectus Supplement.

                                  RISK FACTORS

     Prospective investors in the Notes should consider the following factors and the additional factors discussed under 'Risk Factors' in the Prospectus:

LIQUIDITY AND CAPITAL RESOURCES OF CPS   The ability of CPS to maintain existing operations (including servicing of retail installment sale contracts in the various securitization trusts serviced by CPS), meet its financial obligations under the Trust
                                         Documents (including repurchasing Receivables as a result of certain breaches of its representations and warranties) and fund future growth depends upon CPS having sufficient liquidity. To a significant degree,
                                         CPS depends for liquidity upon residual cash flow released to the Seller
                                         (and dividended by the Seller to CPS) from the various securitization trusts (including the Trust) serviced by CPS. Such residual cash flow represents amounts generated by the receivables in such securitization trusts in excess of the amount required to pay principal, interest and other expenses in respect of the related asset-backed securities. As a result of a greater deterioration in the performance of the portfolio of
                                         Contracts serviced by CPS than was anticipated at the closing of such securitization trusts, all of such residual cash flow is currently being retained in certain collateral accounts established for the benefit of
                                         Financial Security in connection with its issuance of financial guaranty insurance policies in respect of the asset-backed securities issued through such securitization trusts and for the benefit of the respective trustees for such asset-backed securities. The resulting reduction in the residual cash flow available to be paid to the Seller (and dividended by the Seller to CPS) means that CPS will require additional sources of capital to maintain its existing operations and fund future growth. Consequently, CPS has recently issued $25 million of subordinated notes and implemented a plan to raise additional working capital through further issuances of debt or equity; however, the recent downgrading of CPS's long-term unsecured debt rating to 'CCC' from 'B+'
                                         by Duff & Phelps Credit Rating Co., together with recent declines in the market price of CPS's stock and current market conditions may make it difficult and/or costly for CPS to raise additional capital and there can be no assurance that CPS will be able to do so. Accordingly, although CPS believes that the current capture of residual cash flows will not have a material adverse effect on its ability to maintain existing operations or to perform its obligations under the Trust
                                         Documents or the documents with respect to such other securitization trusts, no assurances can be made to that effect.

SUB-PRIME OBLIGORS                       The Originators' customers generally have marginal credit and fall into one of two categories:

                                                   (1) customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and

                                                   (2) customers with a derogatory credit record including a
                                              history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages.

                                         The average interest rate charged by the Originators to such 'sub-prime borrowers' is generally higher than that charged by commercial banks, financing arms of automobile manufacturers and other traditional sources of consumer auto financing, which typically impose more stringent credit requirements. The payment experience on receivables of Obligors with marginal credit is likely to be different than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside. As a result of the credit profile of the Obligors and the APRs of the Receivables, the historical credit loss and delinquency rates on the Receivables may be higher than those experienced by banks, captive finance companies of automobile manufacturers and other traditional sources of consumer credit. If an Obligor defaults under a Receivable, the only source of repayment may be liquidation proceeds from the related Financed Vehicle. The Financed Vehicles securing the Receivables will consist primarily of used vehicles which are likely to have a liquidation value substantially below the amount financed by the related
                                         Receivable.

TERMINATION OF CPS AS SERVICER           The servicing of receivables of customers with marginal credit requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflects in part its trained staff and collection procedures. If CPS is removed or resigns as Servicer, the
                                         Standby Servicer or the Backup Servicer (or another entity approved as successor Servicer) will assume the obligations of successor Servicer under the Sale and Servicing Agreement. See 'Description of the Trust
                                         Documents -- Rights Upon Servicer Termination Event' in this Prospectus
                                         Supplement. There can be no assurance, however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer. CPS's appointment as Servicer may be terminated under the following circumstances:

                                                   (1) the rights and obligations of the Servicer automatically terminate each March 31, June 30, September 30 and December 31 unless renewed by the Insurer for successive quarterly periods; the
                                              Insurer will agree to grant continuous renewals so long as (i) no
                                              Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the Insurer (the
                                              'Insurance Agreement') has occurred;

                                                   (2) the Insurer may terminate CPS's appointment as Servicer upon the occurrence of an Insurance Agreement Event of Default
                                              (under the Insurance Agreement or any other insurance agreement under which Financial Security

                                              has issued or issues in the future a financial guaranty insurance policy in respect of securities issued by a trust for which CPS is the Servicer); the events constituting an Insurance Agreement Event of Default may be modified, amended or waived by Financial Security without prior notice to or consent of the Indenture Trustee or any
                                              Noteholder. See 'Description of the Trust Documents -- Servicer
                                              Termination Events;' and

                                                   (3) CPS may resign as Servicer under the circumstances
                                              specified in the Sale and Servicing Agreement.

CHANGES IN DELINQUENCY AND LOAN LOSS     Although CPS has calculated and presented in this Prospectus Supplement
  EXPERIENCE                             its net loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loan loss experience of the
                                         Trust with respect to the Receivables will be better or worse than that set forth herein with respect to CPS's servicing portfolio. See 'The
                                         Originators' Automobile Contract Portfolio -- Delinquency and Loss
                                         Experience' in this Prospectus Supplement. Although credit history on
                                         Samco's and Linc's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio.

FINAL SCHEDULED PAYMENT DATES OF THE     The Final Scheduled Payment Date for each class of Notes, which is
  NOTES                                  specified on the cover page of this Prospectus Supplement, is the date by which the principal thereof is required to be fully paid. The Final
                                         Scheduled Payment Date for each class of Notes has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled
                                         Payment Date without the necessity of a claim on the Policy. However, because (i) some prepayments of the Receivables are likely and (ii)
                                         certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled
                                         Payment Date, the actual payment of any class of Notes likely will occur earlier, and could occur significantly earlier, than such class's Final
                                         Scheduled Payment Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes will be earlier than such class's Final Scheduled Payment Date.

POSSIBLE PREPAYMENTS AS A RESULT OF      If the principal amount of eligible Receivables originated by CPS, Samco
  PRE-FUNDING                            and Linc during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates. To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust during the Funding Period, the Noteholders will receive a prepayment of principal in an amount equal to their pro rata share
                                         (based on the current outstanding principal

                                         amount of each class of Notes) of any remaining Pre-Funded Amount following the purchase of any Subsequent Receivables on such Payment
                                         Date. It is anticipated that the principal amount of Subsequent
                                         Receivables sold to the Trust will not be exactly equal to the original
                                         Pre-Funded Amount and, therefore, there will be at least a nominal amount of principal prepaid to the Noteholders and Certificateholders.

                                         The Seller will not be able to convey Subsequent Receivables to the
                                         Trust unless CPS, Samco and Linc generate such Subsequent Receivables.
                                         There can be no assurance that CPS, Samco or Linc will continue to generate receivables that satisfy the criteria set forth in the related
                                         Purchase Agreement at the same rate as in recent months or that the
                                         Insurer, in its sole and absolute discretion, will approve any such transfer of Subsequent Receivables. If, during the Funding Period, CPS,
                                         Samco and Linc do not generate and transfer sufficient Subsequent
                                         Receivables to the Seller, the Seller will not be able to sell sufficient Subsequent Receivables to the Trust. This will result in a partial prepayment of the Notes as described in the immediately preceding paragraph.

VARYING CHARACTERISTICS OF SUBSEQUENT    Each Subsequent Receivable must satisfy the eligibility criteria
  RECEIVABLES                            specified in the Purchase Agreement. However, Subsequent Receivables may
                                         have been originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. See 'The Receivables Pool' in this Prospectus Supplement.

LACK OF PERFECTED SECURITY INTERESTS IN  Due to the administrative burden and expense, the certificates of title
  FINANCED VEHICLES                      to the Financed Vehicles securing the Receivables will not be marked, amended or reissued to reflect the assignment of the Receivables to the
                                         Seller by CPS, Samco or Linc, as applicable, nor will the certificates of title to any of the Financed Vehicles (including those securing the
                                         Samco Receivables and the Linc Receivables) be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. To the extent the security interest of CPS, Samco or Linc is perfected, the
                                         Trust will have a prior claim over subsequent purchasers of such
                                         Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS, Samco or Linc, and therefore the
                                         Trust, could face claims superior in right to, or lose the priority of, its security interest in a Financed Vehicle. None of CPS, the Seller nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an
                                         Obligor under a Receivable results in claims which are superior to, or loss of the priority of, the security interest in such Financed Vehicle after the Closing

                                         Date. See 'Certain Legal Aspects of the Receivables -- Security Interest
                                         in Vehicles' in the Prospectus.

LIMITED ASSETS                           The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and amounts on deposit in certain accounts held by the Indenture Trustee on behalf of the Noteholders. The Notes represent obligations solely of the
                                         Trust and are not obligations of, and will not be insured or guaranteed by, the Seller, the Servicer, the Indenture Trustee or any other person or entity except for the guaranty provided with respect to the Notes by the Insurer under the Policy, as described herein. Although the Policy will be available on each Payment Date to cover shortfalls in distributions of the Noteholders' Distributable Amount on such Payment
                                         Date, in case of an Insurer Default, the Noteholders must rely on the collections on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trust not having perfected security interests in the Financed Vehicles in certain circumstances, may materially affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders on a current basis. See 'Credit Enhancement,'
                                         'Description of the Securities -- Payment of Principal,' ' -- Payment of
                                         Interest' and 'The Insurer' herein.

                                         The Pre-Funding Account and the Interest Reserve Account will only be maintained until the end of the Funding Period. The Pre-Funded Amount on
                                         deposit in the Pre-Funding Account will be used solely to purchase
                                         Subsequent Receivables and is not available to cover losses on the
                                         Receivables. The Interest Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide substantial protection against losses on the Receivables. See 'Credit Enhancement'
                                         and 'The Insurer' herein.

GEOGRAPHIC CONCENTRATION                 As of the Cutoff Date, 17.84% of the Initial Receivables by Principal
                                         Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the
                                         Receivables. See 'The Receivables Pool' in this Prospectus Supplement.

YEAR 2000 COMPUTER ISSUE                 Many computer systems in use today employ software which was designed and developed using two digits, rather than four, to specify and store the year. As a result, such systems will recognize the year 2000 as
                                         '00'. This could cause many computer applications to fail completely or create erroneous results unless corrective measures are taken. The
                                         Servicer utilizes some software and related computer hardware technologies essential to its operations that will be affected by the
                                         Year 2000 issue. CPS has made changes and enhancements to its internal computer systems which it believes are sufficient to make all of its computer systems Year 2000 compliant;

                                         however, if additional changes or enhancements are required, the expense associated with such actions could be material. In addition, there can be no assurance that CPS's financial results will not be adversely affected if one or more of the companies which provides services to CPS is materially adversely affected by the Year 2000 issue.

RATINGS OF THE NOTES                     The ratings of the Notes are based primarily on the rating of the
                                         Insurer. Upon an Insurer Default, the rating on the Notes may be lowered or withdrawn entirely. If any rating initially assigned to the Notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

                             FORMATION OF THE TRUST

     The Trust is a business trust formed under the laws of the State of Delaware under the Trust Agreement. Before the sale and assignment of the Trust Assets to the Trust, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business other than:

          (1) acquiring, holding and managing the Receivables, the other assets of the Trust and any proceeds thereof,

          (2) issuing the Notes and the Certificates,

          (3) making payments in respect of the Notes and the Certificates and

          (4) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

     The Trust will issue the Notes and the Certificates to or at the direction of the Seller in exchange for the Receivables and the other Trust Assets. The Seller will use the proceeds of the initial sale of the Notes to purchase the Initial Receivables from the Originators and to fund the Initial Spread Account Deposit, the Pre-Funding Account and the Interest Reserve Account (described under 'Description of the Trust Documents -- Accounts' in this Prospectus Supplement). The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than as described in the immediately preceding paragraph, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

THE OWNER TRUSTEE

     Bankers Trust (Delaware) is the Owner Trustee under the Trust Agreement. Bankers Trust (Delaware) is a Delaware banking corporation and its principal offices are located at 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266. The Owner Trustee will perform limited administrative functions under the Trust Agreement.

THE INDENTURE TRUSTEE

     Norwest Bank Minnesota, National Association is the Indenture Trustee under the Indenture. It is a national banking association and its principal offices are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-1054.

                                THE TRUST ASSETS

The Trust Assets will include:

          (1) retail installment sale contracts on used and new automobiles, light trucks, vans and minivans between dealers (the 'Dealers'), IFCs or Deposit Institutions and retail purchasers (the 'Obligors') and certain monies received thereunder after the Cutoff Date (with respect to Initial Receivables) or after the applicable Subsequent Cutoff Date (with respect to Subsequent Receivables);

          (2) amounts held from time to time in one or more trust accounts established and maintained by the Indenture Trustee under the Sale and Servicing Agreement (see 'Description of the Trust Documents -- Accounts' in this Prospectus Supplement);

          (3) amounts held from time to time in the Pre-Funding Account or the Interest Reserve Account;

          (4) the rights of the Seller under the Purchase Agreements, including all right, title and interest of the Seller in and to each purchase agreement under which Subsequent Receivables are transferred by the Originators to the Seller (each a 'Subsequent Purchase Agreement');

          (5) security interests in the Financed Vehicles;

          (6) the rights of CPS, Samco and Linc to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors;

          (7) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering Financed Vehicles or Obligors;

          (8) the fully executed original of each Receivable, any agreements modifying any Receivable and the original certificate of title for each Financed Vehicle (or other evidence of title); and

          (9) any and all proceeds of the foregoing.

In addition, the Seller will cause the Insurer to issue the Policy for the benefit of the Noteholders.

                                THE ORIGINATORS

CPS

     CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ('Contracts'). CPS specializes in Contracts with borrowers ('Sub-Prime Borrowers') who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems. For the twelve-month period ended December 31, 1997, CPS had assets of approximately $225,895,000, net income of approximately $18,532,000 and shareholders' equity of approximately $42,261,000 (audited). For the six-month period ended June 30, 1998, CPS had assets of approximately $438,727,000, net income of approximately $11,528,000 and shareholders' equity of approximately $42,304,000 (unaudited). CPS's principal executive offices are located at 2 Ada, Irvine, California 92718; telephone (949) 753-6800.

SAMCO

     In March 1996, CPS formed Samco, an 80 percent-owned subsidiary based in Dallas, Texas. Samco's business plan is to provide CPS's sub-prime auto finance products to rural areas through IFCs. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a dealer marketing representative is most likely to be based. The principal executive offices of Samco are located at 8150 N. Central Expressway, Dallas, Texas 75206; telephone (800) 544-8802.

LINC

     In May 1996, CPS formed Linc, an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan provides sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions. CPS believes that such institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers. The principal executive offices of Linc are located at One Selleck Street, Norwalk, Connecticut 06855; telephone (203) 831-8300. For further information regarding the Seller and CPS, see 'The Seller and CPS' in the Prospectus.

                                   THE SELLER

     The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized to purchase automobile retail installment sale contracts from CPS and its subsidiaries and to transfer the receivables to third parties. The principal executive offices of the Seller are located at 2 Ada, Irvine, California 92718; telephone (949) 753-6800.

                 THE ORIGINATORS' AUTOMOBILE CONTRACT PORTFOLIO

GENERAL

     On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through September 30, 1998, CPS had purchased $2.26 billion of Contracts from Dealers and sold $1.92 billion of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

     CPS has relationships and is party to Dealer Agreements with over 4,000 dealerships located in 42 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,395. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

     CPS purchases Contracts from Dealers with the intent to resell them. CPS has also purchased Contracts from third parties that have been originated by others (although it has not done so since July 31, 1995). Before the issuance of the Notes, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collections on the Contracts, such as certain late fees, prepayment charges and other administrative fees and similar charges. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS.

     Samco employees call on IFCs primarily in the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives (except that Samco discontinued marketing its First Time Buyer Program on March 31, 1998 and its Delta Program on September 30, 1998). CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Samco purchases contracts from the IFCs after Samco's credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts that CPS purchases from Dealers. Samco purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, Samco generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by Samco. Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. In the year ended December 31, 1997, Samco purchased 2,306 Contracts with original balances totaling $26.2 million. In the nine months ended September 30, 1998, Samco purchased 4,099 Contracts with original balances totaling $48.6 million.

     In May 1996, CPS formed Linc, an 80 percent-owned subsidiary based in Norwalk, Connecticut. Linc's business plan is to provide CPS's sub-prime auto finance products to deposit institutions such as banks, thrifts and credit unions ('Deposit Institutions'). CPS believes that such Deposit Institutions do not generally make loans to sub-prime borrowers even though they may have relationships with automobile Dealers who sell vehicles to sub-prime borrowers and may have sub-prime borrowers as deposit customers.

     Linc's employees call on various Deposit Institutions and present them with a financing program that is similar to CPS's Alpha Program (as defined below). The Linc program is intended to result in a slightly more creditworthy borrower than CPS's Standard Program by requiring slightly higher income and lower debt-to-income ratios than CPS requires under its Standard Program. Linc's customers may offer its financing program to borrowers directly or to local Dealers. Linc typically purchases Contracts at par, without a fee to the Deposit Institution. Servicing and collection procedures on Contracts are performed entirely by CPS using the same personnel, procedures and systems as CPS uses for its own programs. In the year ended December 31, 1997, Linc purchased 678 Contracts with original balances totaling $8.9 million. In the nine months ended September 30, 1998, Linc purchased 1,465 Contracts with original balances totaling $19.5 million.

UNDERWRITING

     As of the date of this Prospectus Supplement, CPS markets its services to Dealers under four programs: the CPS Standard Program (the 'Standard Program'), the CPS Alpha Program (the 'Alpha Program'), the CPS Delta Program (the 'Delta Program') and the CPS Super Alpha Program (the 'Super Alpha Program'). Certain of the Receivables (including Receivables that will be included as Subsequent Receivables) were originated in accordance with CPS's First Time Buyer Program (the 'First Time Buyer Program'), which CPS discontinued as of September 30, 1998. In addition, Samco offers IFCs essentially the same programs that CPS offers to Dealers (except that Samco discontinued marketing its First Time Buyer Program on March 31, 1998 and its Delta Program on September 30, 1998). Linc offers only its program (the 'Linc Program') to Deposit Institutions. CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Linc Program guidelines are designed for applicants with slightly better credit than applicants under the Alpha Program and include requirements such as higher income and lower debt ratio as compared to the Alpha Program guidelines. The Super Alpha Program guidelines are more stringent than any other CPS program in categories such as advance rate, age of collateral, credit history and stability. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The discontinued First Time Buyer Program guidelines were designed to accommodate applicants who had not previously had significant credit. Applicants under the First Time Buyer Program were required to meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, down payment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 11% of the received applications.

     CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with the underwriting standards used by CPS in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

     Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the service contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

     The minimum down payment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The down payment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum down payment required, with the proven manufacturer's rebate constituting the remainder of the down payment. CPS believes that the relatively high down payment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.

     Before purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS's computerized system for ongoing monitoring.

     As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to CPS's computerized records. If a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been canceled before its expiration date, a letter is generated to advise the obligor of its obligation to continue to provide insurance. If no action is taken by the obligor to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments. Further, CPS does not maintain a 'VSI' or blanket insurance policy which would cover any such uninsured vehicles. As such, in the event of damage to an uninsured vehicle that the Obligor is unwilling or unable to have repaired, the value of the vehicle as collateral for a Contract may be diminished or lost entirely.

     Samco offers to IFCs financing programs which are essentially identical to those offered by CPS. Samco discontinued its First Time Buyer Program effective March 31, 1998 and its Delta Program effective September 30, 1998. The IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to Samco,

Samco credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. Samco purchases Contracts from the IFC after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Before CPS purchases a Contract from Samco, CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

     Linc offers to Deposit Institutions financing programs which are similar to CPS's Alpha Program. Unlike Samco, which has employees who evaluate applications and make decisions to purchase Contracts, applications for Contracts to be purchased by Linc are submitted by the Deposit Institution directly to CPS, where the approval, underwriting and purchase procedures are performed by CPS staff who work with Linc as well as with the Dealers to which CPS markets its programs.

SERVICING AND COLLECTIONS

     CPS's servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

     Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS's services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS's computerized records. Under the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

     If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high-penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading 'Description of the Trust Documents -- Servicing Procedures' in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

     On April 1, 1997, CPS established a satellite collection facility in Chesapeake, Virginia. The 16,000 square foot facility was opened with 35 staff dedicated solely to collections. As of September 30, 1998, the Chesapeake facility had more than 130 collectors. The Chesapeake facility is on-line with CPS's automated collection system at its headquarters in Irvine, California. Chesapeake staff have been trained by Irvine collection management personnel at both the Chesapeake facility and at CPS's headquarters. Irvine collection management has the ability to allocate the collection workload between the two facilities as well as monitor the effectiveness of the collection effort by office and individual collector. CPS expects to add resources to both collection locations as its servicing portfolio grows.

     Servicing and collection procedures on Contracts owned by Samco and Linc are performed by CPS at its headquarters in Irvine, California and at its Chesapeake, Virginia collection facility. However, Samco may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

DELINQUENCY AND LOSS EXPERIENCE

     Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994, under the Alpha Program in April 1995, under the Linc Program in December 1996 and under the Super Alpha Program in December 1997. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat higher than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program, the Linc Program and the Super Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Certain of the Receivables (including Receivables that will be included as Subsequent Receivables) were originated in accordance with CPS's First Time Buyer Program, which CPS discontinued as of September 30, 1998. Before the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be somewhat higher than under the Standard Program. CPS began servicing Contracts originated by Samco in March 1996 and Linc in November 1996. Certain of the Receivables (including Receivables that will be included as Subsequent Receivables) were originated in accordance with Samco's First Time Buyer Program, which Samco discontinued on March 31, 1998, or in accordance with Samco's Delta Program, which Samco discontinued on September 30, 1998. Although credit history on Samco's and Linc's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco and Linc will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables or any other isolated group of receivables from the CPS portfolio would be comparable to CPS's experience as shown in the following tables. In particular, the delinquency and loan loss experience described above should be considered in light of the average maturity of the receivables in each of the respective periods shown, which reflect the addition of new receivables in such periods. CPS's experience, and the experience of the non-prime auto finance industry as a whole, has been that the rate of losses and delinquencies for non-prime motor vehicle installment sale contracts generally will increase for a period following origination before levelling and declining as such contracts approach maturity. Accordingly, the annual loss and delinquency rates reflected in the following table would be higher but for the effect of recently originated contracts which exhibit relatively low loss and delinquency rates early in their terms. Following the Funding Period, the rate of losses and delinquencies on the Receivables pool as a whole will likely increase and exceed the rates reflected in the following table for the period during which the median age of the Receivables approximates the aging of non-prime motor vehicle retail installment sale contracts during their period of maximum expected losses and delinquencies.

                       CONSUMER PORTFOLIO SERVICES, INC.
                             DELINQUENCY EXPERIENCE

                                DECEMBER 31, 1994          DECEMBER 31, 1995          DECEMBER 31, 1996
                             ------------------------   ------------------------   ------------------------
                             NUMBER OF                  NUMBER OF                  NUMBER OF
                               LOANS        AMOUNT        LOANS        AMOUNT        LOANS        AMOUNT
                             ---------   ------------   ---------   ------------   ---------   ------------

Portfolio(1)...............    14,235    $203,879,000     27,113    $355,965,000     47,187    $604,092,000
Period of Delinquency(2)
    31-60 days.............       243       3,539,000        909      11,520,000      1,801      22,099,000
    61-90 days.............        68       1,091,000        203       2,654,000        724       9,068,000
    91 + days..............        56         876,000        272       3,899,000        768       9,906,000
                             ---------   ------------   ---------   ------------   ---------   ------------
Total Delinquencies........       367       5,506,000      1,384      18,073,000      3,293      41,073,000
Amount in
  Repossession(3)..........       271       3,759,000        834      10,151,000      1,168      14,563,000
                             ---------   ------------   ---------   ------------   ---------   ------------
Total Delinquencies and
  Amount in
  Repossession(4)..........       638    $  9,265,000      2,218    $ 28,224,000      4,461    $ 55,636,000
                             ---------   ------------   ---------   ------------   ---------   ------------
                             ---------   ------------   ---------   ------------   ---------   ------------
Delinquencies as a Percent
  of the Portfolio.........     2.58%           2.70%      5.10%           5.08%      6.98%           6.80%
Repo Inventory as Percent
  of the Portfolio.........     1.90%           1.84%      3.08%           2.85%      2.48%           2.41%
                             ---------   ------------   ---------   ------------   ---------   ------------
Total Delinquencies and
  Amount in
  Repossession as a
  Percent of Portfolio.....     4.48%           4.54%      8.18%           7.93%      9.45%           9.21%
                             ---------   ------------   ---------   ------------   ---------   ------------
                             ---------   ------------   ---------   ------------   ---------   ------------

                                 DECEMBER 31, 1997
                              ------------------------      SEPTEMBER 30, 1997          SEPTEMBER 30, 1998
                              NUMBER                     ------------------------   --------------------------
                                OF                       NUMBER OF                  NUMBER OF
                               LOANS        AMOUNT         LOANS        AMOUNT        LOANS         AMOUNT
                              -------   --------------   ---------   ------------   ---------   --------------
Portfolio(1)...............   83,414    $1,031,573,000     73,296    $917,499,000    135,318    $1,638,947,000
Period of Delinquency(2)
    31-60 days.............    3,092        36,609,000      2,291      27,883,000      3,662        42,821,000
    61-90 days.............    1,243        15,303,000      1,127      13,770,000      1,462        17,245,000
    91 + days..............    1,393        17,869,000      1,099      14,171,000      1,366        16,131,000
                              -------   --------------   ---------   ------------   ---------   --------------

Total Delinquencies........    5,728        69,781,000      4,517      55,824,000      6,490        76,197,000
Amount in
  Repossession(3)..........    1,977        24,463,000      1,509      19,126,000      2,653        30,762,000
                              -------   --------------   ---------   ------------   ---------   --------------

Total Delinquencies and
  Amount in
  Repossession(4)..........    7,705    $   94,244,000      6,026    $ 74,950,000      9,143    $  106,959,000
                              -------   --------------   ---------   ------------   ---------   --------------
                              -------   --------------   ---------   ------------   ---------   --------------

Delinquencies as a Percent
  of the Portfolio.........    6.87%             6.76%      6.16%           6.08%      4.80%             4.65%
Repo Inventory as Percent
  of the Portfolio.........    2.37%             2.37%      2.06%           2.08%      1.96%             1.88%
                              -------   --------------   ---------   ------------   ---------   --------------

Total Delinquencies and
  Amount in
  Repossession as a
  Percent of Portfolio.....    9.24%             9.14%      8.22%           8.17%      6.76%             6.53%
                              -------   --------------   ---------   ------------   ---------   --------------
                              -------   --------------   ---------   ------------   ---------   --------------


------------

(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS contin ues to service.

(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

(4) Amounts shown do not include Contracts which are less than 31 days delinquent.

                       CONSUMER PORTFOLIO SERVICES, INC.
                    NET CREDIT LOSS/REPOSSESSION EXPERIENCE

                                                                                                    NINE MONTHS     NINE MONTHS
                                         YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED       ENDED           ENDED
                                          DECEMBER     DECEMBER 31,   DECEMBER 31,   DECEMBER 31,    SEPTEMBER     SEPTEMBER 30,
                                          31, 1994         1995           1996           1997         30, 1997          1998
                                         -----------   ------------   ------------   ------------   ------------   --------------

Average Amount Outstanding During the
  Period(1)............................. $98,916,991   $221,926,489   $395,404,669   $703,100,136   $650,038,380   $1,224,715,743
Average Number of Loans Outstanding
  During the Period.....................       9,171         20,809         36,998         65,189         60,209          111,854
Number of Repossessions.................         669          2,018          3,145          6,007          3,868            7,282
Gross Charge-Offs(2).................... $ 3,166,408   $ 11,658,461   $ 23,296,775   $ 46,649,521   $ 31,667,629   $   67,050,510
Recoveries(3)........................... $   347,519   $  1,028,378   $  2,969,143   $  5,534,823   $  3,656,833   $    7,936,879
Net Losses.............................. $ 2,818,889   $ 10,630,083   $ 20,327,632   $ 41,114,698   $ 28,010,796   $   59,113,631
Annualized Repossessions as a Percentage
  of Average Number of Loans
  Outstanding...........................       7.29%          9.70%          8.50%          9.21%          8.57%            8.68%
Annualized Net Losses as a Percentage of
  Average Amount Outstanding............       2.85%          4.79%          5.14%          5.85%          5.75%            6.44%

------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Delinquent Contracts for which the related Financed Vehicle has been repossessed are generally charged off no later than the month in which the proceeds from the sale of the Financed Vehicle were received. The amount charged off is the remaining principal balance of the Contract, after the application of the net proceeds from the liquidation of the Financed Vehicle. With respect to delinquent Contracts for which the related Financed Vehicle has not been repossessed, the remaining principal balance thereof is generally charged off no later than the 150th day after delinquency. In any case, amounts charged off do not include accrued and unpaid interest.

(3) Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.

RECENT DEVELOPMENTS

     LITIGATION. On June 30, 1997, CPS was served with summons and counterclaim in the bankruptcy court for the Northern District of Illinois in connection with the Chapter 13 bankruptcy of obligors Madeline and Darryl Brownlee, of Chicago, Illinois. The obligors seek class-action treatment of their allegation that the cost of an extended service contract on the automobile they purchased was inadequately disclosed by Joe Cotton Ford of Carol Stream, Illinois, the automobile dealer who sold them their car. The disclosure is alleged to violate the Federal Truth in Lending Act and Illinois consumer protection statutes. The obligors' claim is directed against both the dealer for making the allegedly improper disclosures and against CPS as holder of the purchase contract. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees. The court has not yet ruled on the obligors' request for class-action treatment. On September 15, 1998, the Brownlees filed an amended pleading withdrawing their Truth-in-Lending Act claims against CPS. The only remaining claim against CPS arises under an Illinois state consumer protection statute. On October 16, 1998, CPS moved the Court to dismiss that cause of action for failure to state a claim upon which relief could be granted. That motion is pending.

     CPS intends to dispute the above-described litigation vigorously and believes that it has meritorious defenses to each claim made by those obligors. Nevertheless, the outcome of any litigation is uncertain, and there is the possibility that damages could be assessed against CPS in amounts that could be material. It is management's opinion that the above-described litigation will not have a material adverse effect on CPS's consolidated financial position, results of operations or liquidity.

     In another proceeding, arising out of efforts to collect a deficiency balance from Joseph Barrios of Chicago, Illinois, the debtor has brought suit against CPS alleging defects in the notice given upon repossession of the vehicle. This lawsuit was filed on February 18, 1998 in the circuit court of Cook County, Illinois. Barrios, represented by the same law firm as the Brownlee obligors, seeks class-action treatment of his allegation that notice of a fifteen-day period to reinstate his Contract was misleading, in that it did not refer to an alleged right to redeem collateral up to the date of sale. The relief sought is damages in an unspecified amount, plus costs of suit and attorney's fees. On May 12, 1998, CPS filed a motion to dismiss all claims asserted against it. Instead of responding to that motion, the plaintiff filed an Amended Complaint. Following the filing of that Amended Complaint, the parties engaged in settlement discussions. Those settlement discussions have resulted in an agreement in principle which CPS believes will resolve the litigation without any material adverse effect upon the Receivables or CPS's financial condition.

     Although the receivables relating to the above litigation matters are not included in the Receivables Pool, if the request for class action status is granted in either case, Receivables in the Receivables Pool could become subject to the litigation. Furthermore, the existence of such litigation, or an adverse decision in such litigation, could encourage similar actions to be brought involving Receivables in the Receivables Pool. If an Obligor has a claim against the Trust as a result of a violation of law relating to a Receivable and such claim materially and adversely affects the Trust's interest in such Receivable, such a violation will constitute a breach of the representations and warranties of CPS and will create an obligation of CPS to repurchase such Receivable unless the breach is cured. In addition, CPS will be required to indemnify the Indenture Trustee, the Owner Trustee, the Insurer, the Trust and the Noteholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel which may be asserted against or incurred by any of them as a result of a third party claim arising out of events or facts giving rise to such breach. See 'Description of the Trust Documents -- Sale and Assignment of Receivables' in this Prospectus Supplement.

     LIQUIDITY AND CAPITAL RESOURCES OF CPS. As discussed above in 'Risk
Factors -- Liquidity and Capital Resources of CPS', deterioration in the performance of the portfolio of Contracts serviced by CPS has resulted in a reduction of the residual cash flow available to be paid to the Seller from the various securitization trusts serviced by CPS. As a result, CPS will require capital from sources other than such residual cash flows to maintain its existing operations and fund future growth. In response, CPS recently issued $25 million of subordinated notes and has implemented a plan to raise additional working capital through further issuance of debt or equity; however, as discussed above in 'Risk Factors -- Liquidity and Capital Resources of CPS', it may be difficult and/or costly for CPS to raise additional capital and there can be no assurance that it will succeed in doing so. See 'Risk Factors -- Liquidity and Capital Resources of CPS.'

                              THE RECEIVABLES POOL

     As of the Cutoff Date, each Initial Receivable had an outstanding principal balance of not more than $28,648.00, an annual percentage rate ('APR') of not less than 14.9%, and a scheduled maturity not later than September 27, 2004. Each Subsequent Receivable will have a scheduled maturity not later than February 20, 2005. As of the Cutoff Date, or the applicable Subsequent Cutoff Date, respectively, each Receivable:

      -- had or will have an Obligor whose billing address is in the United
         States;

      -- had or will have an original term of not more than 72 months;

      -- provides or will provide for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract);

      -- had or will have a remaining maturity of 72 months or less as of the Cutoff Date; and

      -- is not, or will not be, more than 30 days past due.

     As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor:

      -- did not (or, in the case of Subsequent Receivables, will not) have any material past due credit obligations or any repossessions or garnishments of property within one year before the date of application, unless such amounts have been repaid or discharged through bankruptcy;

      -- was not (or, in the case of Subsequent Receivables, will not be) the subject of any bankruptcy or insolvency proceeding that is not discharged; and

      -- had not been (or, in the case of Subsequent Receivables, will not be) the subject of more than one bankruptcy proceeding.

     The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by date of origination, distribution by original term, distribution by model year, distribution by original principal balance of the Initial Receivables as of the Cutoff Date, distribution by new or used Financed Vehicle, distribution by program and distribution by Originator are set forth in the following tables.

                            COMPOSITION OF THE INITIAL RECEIVABLES AS OF THE CUTOFF DATE
--------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED          WEIGHTED
            WEIGHTED                  AGGREGATE        NUMBER OF       AVERAGE         AVERAGE           AVERAGE
          AVERAGE APR                 PRINCIPAL       RECEIVABLES     PRINCIPAL       REMAINING         ORIGINAL
         OF RECEIVABLES                BALANCE          IN POOL        BALANCE      TERM (MONTHS)     TERM (MONTHS)
--------------------------------------------------------------------------------------------------------------------
            20.273%                $275,647,271.04       21,655      $12,729.03         55.87             57.84

    GEOGRAPHIC DISTRIBUTION OF THE INITIAL RECEIVABLES AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
STATE(1)                                          PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

California.....................................     $  49,162,651             17.84%              3,649          16.85%
Florida........................................        19,542,047              7.09               1,534           7.08
North Carolina.................................        19,017,293              6.90               1,402           6.47
Texas..........................................        17,858,921              6.48               1,330           6.14
Alabama........................................        14,414,665              5.23               1,169           5.40
Louisiana......................................        14,689,050              5.33               1,123           5.19
Pennsylvania...................................        13,106,003              4.75               1,068           4.93
Illinois.......................................        11,509,257              4.18                 974           4.50
Michigan.......................................        12,060,952              4.38                 949           4.38
Tennessee......................................         9,217,662              3.34                 767           3.54
New York.......................................         8,814,736              3.20                 764           3.53
Georgia........................................         7,675,234              2.78                 601           2.78
South Carolina.................................         7,087,634              2.57                 543           2.51
Maryland.......................................         6,219,831              2.26                 483           2.23
Ohio...........................................         5,914,067              2.15                 519           2.40
Hawaii.........................................         5,395,962              1.96                 437           2.02
Indiana........................................         5,280,390              1.92                 439           2.03
Washington.....................................         5,162,084              1.87                 401           1.85
New Jersey.....................................         4,813,649              1.75                 391           1.81
Nevada.........................................         4,445,212              1.61                 355           1.64
Mississippi....................................         4,354,700              1.58                 328           1.51
Minnesota......................................         4,304,191              1.56                 340           1.57
Virginia.......................................         3,989,081              1.45                 311           1.44
Kentucky.......................................         3,407,701              1.24                 294           1.36
All Others(2)..................................        18,204,298              6.59               1,484           6.85
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(3)         100.00%(4)          21,655         100.00%(4)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Based on billing address of Obligor.

(2) No other state represents a percentage of the aggregate Principal Balance as of the Initial Cutoff Date in excess of one percent.

(3) Balances may not add up to total because of rounding.

(4) Percentages may not add up to 100% because of rounding.

      DISTRIBUTION OF THE INITIAL RECEIVABLES BY APR AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
APR RANGE                                         PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

14.000 - 14.999................................     $   1,092,858              0.40%                 57           0.26%
15.000 - 15.999................................         1,541,278              0.56                  97           0.45
16.000 - 16.999................................         3,218,518              1.17                 186           0.86
17.000 - 17.999................................        16,675,808              6.05               1,137           5.25
18.000 - 18.999................................        44,511,587             16.15               3,187          14.72
19.000 - 19.999................................        49,475,528             17.95               3,497          16.15
20.000 - 20.999................................        39,340,439             14.27               3,018          13.94
21.000 - 21.999................................        67,465,147             24.48               5,572          25.73
22.000 - 22.999................................         7,460,666              2.71                 626           2.89
23.000 - 23.999................................        19,439,082              7.05               1,782           8.23
24.000 - 24.999................................        24,235,143              8.79               2,365          10.92
25.000 - 25.999................................         1,071,986              0.39                 116           0.54
26.000 - 26.999................................             9,718              0.00                   1           0.00
27.000 - 27.999................................            56,886              0.02                   7           0.03
28.000 - 28.999................................             5,619              0.00                   1           0.00
29.000 - 29.999................................            30,475              0.01                   4           0.02
30.000 - 30.999................................            16,532              0.01                   2           0.01
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

DISTRIBUTION OF THE INITIAL RECEIVABLES BY REMAINING TERM TO SCHEDULED MATURITY
                             AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
REMAINING TERM TO SCHEDULED MATURITY              PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

11 - 15 months.................................     $       1,896              0.00%                  1           0.00%
16 - 20 months.................................            56,070              0.02                  10           0.05
21 - 25 months.................................           544,220              0.20                 100           0.46
26 - 30 months.................................         1,046,763              0.38                 147           0.68
31 - 35 months.................................         5,498,261              1.99                 703           3.25
36 - 40 months.................................         3,822,231              1.39                 409           1.89
41 - 45 months.................................         7,551,034              2.74                 767           3.54
46 - 50 months.................................        15,490,042              5.62               1,500           6.93
51 - 55 months.................................        17,660,332              6.41               1,467           6.77
56 - 60 months.................................       220,400,859             79.96              16,365          75.57
61 - 65 months.................................           210,977              0.08                  12           0.06
66 - 70 months.................................         1,673,337              0.61                  87           0.40
71 - 72 months.................................         1,691,252              0.61                  87           0.40
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

         DISTRIBUTION OF THE INITIAL RECEIVABLES BY DATE OF ORIGINATION
                             AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
DATE OF ORIGINATION                               PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

November 1997..................................     $      27,840              0.01%                  2           0.01%
December 1997..................................            38,436              0.01                   3           0.01
January 1998...................................            46,107              0.02                   4           0.02
February 1998..................................           137,239              0.05                  11           0.05
March 1998.....................................            85,258              0.03                   7           0.03
April 1998.....................................           493,188              0.18                  42           0.19
May 1998.......................................         2,829,146              1.03                 231           1.07
June 1998......................................        53,794,958             19.52               4,301          19.86
July 1998......................................       107,322,757             38.93               8,443          38.99
August 1998....................................        90,865,054             32.96               7,066          32.63
September 1998.................................        20,007,288              7.26               1,545           7.13
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

   DISTRIBUTION OF INITIAL RECEIVABLES BY ORIGINAL TERM TO SCHEDULED MATURITY
                             AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
ORIGINAL TERM TO SCHEDULED MATURITY               PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

21 - 25 months.................................     $     602,185              0.22%                111           0.51%
26 - 30 months.................................         1,024,118              0.37                 144           0.66
31 - 35 months.................................             9,910              0.00                   1           0.00
36 - 40 months.................................         5,673,328              2.06                 722           3.33
41 - 45 months.................................         5,102,676              1.85                 540           2.49
46 - 50 months.................................        20,992,237              7.62               2,068           9.55
51 - 55 months.................................        17,183,485              6.23               1,434           6.62
56 - 60 months.................................       221,483,766             80.35              16,449          75.96
66 - 70 months.................................           210,977              0.08                  12           0.06
71 - 72 months.................................         3,364,589              1.22                 174           0.80
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

   DISTRIBUTION OF THE INITIAL RECEIVABLES BY MODEL YEAR OF FINANCED VEHICLE
                             AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
MODEL YEAR                                        PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

1990...........................................     $     343,947              0.12%                 48           0.22%
1991...........................................         2,140,388              0.78                 290           1.34
1992...........................................         4,397,664              1.60                 512           2.36
1993...........................................        10,742,363              3.90               1,129           5.21
1994...........................................        26,456,850              9.60               2,428          11.21
1995...........................................        64,984,383             23.58               5,348          24.70
1996...........................................        69,009,167             25.04               5,234          24.17
1997...........................................        54,958,726             19.94               4,026          18.59
1998...........................................        41,421,737             15.03               2,576          11.90
1999...........................................         1,192,046              0.43                  64           0.30
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

     DISTRIBUTION OF THE INITIAL RECEIVABLES BY ORIGINAL PRINCIPAL BALANCE
                             AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
RANGE OF ORIGINAL PRINCIPAL BALANCES              PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

$     0.00 -  5,000.99.........................     $     526,149              0.19%                128           0.59%
$ 5,001.00 - 10,000.99.........................        36,533,535             13.25               4,467          20.63
$10,001.00 - 15,000.99.........................       143,398,480             52.02              11,724          54.14
$15,001.00 - 20,000.99.........................        69,667,326             25.27               4,160          19.21
$20,001.00 - 25,000.99.........................        24,502,152              8.89               1,136           5.25
$25,001.00 - 30,000.00.........................         1,019,630              0.37                  40           0.18
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

    DISTRIBUTION OF THE INITIAL RECEIVABLES BY NEW OR USED FINANCED VEHICLE
                             AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
VEHICLE TYPE                                      PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

New............................................     $  31,336,042             11.37%              1,926           8.89%
Used...........................................       244,311,229             88.63              19,729          91.11
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

          DISTRIBUTION OF THE INITIAL RECEIVABLES BY FINANCING PROGRAM
                             AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
FINANCING PROGRAM                                 PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

Super Alpha....................................     $  10,363,350              3.76%                647           2.99%
Alpha..........................................       144,587,294             52.45              10,902          50.34
Standard.......................................        78,100,087             28.33               6,327          29.22
Delta..........................................        21,564,566              7.82               1,878           8.67
First Time Buyer...............................        14,440,120              5.24               1,399           6.46
Linc...........................................         6,591,854              2.39                 502           2.32
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

  DISTRIBUTION OF THE INITIAL RECEIVABLES BY ORIGINATOR AS OF THE CUTOFF DATE

                                                                          PERCENT OF                         PERCENT OF
                                                      AGGREGATE            AGGREGATE           NUMBER OF      NUMBER OF
ORIGINATOR                                        PRINCIPAL BALANCE    PRINCIPAL BALANCE      RECEIVABLES    RECEIVABLES
-----------------------------------------------   -----------------    -----------------      -----------    -----------

CPS............................................     $ 256,332,177             92.99%             20,081          92.73%
Samco..........................................        12,723,240              4.62               1,072           4.95
Linc...........................................         6,591,854              2.39                 502           2.32
                                                  -----------------         -------           -----------    -----------
     Total.....................................     $ 275,647,271(1)         100.00%(2)          21,655         100.00%(2)
                                                  -----------------         -------           -----------    -----------
                                                  -----------------         -------           -----------    -----------

------------

(1) Balances may not add up to total because of rounding.

(2) Percentages may not add up to 100% because of rounding.

RULE OF 78'S RECEIVABLES AND SIMPLE INTEREST RECEIVABLES

     As of the Cutoff Date, approximately 15.76% of the aggregate Principal Balance of the Initial Receivables provide for allocation of payments according to the 'sum of periodic balances' or 'sum of monthly payments' method, similar to the 'Rule of 78's' ('Rule of 78's Receivables') and approximately 84.24% of the aggregate Principal Balance of the Initial Receivables provide for allocation of payments according to the 'simple interest' method ('Simple Interest Receivables'). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the 'Rule of 78's'. A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled Payment Date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a 'refund' or 'rebate' will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to 'unearned' add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, instead of receiving a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining Scheduled Receivable Payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

     The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ('Actuarial Receivables'). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated under the actuarial method) will not be passed through to Noteholders but will be paid to the Servicer as additional servicing compensation.

                              YIELD CONSIDERATIONS

     All of the Receivables can be prepaid at any time without charge. (For this purpose 'prepayments' include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors. For example, an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See 'Risk Factors -- Nature of Obligors; Servicing' in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders and Certificateholders. See also 'Description of the Securities -- Optional Redemption' in this Prospectus Supplement regarding the Servicer's option to purchase the Receivables and redeem the Notes when the aggregate Principal Balance of the Receivables is less than or equal to 10% or less of the sum of (i) the aggregate Principal Balance of the Initial Receivables as of the Cutoff Date and (ii) the initial Pre-Funded Amount (the sum of (i) and (ii), the 'Original Pool Balance'). See also 'Description of the Securities -- Mandatory Redemption' in this Prospectus Supplement regarding the acceleration of the Notes after the occurrence of an Event of Default.

                       POOL FACTORS AND OTHER INFORMATION

     The 'Pool Balance' at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments received from Obligors with respect to such Collection Period, all payments and Purchase Amounts (as defined herein) remitted by CPS or the Servicer (if the Servicer should be any entity other than CPS) for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The 'Class A-1 Pool Factor' is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-1 Notes as a fraction of the initial principal balance of the Class A-1 Notes. The Class A-1 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-1 Pool Factor will decline to reflect reductions in the principal balance of the Class A-1 Notes. Therefore, if you are a Class A-1 Noteholder, your share of the principal balance of the Class A-1 Notes is the product of
(1) the original denomination of your Note and (2) the Class A-1 Pool Factor. The 'Class A-2 Pool Factor' is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-2 Notes as a fraction of the initial principal balance of the Class A-2 Notes. The Class A-2 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Pool Factor will decline to reflect reductions in the principal balance of the Class A-2 Notes. Therefore, if you are a Class A-2 Noteholder, your share of the principal balance of the Class A-2 Notes is the product of (1) the original denomination of your Note and (2) the Class A-2 Pool Factor. The 'Class A-3 Pool Factor' is a seven-digit decimal which the Servicer will compute each month indicating the principal balance of the Class A-3 Notes as a fraction of the initial principal balance of the Class A-3 Notes. The Class A-3 Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-3 Pool Factor will decline to reflect reductions in the principal balance of the Class A-3 Notes. Therefore, if you are a Class A-3 Noteholder, your share of the principal balance of the Class A-3 Notes is the product of (1) the original denomination of your Note and (2) the Class A-3 Pool Factor.

     Under the Indenture, the Noteholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Pool Factors and various other items of information. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See 'Description of the Trust -- Documents Statements to Noteholders' in this Prospectus Supplement.

                                USE OF PROCEEDS

     The Seller will use the net proceeds of the sale of the Notes to purchase the CPS Receivables from CPS, the Samco Receivables from Samco, the Linc Receivables from Linc and to fund the Pre-Funding Account and the Interest Reserve Account. CPS, Samco and Linc will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts, including the repayment of certain amounts owed by CPS under certain warehouse loans or other interim financing arrangements which have been used to fund the acquisition of the Receivables. Certain of the net proceeds of the sale of the Notes will be used by CPS to reduce the outstanding indebtedness of CPS under a warehouse lending arrangement among CPS Warehouse Corp., as borrower, Variable Funding Capital Corporation ('VFCC'), as lender, CPS, as servicer, certain investors named therein, the Underwriter, as deal agent, and First Union National Bank ('FUNB') as liquidity agent and collateral agent. VFCC and FUNB are affiliates of the Underwriter.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Notes will be issued under the terms of the Indenture, and the Certificates will be issued under the terms of the Trust Agreement. We have filed forms of the Indenture and the Trust Agreement as exhibits to the Registration Statement.

     The Notes initially will be represented by notes registered in the name of Cede as the nominee of The Depository Trust Company ('DTC'), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to 'holders' or 'Noteholders' and to authorized denominations, when used with respect to the Notes, shall reflect the rights of beneficial owners of the Notes ('Note Owners'), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See 'Registration of Notes' in this Prospectus Supplement.

PAYMENT OF INTEREST

     On each Payment Date, the Class A-1 Noteholders as of the related Record Date will be entitled to receive, pro rata, interest for the applicable Class A-1 Interest Period at the Class A-1 Interest Rate, on the outstanding principal balance of the Class A-1 Notes as of the close of the preceding Payment Date (or, in the case of the Initial Payment Date, as of the Closing Date.) On each Payment Date, the Class A-2 Noteholders as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-2 Interest Rate on the outstanding principal amount of the Class A-2 Notes at the close of the preceding Payment Date. On each Payment Date, the Class A-3 Noteholders as of the related record date will be entitled to receive, pro rata, thirty (30) days of interest at the Class A-3 Interest Rate on the outstanding principal amount of the Class A-3 Notes at the close of the preceding Payment Date. Nevertheless, on the initial Payment Date, the interest payable to the Noteholders of record of the Class A-2 Notes and the Class A-3 Notes, respectively, will be an amount equal to the product of (a) the Interest Rate applicable to such class of Notes, (b) the initial principal amount of such class of Notes and (c) a fraction (i) the numerator of which is the number of days from and including the Closing Date to and including December 14, 1998 (assuming that there are 30 days in each month of the year) and (ii) the denominator of which is 360. Interest on the Notes which is due but not paid on any Payment Date will be payable on the next Payment Date together with, to the extent permitted by law, interest on such unpaid amount at the interest rate applicable to such class. See 'Description of the Trust
Documents -- Distributions' in this Prospectus Supplement.

PAYMENT OF PRINCIPAL

     Principal of the Notes will be payable on each Payment Date in an amount equal to the Noteholders' Principal Distributable Amount for the related Collection Period. The 'Noteholders' Principal Distributable Amount' is equal to the Class A Noteholders' Percentage (as of each Payment Date) multiplied by the Principal Distributable Amount.

     On each Payment Date, the amounts distributed on account of the Noteholders' Principal Distributable Amount will be applied, sequentially, to pay principal of the Class A-1 Notes until the principal balance of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the principal balance of the Class A-2 Notes has been reduced to zero, and then to the holders of the Class A-3 Notes until the principal balance of the Class A-3 Notes has been reduced to zero.

MANDATORY REDEMPTION

     Each class of Notes will be redeemed in part on the Payment Date on or immediately following the last day of the Funding Period if any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent

Receivables, including any such purchase on such date (a 'Mandatory Redemption'). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class' pro rata share (based on the respective outstanding principal amount of each class of Notes) of the remaining Pre-Funded Amount on such date (such class's 'Note Prepayment Amount').

     The Policy does not guarantee payment of the Note Prepayment Amounts, although the Policy does guarantee payment of all unpaid principal and accrued interest in respect of a class of Notes on the respective Final Scheduled Payment Date for such class. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts will be paid.

     The Notes may be accelerated and subject to immediate payment at par with accrued interest thereon upon the occurrence of an 'Event of Default' under the Indenture. So long as the Insurer is not itself in default, an Event of Default under the Indenture will occur only upon delivery by the Insurer to the Indenture Trustee of notice of the occurrence of certain events of default under an Insurance Agreement, dated as of November 1, 1998. In the case of such an Event of Default and notice by the Insurer, the Notes will automatically be accelerated and subject to immediate payment at par with accrued interest and, so long as an Insurer Default shall not have occurred and be continuing, the Insurer will have the right (but not the obligation) to direct the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. The Policy does not guarantee payments of any amounts that become due on an accelerated basis, unless the Insurer elects, in its sole discretion to pay such amounts on such accelerated basis in whole or in part. However, following the occurrence of any Event of Default and acceleration of the Notes, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes in excess thereof, plus accrued interest. See 'Description of the Trust Documents -- Events of Default' and 'The Policy' herein.

OPTIONAL REDEMPTION

     To avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase all remaining Receivables from the Trust (with the consent of the Insurer if such purchase and redemption would result in a claim under the Policy or if any amount owing to the Insurer or on the Notes would remain unpaid). The Servicer (or its successor) may exercise this repurchase option on or after the last day of any month on or after which the then outstanding Pool Balance is equal to 10% or less of the Original Pool Balance at a price equal to at least the aggregate of the unpaid principal amount of the Notes plus accrued and unpaid interest as of such last day. Exercise of this right will result in the early retirement of the Notes. Upon declaration of an optional redemption, the Indenture Trustee will give written notice of termination to each Noteholder of record. The final distribution to any Noteholder will be made only upon surrender and cancellation of such holder's Note at the office or agency of the Indenture Trustee specified in the notice of termination. If the Indenture Trustee has taken certain measures to locate a Noteholder, and such measures have failed, the Indenture Trustee will distribute the remaining funds otherwise payable to the Noteholder to The American Red Cross.

                             REGISTRATION OF NOTES

     The Notes will initially be registered in the name of Cede & Co. ('Cede'), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ('Participants') and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     If you are acquiring beneficial ownership interests in the Notes, you may hold the Notes directly though DTC if you are a Participant, or you may hold your interest indirectly through organizations which are Participants. Your ownership of a book-entry note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains your account for that purpose. In turn, the Financial Intermediary's ownership of such book-entry note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant). See 'Description of the Securities -- Book-Entry Registration' in the Prospectus.

                       DESCRIPTION OF THE TRUST DOCUMENTS

     The following summary describes certain terms of the Purchase Agreements, the Sale and Servicing Agreement, the Indenture and the Trust Agreement (together, the 'Trust Documents'). We have filed forms of the Trust Documents as exhibits to the Registration Statement. We will file a copy of the final Trust Documents with the Commission following the issuance of the Securities. Because this is a summary of the Trust Documents, it does not contain all this information that may be important to you. You should read the Trust Documents in their entirety if you require complete information regarding their contents.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or before the Closing Date, the Seller will purchase from Samco under the Samco Purchase Agreement, without recourse (except as provided in the Samco Purchase Agreement) Samco's entire interest in the Samco Receivables, together with Samco's security interests in the related Financed Vehicles. On or before the Closing Date, the Seller will purchase from Linc under the Linc Purchase Agreement, without recourse (except as provided in the Linc Purchase Agreement) Linc's entire interest in the Linc Receivables, together with Linc's security interests in the related Financed Vehicles. On or before the Closing Date, the Seller will purchase from CPS under the CPS Purchase Agreement, without recourse, except as provided in the CPS Purchase Agreement, CPS's entire interest in the CPS Receivables, together with CPS's security interests in the related Financed Vehicles. At the time of issuance of the Notes, the Seller will sell and assign to the Trust, without recourse, except as provided in the Sale and Servicing Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the related Purchase Agreement. The Indenture Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Securities to the Seller in exchange for the Receivables. The Seller will sell the Notes to the Underwriter. See 'Underwriting' in this Prospectus Supplement.

     In the CPS Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (1) the information provided in the CPS Purchase Agreement with respect to the Receivables (including, without limitation, the Samco Receivables and the Linc Receivables) is correct in all material respects; (2) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with the normal requirements of CPS, Samco or Linc, as applicable; (3) at the date of issuance of the Securities, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers, IFCs or Deposit Institutions have been asserted or threatened; (4) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the related Financed Vehicle in favor of CPS, Samco or Linc; and
(5) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects the interest of the Trust, the Indenture Trustee or the Insurer, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Noteholders, the Insurer, the Owner Trustee or the Indenture Trustee for any such uncured breach. However, CPS will be required to indemnify the Owner Trustee, the Indenture Trustee, the Insurer, the Trust and the Noteholders against all costs, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them, as a result of third party claims arising out of events or facts giving rise to such breach.

     Following the Closing Date, under the Sale and Servicing Agreement, the Seller will be obligated, subject only to the availability thereof, to sell, and the Trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, additional Receivables (the 'Subsequent Receivables') originated by CPS or Samco under its auto loan programs and acquired by the Seller from CPS or Samco from time to time during the Funding Period (as defined below), having an aggregate Principal Balance (as of the related Subsequent Cutoff Date) equal to approximately $34,352,728.96. Subsequent Receivables will be conveyed to the Trust on dates specified by the Seller (each date on which Subsequent Receivables are conveyed being referred to as a 'Subsequent Closing Date') occurring during the Funding Period. After any Subsequent Closing Date, the Trust Assets will include payments, other than payments under the Policy, received with respect to the related Subsequent Receivables conveyed to the Trust on such Subsequent Closing Date after the cutoff date designated by the Seller with respect to such Subsequent Receivables (such date designated by the Seller, the 'Subsequent Cutoff Date'). See 'Description of the Trust Documents -- Sale and Assignment of Receivables' herein. On each Subsequent Closing Date, subject to the conditions set forth in the Trust Documents, the Trust shall purchase from the Seller, the Subsequent Receivables to be transferred to the Trust on such Subsequent Closing Date.

     Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others:

          (1) each such Subsequent Receivable satisfies the eligibility criteria specified in the related Purchase Agreement;

          (2) the Insurer (so long as no Insurer Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust;

          (3) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust, together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff
     Date): (a) the weighted average APR of such Receivables will not be less than a specified percentage below the weighted average APR of the Initial Receivables on the Cutoff Date, (b) the weighted average remaining term of such Receivables will be within a range of a certain number of months, (c) not more than a specified percentage of the principal balances of such Receivables will represent used Financed Vehicles and (d) not more than a specified percentage of the principal balances of such Receivables which may have an APR in excess of a specified percentage, and the Trust, the Indenture Trustee, the Owner Trustee and the Insurer shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through
     (d) above;

          (4) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables);

          (5) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, Insurer and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and

          (6) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and Insurer in writing that, following the addition of all such Subsequent Receivables, each of the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes will be rated 'Aaa' by Moody's and 'AAA' by Standard & Poor's.

     Subsequent Receivables may have been originated by CPS at a later date using credit criteria different from the criteria applied with respect to the Initial Receivables. See 'Risk Factors -- Varying Characteristics of Subsequent Receivables' and 'The Receivables Pool' herein.

     On or before the Closing Date, or each Subsequent Closing Date, the related Contracts will be delivered to the Indenture Trustee as custodian, and the Indenture Trustee then will maintain physical possession of the Receivables except as may be necessary for the servicing of the Receivables by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's, Samco's and Linc's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ('UCC') financing statements reflecting such sales and assignments will be filed. See 'Formation of the Trust' in this Prospectus Supplement and 'Certain Legal Aspects of the Receivables' in the Prospectus.

ACCOUNTS

     On or prior to the next billing period after the Cutoff Date (or related Subsequent Cutoff Date, as applicable), the Servicer will notify each Obligor to make payments with respect to the Receivables after the Cutoff Date (or related Subsequent Cutoff Date, as applicable) directly to a post office box in the name of the Seller for the benefit of the Noteholders and the Insurer (the 'Post Office Box'). On each Business Day, Bank of America, as the lock-box processor (the 'Lock-Box Processor'), will transfer any such payments received in the Post Office Box to a segregated lock-box account at Bank of America National Trust and Savings Association (the 'Lock-Box Bank') in the name of the Seller for the benefit of the Noteholders and the Insurer (the 'Lock-Box Account'). See 'Description of the Trust Documents -- Payments on Receivables' in the Prospectus. The Indenture Trustee will also establish and maintain initially with itself one or more accounts (collectively, the 'Collection Account') in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer. Within two Business Days of receipt of funds into the Lock-Box Account, the Servicer is required to direct the Lock-Box Bank to effect a transfer of funds from the Lock-Box Account to the Collection Account. If, however, any Obligors send their payments to the Servicer instead of the Lock-Box Processor, then on the first Business Day after the Servicer receives any such payments, it will deposit those payments in the Lock-Box Account or the Collection Account. The Indenture Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, from which all distributions with respect to the Notes will be made (the 'Note Distribution Account').

     The Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Notes. The Pre-Funded Amount will initially equal $34,352,728.96 and, during the Funding Period, will be reduced by the Principal Balances of all Subsequent Receivables purchased by the Trust from time to time in accordance with the provisions of the Sale and Servicing Agreement.

     The Seller expects that the Pre-Funded Amount will be reduced to less than $100,000 by the February 1999 Payment Date, although no assurances can be given that this will happen. If any

Pre-Funded Amount remains at the end of the Funding Period, such amount will be distributed as a partial prepayment to the Noteholders as described above under ' -- Mandatory Prepayment' and ' -- Mandatory Redemption.'

     The Indenture Trustee will also establish and maintain an account (the 'Interest Reserve Account') in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) in the Interest Reserve Account. On each of the December 1998 and January 1999 Payment Dates, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution in accordance with the priorities set forth under the heading 'Description of the Trust Documents -- Distributions -- Priority of Distribution Amounts.'

DISTRIBUTIONS

     Priority of Distribution Amounts. On the earlier of (i) the seventh Business Day of each calendar month and (ii) the fifth Business Day preceding the Payment Date occurring in such calendar (each such date, a 'Determination Date') the Servicer will instruct the Indenture Trustee to make the following distributions from the Total Distribution Amount in the following order of priority:

          (1) to the Standby Servicer, the Standby Fee and all unpaid Standby Fees from prior Collection Periods;

          (2) to the Backup Servicer, the Backup Servicing Fee and all unpaid Backup Servicing Fees from prior Collection Periods;

          (3) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

          (4) to any successor Servicer, to the extent not previously paid by the predecessor Servicer under the Sale and Servicing Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in becoming the successor Servicer;

          (5) to the Indenture Trustee and the Owner Trustee, pro rata, the fees payable thereto for services under the Indenture and the Trust Agreement (the 'Trustee Fees') and reasonable out-of-pocket expenses thereof (including counsel fees and expenses), and all unpaid Trustee Fees and unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods;

          (6) to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Payment Date;

          (7) to the Noteholders, the Noteholders' Interest Distributable
     Amount;

          (8) to the Noteholders, the Noteholders' Principal Distributable Amount, plus the Noteholders' Principal Carryover Shortfall, if any;

          (9) to the Insurer, any amounts due to the Insurer under the terms of the Insurance Agreement; and

          (10) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

     Amounts distributed on account of the Noteholders' Principal Distributable Amount under priority (8) above will be applied, sequentially, to pay principal of the Class A-1 Notes until the outstanding principal amount of the Class A-1 Notes has been reduced to zero, then to the holders of the Class A-2 Notes until the outstanding principal amount of the Class A-2 Notes has been reduced to zero, and then to the holders of the Class A-3 Notes until the outstanding principal amount of the Class A-3 Notes has been reduced to zero.

     Determination of Total Distribution Amount. The 'Total Distribution Amount' for a Payment Date will be the sum of the following amounts with respect to the preceding Collection Period:

          (1) all collections on Receivables;

          (2) all proceeds received during the related Collection Period with respect to Receivables that became Liquidated Receivables during such related Collection Period, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ('Liquidation Proceeds');

          (3) proceeds from Recoveries with respect to Liquidated Receivables;

          (4) earnings on investments of funds in the Collection Account during the related Collection Period;

          (5) on the December 1998 and January 1999 Payment Dates any amounts in excess of the Requisite Reserve Amount withdrawn from the Interest Reserve Account; and

          (6) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

     The Insurer shall at any time, and as often as it chooses, with respect to a Payment Date, have the option (but shall not be required, except as required under the Policy) to deliver amounts to the Indenture Trustee for deposit into the Collection Account for any of the following purposes:

 to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Payment Date;

 to distribute as a component of the Noteholders' Principal Distributable Amount to the extent that the principal balance of the Notes as of the Determination Date preceding such Payment Date exceeds the Pool Balance as of such Determination Date; or

 to include such amount as part of the Total Distribution Amount for such Payment Date to the extent that without such amount a draw would be required to be made on the Policy.

     'Liquidated Receivable' means a Receivable (1) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (2) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (3) as to which an Obligor has failed to make more than 90% of a Scheduled Receivable Payment of more than ten dollars for 120 (or, if the related Financed Vehicle has been repossessed, 210) or more days as of the end of a Collection Period, or (4) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

     'Purchase Amount' means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including all accrued and unpaid interest and interest to the end of the month of purchase.

     'Recoveries' means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

     Calculation of Distributable Amounts. On each Payment Date, the Noteholders will receive the Noteholders' Distributable Amount. The 'Noteholders' Distributable Amount' for a Payment Date will equal the sum of:

          (1) the 'Noteholders' Principal Distributable Amount,' consisting of the Class A Noteholders' Percentage of the Principal Distributable Amount; plus

          (2) the Noteholders' Principal Carryover Shortfall; and

          (3) the Noteholders' Interest Distributable Amount.

     On the Class A-1 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will at least equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-1 Notes. On the Class A-2 Final Scheduled Payment Date, the

Noteholders' Principal Distributable Amount will equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-2 Notes. On the Class A-3 Final Scheduled Payment Date, the Noteholders' Principal Distributable Amount will equal an amount sufficient to pay in full the then outstanding principal amount of the Class A-3 Notes.

     'Class A Noteholders' Percentage' will be 100% until the Notes have been paid in full.

     'Class A-1 Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the excess of the Class A-1 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-1 Noteholders' Interest Distributable Amount.

     'Class A-1 Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-1 Noteholder's Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate through the current Payment Date.

     'Class A-1 Noteholders' Monthly Interest Distributable Amount' means an amount equal to the product of (i) the Class A-1 Interest Rate, (ii) the outstanding principal balance of the Class A-1 Notes as of the close of the preceding Payment Date (or, in the case of the initial Payment Date, as of the Closing Date) after giving effect to all distributions on account of principal on such preceding Payment Date and (iii) a fraction, the numerator of which is the actual number of days elapsed in the applicable Class A-1 Interest Period and the denominator of which is 360.

     'Class A-2 Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the excess of the Class A-2 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-2 Noteholders' Interest Distributable Amount.

     'Class A-2 Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-2 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate through the current Payment Date.

     'Class A-2 Noteholders' Monthly Interest Distributable Amount' means

          (a) for the first Payment Date, an amount equal to the product of (i) the Class A-2 Interest Rate, (ii) the initial outstanding principal amount of the Class A-2 Notes and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including December 14, 1998 (assuming that there are 30 days in each month of the year) and (ii) the denominator of which is 360; and

          (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-2 Interest Rate and (ii) the outstanding principal amount of the Class A-2 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

     'Class A-3 Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the excess of the Class A-3 Noteholders' Interest Distributable Amount for the preceding Payment Date over the amount that was actually deposited in the Note Distribution Account on such preceding Payment Date on account of the Class A-3 Noteholders' Interest Distributable Amount.

     'Class A-3 Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of the Class A-3 Noteholders' Monthly Interest Distributable Amount for such Payment Date and the Class A-3 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-3 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-3 Interest Rate through the current Payment Date.

     'Class A-3 Noteholders' Monthly Interest Distributable Amount' means

          (a) for the first Payment Date, an amount equal to the product of (i) the Class A-3 Interest Rate, (ii) the initial outstanding principal amount of the Class A-3 Notes and (iii) a fraction, the numerator of which is the number of days from and including the Closing Date to and including December 14, 1998 (assuming that there are 30 days in each month of the year) and (ii) the denominator of which is 360; and

          (b) for any Payment Date after the first Payment Date, an amount equal to the product of (i) one-twelfth of the Class A-3 Interest Rate and (ii) the outstanding principal amount of the Class A-3 Notes as of the close of the preceding Payment Date (after giving effect to all distributions on account of principal on such preceding Payment Date).

     'Cram Down Loss' means, with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring Scheduled Payments to be made on a Receivable, an amount equal to such reduction in Principal Balance of such Receivable or the reduction in the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date such order is entered.

     'Noteholders' Interest Carryover Shortfall' means, with respect to any Payment Date, the aggregate of the Class A-1 Noteholders' Interest Carryover Shortfall, the Class A-2 Noteholders' Interest Carryover Shortfall and the Class A-3 Noteholders' Interest Carryover Shortfall on such Payment Date.

     'Noteholders' Interest Distributable Amount' means, with respect to any Payment Date, the sum of (a) the Noteholders' Monthly Interest Distributable Amount for such Payment Date, (b) the Class A-1 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-1 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-1 Interest Rate through the current Payment Date, (c) the Class A-2 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-2 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-2 Interest Rate through the current Payment Date, and (d) the Class A-3 Noteholders' Interest Carryover Shortfall for such Payment Date, plus interest on such Class A-3 Noteholders' Interest Carryover Shortfall, to the extent permitted by law, at the Class A-3 Interest Rate through the current Payment Date.

     'Noteholders' Monthly Interest Distributable Amount' means, with respect to any Payment Date, the sum of (i) the Class A-1 Noteholders' Monthly Interest Distributable Amount for such Payment Date, (ii) the Class A-2 Noteholders' Monthly Interest Distributable Amount for such Payment Date and (iii) the Class A-3 Noteholders' Monthly Interest Distributable Amount for such Payment Date.

     'Principal Balance' of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Receivable Payments received on or before such day allocable to principal of such Receivable using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Receivable Payments received on or before such day allocable to principal of such Receivable using the simple interest method;
(iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of such Receivable.

     'Scheduled Receivable Payment' means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer under the Sale and Servicing Agreement or any rescheduling of payments in any insolvency or similar proceedings).

THE SPREAD ACCOUNT

     As part of the consideration for the issuance of the Policy, the Seller has agreed to establish with Norwest Bank Minnesota, National Association (in such capacity, the 'Collateral Agent') an account (the 'Spread Account') for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders. Any portion of the Total Distribution Amount remaining on any Payment Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Indenture Trustee, the Owner Trustee, any successor Servicer and the Collateral Agent and all amounts owing to the Insurer on such date and all principal and interest payments due to the Noteholders on such Payment Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Insurer and the Indenture Trustee on behalf of the Noteholders. If on any Payment Date, the Total Distribution Amount is insufficient to pay all distributions required to be made on such day under priorities (1) through (9) under 'Priority of Distribution Amounts,' then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Payment Date under such priorities (1) through (9).

     Amounts on deposit in the Spread Account on any Payment Date which (after all payments required to be made on such Payment Date and distributions to be made in accordance with the Master Spread Account Agreement have been made) are in excess of the requisite amount determined from time to time in accordance with certain portfolio performance tests agreed upon by the Insurer and the Seller as a condition to the issuance of the Policy (such requisite amount, the 'Requisite Amount') will be released to or at the direction of the Seller on such Payment Date.

     So long as no Insurer Default shall have occurred and be continuing, the Insurer will be entitled to exercise in its sole discretion all rights under the master spread account agreement among the Seller, the Insurer, the Indenture Trustee and the Collateral Agent (the 'Master Spread Account Agreement') with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Indenture Trustee or the Noteholders for the exercise of such rights. The Insurer (so long as an Insurer Default shall not have occurred and be continuing) may, with the written consent of CPS, the Seller and the Collateral Agent but without the consent of the Indenture Trustee or any Noteholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement (including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account). Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the Insurer as described above, you should not rely on amounts in the Spread Account for payments of principal or interest on the Notes.

EVENTS OF DEFAULT

     Unless an Insurer Default shall have occurred and be continuing, 'Events of Default' under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if the Insurer shall have delivered to the Indenture Trustee a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. An 'Insurance Agreement Indenture Cross Default' may result from:

  a demand for payment under the Policy;

  an Insolvency Event;

 the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

 the sum of the Total Distribution Amount with respect to any Payment Date plus the amount (if any) available from certain collateral accounts maintained for the benefit of the Insurer is less than the sum of the amounts described in clauses (1) through (9) under 'Description of the Trust Documents -- Distributions -- Priority of Distribution Amounts' herein; and

 any failure to observe or perform in any material respect any other covenants, representation, warranty or agreements of the Trust in the Indenture, any certificate or other writing delivered in connection therewith, which failure continues for 30 days after written notice of such failure or incorrect representation or warranty has been given to the Trust and the Indenture Trustee by the Insurer.

     If such an Event of Default occurs and the Insurer gives notice of acceleration, then, so long as an Insurer Default shall not have occurred and be continuing, the Notes shall become due and payable at par with accrued interest thereon. In such event, the Insurer will have the right, but not the obligation, to instruct the Indenture Trustee to liquidate the Trust Assets, in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default, and to distribute the proceeds of such liquidation in accordance with the terms of the Indenture. Following the occurrence of any Event of Default and acceleration of the Notes, the Indenture Trustee will continue to submit claims as necessary under the Policy for any shortfalls in the Scheduled Payments on the Notes, except that the Insurer, in its sole discretion, may elect to pay all or any portion of the outstanding amount of the Notes in excess thereof, plus accrued interest thereon. See 'The Policy' and 'Description of the Securities -- Mandatory Prepayment' herein.

     If an Insurer Default has occurred and is continuing, 'Events of Default' will consist of the following events set forth in the Indenture:

 a default for five days or more in the payment of any interest on the Notes;

 a default for five days or more in the payment of the principal of the Notes when the same becomes due and payable;

  a default in

   -- the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture,

   -- any representation or warranty made by the Trust in the Indenture,

   -- any certificate delivered in connection with the Indenture, or such certificate having been incorrect as of the time made and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days (or such longer period not in excess of 90 days as is reasonably necessary to cure such default) after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or

 certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

     Upon the occurrence of an Event of Default, and so long as an Insurer Default has occurred and is continuing the Indenture Trustee or the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of Notes representing at least a majority of the principal amount of the Notes then outstanding. The Indenture Trustee may also institute proceedings to collect amounts due or foreclose on the Trust Assets, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables. If the Indenture Trustee has the right to liquidate the Trust Estate while an Insurer Default has occurred and is continuing, the Indenture Trustee will nevertheless be prohibited from selling the related Receivables following an Event of Default unless (i) the holders of all the outstanding Notes consent to the sale or (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of the sale.

STATEMENTS TO NOTEHOLDERS

     On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder of record as of the close of business on the applicable Record Date and each Rating Agency that is currently rating the Notes a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable:

          (1) the amount of the distribution allocable to principal of each class of Notes;

          (2) the amount of the distribution allocable to interest on each class of Notes;

          (3) the Pool Balance and the Pool Factor for each class of Notes as of the close of business on the last day of the preceding Collection Period;

          (4) the aggregate principal balance of each class of Notes and the Certificates as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (1) above;

          (5) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Payment Date;

          (6) the amount of the Class A-1 Noteholders' Interest Carryover Shortfall, Class A-2 Noteholders' Interest Carryover Shortfall, Class A-3 Noteholders' Interest Carryover Shortfall and Noteholders' Principal Carryover Shortfall on such Payment Date and the change in such amounts from those on the prior Payment Date;

          (7) the amount paid to the Noteholders under the Policy or from the Spread Account for such Payment Date;

          (8) the amount distributable to the Insurer on such Payment Date;

          (9) the aggregate amount in the Spread Account and the change in such amount from the previous Payment Date;

          (10) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making Scheduled Receivable Payments for (a) 31 to 59 days, (b) 60 to 89 days, (c) 90 to 119 days, (d) 120 to 149 days, (e) 150 to 179 days, (f) 180 to 209 days and
     (g) 210 days or more;

          (11) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and

          (12) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period.

     Each amount set forth under subclauses (1), (2), (5), (6), (7) and (11) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Note.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Sale and Servicing Agreement, the Indenture Trustee will mail to each person who at any time during such calendar year shall have been a Noteholder and received any payment on such holder's Notes, a statement (prepared by the Servicer) containing the sum of the amounts described in (1), (2) and (5) above for the purposes of such Noteholder's preparation of federal income tax returns. See 'Description of the Trust Documents -- Statements to Noteholders' and 'Federal Income Tax Consequences' in this Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement will provide that a firm of independent certified public accountants will furnish to the Indenture Trustee and the Insurer on or before July 31 of each year, beginning July 31, 1999, a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1999).

     The Sale and Servicing Agreement will also provide for delivery to the Indenture Trustee and the Insurer, on or before July 31 of each year, commencing July 31, 1999 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1999). The Servicer has agreed to give the Indenture Trustee and the Insurer notice of any Events of Default under the Sale and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

     The Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the Insurer. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Sale and Servicing Agreement. If CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed under the Servicing Assumption Agreement to assume the servicing obligations and duties under the Sale and Servicing Agreement. However, so long as no Insurer Default shall have occurred and be continuing, the Insurer in its sole and absolute discretion may appoint a successor Servicer other than the Standby Servicer.

     The Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Noteholders for taking any action or for refraining from taking any action under the Sale and Servicing Agreement, or for errors in judgment. However, neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in the Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement provides that the rights and obligations of the Servicer terminate each March 31, June 30, September 30 and December 31 unless renewed by the Insurer for successive quarterly periods. The Insurer will agree to grant continuous renewals so long as (i) no Servicer Termination Event under the Sale and Servicing Agreement has occurred and (ii) no event of default under the Insurance Agreement has occurred. See 'Description of the Securities -- Certain Matters Regarding the Servicer' in the Prospectus.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a fee (the 'Servicing Fee') on each Payment Date, equal to the result of one-twelfth times 2.00% of the Pool Balance as of the close of business on the last day of the second preceding Collection Period. However, with respect to the first Payment Date the Servicer will be entitled to receive a Servicing Fee equal to the result of one-twelfth times 2.00% of the aggregate principal balance of the Initial Receivables. As additional servicing compensation, the Servicer will also be entitled to receive certain late fees, prepayment charges and other administrative fees or similar charges. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate which shall (1) reflect current market practice with respect to compensation of servicers of receivables comparable to the Receivables and (2) not exceed 3.00% per annum. See 'Servicing Succession' in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and amounts received upon payment in full of Rule of 78's Receivables in excess of the then outstanding principal balance of such Receivables and accrued interest (calculated under the actuarial method). The Servicer will also be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to Scheduled Receivable Payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, before distributions to Noteholders.

     The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

SERVICER TERMINATION EVENTS

     Any of the following events will constitute a 'Servicer Termination Event' under the Sale and Servicing Agreement:

 any failure by the Servicer to deliver to the Indenture Trustee for distribution to the Securityholders any required payment, which failure continues unremedied for two Business Days (or, in the case of a payment or deposit to be made no later than a Payment Date, the failure to make such payment or deposit by such Payment Date), or any failure to deliver to the Indenture Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Noteholders, in each case, within five days of the date it is due;

 any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Sale and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the Insurer or by the Indenture Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Indenture Trustee and the Insurer by the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes;

 certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

  a claim is made under the Policy; or

 the occurrence of an Insurance Agreement Event of Default.

     An 'Insurance Agreement Event of Default' means an event of default under the Insurance Agreement or under any other 'insurance agreement' under which Financial Security has issued (or issues in the future) a financial guaranty insurance policy in respect of securities issued by a trust for which CPS is the Servicer. The events constituting an Insurance Agreement Event of Default (including the events of default under any such other insurance agreements) may be modified, amended or waived by Financial Security without notice to or consent of the Indenture Trustee or any Noteholder. Remedies available to Financial Security upon the occurrence of an Insurance Agreement Event of Default include increasing the amount required to be on deposit in the Spread Account and terminating CPS's appointment as Servicer. See 'Risk Factors -- Sub-Prime Obligers; Servicing.'

RIGHTS UPON SERVICER TERMINATION EVENT

     Following the occurrence of a Servicer Termination Event, either (1) the Insurer (provided no Insurer Default shall have occurred and be continuing) in its sole and absolute discretion or (2) if an Insurer Default shall have occurred and be continuing, the Indenture Trustee or the holders of Notes evidencing not less than 25% of the outstanding principal balance of the Notes, may terminate all the rights and obligations of the Servicer under the Sale and Servicing Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Indenture Trustee or the Noteholders, as described above) will succeed to the responsibilities, duties and liabilities of the Servicer upon terms acceptable to both such Successor Servicer and the party entitled to designate such Successor Servicer. However, a successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer before the date the successor Servicer becomes the Servicer or the claim of a third party (including a Noteholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.

     'Insurer Default' shall mean any one of the following events shall have occurred and be continuing:

 the Insurer fails to make a payment required under the Policy in accordance with its terms;

  the Insurer

   -- files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization,

   -- makes a general assignment for the benefit of its creditors, or

   -- has an order for relief entered against it under the United States
      Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

 a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree

   -- appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or

   -- authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

WAIVER OF PAST DEFAULTS

     With respect to the Trust, subject to the approval of the Insurer, the holders of Notes evidencing more than 50% of the outstanding principal amount of the Notes (the 'Class A Note Majority') may, on behalf of all Securityholders waive any default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences. However, a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement may not be waived. No waiver of a default by the Servicer shall impair the Noteholders' rights with respect to subsequent defaults.

SERVICING SUCCESSION

     If a Servicer Termination Event occurs and remains unremedied, (1) provided no Insurer Default has occurred and is continuing, then the Insurer in its sole and absolute discretion, or (2) if an Insurer Default shall have occurred and be continuing, then the Indenture Trustee may, with the consent of the Class A Note Majority, terminate the rights and obligations of the Servicer under the Sale and Servicing Agreement. See 'Risk Factors -- Termination of CPS as Servicer' and 'Description of the Trust Documents -- Servicer Termination Events' in this Prospectus Supplement. If such event occurs when CPS is the Servicer, or if CPS resigns as Servicer or is terminated as Servicer by the Insurer, the Standby Servicer or the Backup Servicer (or another entity which pursuant to the Sale and Servicing Agreement is approved to act as successor Servicer) will become the successor Servicer under the Sale and Servicing Agreement. From and after succeeding as Servicer, such successor Servicer will receive compensation in an amount equal to one twelfth of the Servicing Fee Rate times the Pool Balance as of the close of business on the last day of the second preceding Collection Period. The 'Servicing Fee Rate' will be a rate that will (i) reflect current market practice with respect to compensation of servicers of receivables comparable to the Receivables and (ii) not exceed 3.00% per annum.

     Standby Servicer. Norwest Bank Minnesota, National Association (in such capacity, the 'Standby Servicer') has agreed to serve as standby servicer under the Sale and Servicing Agreement pursuant to a Servicing and Lockbox Processing Assumption Agreement, dated as of November 1, 1998, among CPS, the Standby Servicer and the Indenture Trustee (the 'Servicing Assumption Agreement'). Until such time as the Standby Servicer becomes the successor Servicer, the Standby Servicer will receive a fee (the 'Standby Fee') for agreeing to stand by as successor Servicer and for performing other functions. In the event that the Backup Servicer or another entity other than Norwest Bank Minnesota, National Association becomes the Servicer, Norwest Bank Minnesota, National Association will continue to serve as Standby Servicer.

     Backup Servicer. Loan Servicing Enterprise ('LSE') has agreed to serve as backup servicer under the Sale and Servicing Agreement (LSE, in such capacity, the 'Backup Servicer') pursuant to a Backup Servicing Agreement, dated as of November 1, 1998, among CPS, the Backup Servicer, the Insurer and the Indenture Trustee (the 'Backup Servicing Agreement'). Until such time as the Backup Servicer becomes the successor Servicer, the Backup Servicer will receive a fee (the 'Backup Servicing Fee') for agreeing to act as Backup Servicer and for performing other functions. For so long as CPS is the Servicer, on or prior to each Determination Date, CPS will deliver to the Backup Servicer certain data with respect to the Receivables (in electronic form) used by CPS to perform its obligations as Servicer of the Receivables. The Backup Servicer will confirm that such information is readable by the Backup Servicer's systems and will perform certain other operations and tests with respect to such information.

                                   THE POLICY

     Because this is a summary, it does not contain all of the information that may be important to you. You should read the entire Policy, including any accompanying endorsements or exhibits before you make an investment decision.

     Simultaneously with the issuance of the Notes, the Insurer will deliver the Policy to the Indenture Trustee for the benefit of each Class A Noteholder. Under the Policy, the Insurer unconditionally and irrevocably guarantees to the Indenture Trustee for the benefit of each Class A Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and
(ii) any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law.

     'Scheduled Payments' means payments that are scheduled to be made on the Notes during the term of the Policy in an amount equal to the sum of (1) the Noteholders' Interest Distributable Amount and (2) the Noteholders' Principal Distributable Amount on a Payment Date, in each case, in accordance with the original terms of the Notes when issued and without regard to any amendment or modification of the Notes or the Indenture which has not been consented to by the Insurer.

     Scheduled Payments do not include payments which become due on an accelerated basis as a result of:

  a default by the Issuer;

 an election by the Issuer to pay principal on an accelerated basis;

 the occurrence of an Event of Default under the Indenture; or

 any other cause, unless the Insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. If the Insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with their original terms.

Scheduled Payments shall also not include, nor shall coverage be provided under the Policy in respect of:

 any portion of the Noteholders' Interest Distributable Amount due to Noteholders because a notice and certificate in proper form was not timely Received by the Insurer; or

 any portion of the Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall under the Policy.

     Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rates, penalties or other sums payable by the Trust by reason of a default or Event of Default in respect of the Notes, or by reason of a deterioration of the creditworthiness of the Trust, nor shall Scheduled Payments include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charges with respect to any Noteholder imposed by any governmental authority due in connection with the payment of any Scheduled Payments to a Noteholder.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (1) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (2) 12:00 noon, New York City time, on the Payment Date on which such payment was due on the Notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Insurer shall cause such payment to be made on the later of the date when due to be paid under the Order referred to below or the first to occur of (a) the fourth Business Day following Receipt by the Insurer from the Indenture Trustee of

          (1) a certified copy of the order (the 'Order') of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return the amount of any Scheduled Payment distributed with respect to the Notes during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law,

          (2) a certificate of the Noteholder that the Order has been entered and is not subject to any stay, and

          (3) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by the Insurer and provided to the Noteholder by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Noteholder relating to or arising under the Notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Insurer from the Indenture Trustee of the items referred to in clauses (1), (2) and (3) above if, at least four Business Days before such date of Receipt, the Insurer shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which event, such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer). In connection with the foregoing, the Insurer shall have the rights provided under the Indenture.

     The terms 'Receipt' and 'Received' with respect to the Policy, shall mean actual delivery to the Insurer and to its fiscal agent, if any, before 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Policy, 'Business Day' means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the City of New York, New York, Minneapolis, Minnesota, the State in which the principal corporate trust office of the Indenture Trustee is located, or any other location of any successor indenture trustee or successor Collateral Agent are authorized or obligated by law or executive order to be closed.

     The Insurer's obligations under the Policy in respect of the Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Policy whether or not such funds are properly applied by the Indenture Trustee.

     The Insurer shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by the Insurer under the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Insurer for borrowed money. Claims against the Insurer under the Policy and claims against the Insurer under each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of the Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked before distribution in full of all Scheduled Payments with respect to the Notes. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

                                  THE INSURER

GENERAL

     Financial Security Assurance Inc. (the 'Insurer' and, for purposes of this Section, 'Financial Security') is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities thereby enhancing the credit rating of those securities in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

     Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ('Holdings'), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd, and EXEL Limited. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

     The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

     Under an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATINGS

     Financial Security's insurance financial strength is rated 'Aaa' by Moody's Investors Service, Inc. Financial Security's insurer financial strength is rated 'AAA' by Standard & Poor's Ratings Services and Standard & Poor's (Australia) Pty. Ltd. Financial Security's claim's paying ability is rated 'AAA' by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See 'Risk Factors -- Ratings of the Notes' in this Prospectus Supplement.

CAPITALIZATION

     The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1998, as well as such capitalization as adjusted to give effect to certain transactions entered into during November 1998 (in thousands):

                                                                                 SEPTEMBER 30, 1998
                                                                            ----------------------------
                                                                              ACTUAL      AS ADJUSTED(1)
                                                                            ----------    --------------
                                                                                    (UNAUDITED)
Deferred premium revenue (net of prepaid reinsurance premiums)...........   $  480,089      $  480,089
Surplus notes............................................................       50,000         130,000
                                                                            ----------    --------------
Minority interest........................................................       --              20,000
                                                                            ----------    --------------
Shareholder's equity:
     Common stock........................................................       15,000          15,000
     Additional paid-in capital..........................................      614,787         684,787

                                                  (table continued on next page)

(table continued from previous page)

                                                                                 SEPTEMBER 30, 1998
                                                                            ----------------------------
                                                                              ACTUAL      AS ADJUSTED(1)
                                                                            ----------    --------------
                                                                                    (UNAUDITED)
     Accumulated other comprehensive income (net of deferred income
       taxes)............................................................       41,923          41,923
     Accumulated earnings................................................      326,145         326,145
                                                                            ----------    --------------
          Total shareholder's equity.....................................      977,855       1,067,855
                                                                            ----------    --------------
          Total deferred premium revenue, surplus notes, minority
            interest and shareholder's equity............................   $1,527,944      $1,697,944
                                                                            ----------    --------------
                                                                            ----------    --------------

------------

(1) Adjusted to give effect to the November 1998 (a) purchase by Holdings of $80 million of surplus notes from Financial Security, in connection with the formation of a new indirect Bermuda subsidiary of Financial Security, initially capitalized with $100 million, including a $20 million minority interest owned by EXEL Limited, and (b) contribution by Holdings to the capital of Financial Security of approximately $70 million, representing a portion of the proceeds from the sale by Holdings of $100 million of 6.950% Senior Quarterly Income Debt Securities due 2098.

     For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security Assurance Inc., and Subsidiaries, and the notes thereto, incorporated by reference herein. Financial Security's financial statements are included as exhibits to the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission by Holdings and may be reviewed at the EDGAR web site maintained by the Securities and Exchange Commission and at Holdings's website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

     Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ('single risks') and the volume of transactions ('aggregate risks') that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

     Financial Security does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding Financial Security set forth under the heading 'The Insurer.'

     The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                        FEDERAL INCOME TAX CONSEQUENCES

     Federal Tax Counsel will deliver its opinion that for Federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for Federal income tax purposes. See 'Federal Income Tax Consequences' in the Prospectus for additional information concerning the application of Federal income tax laws to the Trust and the Notes.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of Section 3(3) of ERISA, as well as an individual retirement account, a Keogh plan and any other plan within the meaning of Section 4975 of the Code (each a 'Benefit Plan'), from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Regulation'), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an 'equity interest' in the Trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

     However, even if the Notes are treated as indebtedness for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Seller, the Servicer, the Insurer, the Owner Trustee, the Indenture Trustee or any of the Trust's affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.' By acquiring a Class A Note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring the Notes with the assets of a Benefit Plan; or (2) the acquisition and holding of the Notes will be covered by a Department of Labor class exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

     A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting agreement dated November , 1998 (the 'Underwriting Agreement') among CPS, the Seller, Samco, Linc and the Underwriter, the Seller has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase, Notes in the following amounts:

 PRINCIPAL AMOUNT       PRINCIPAL AMOUNT       PRINCIPAL AMOUNT
OF CLASS A-1 NOTES     OF CLASS A-2 NOTES     OF CLASS A-3 NOTES
------------------     ------------------     ------------------
   $48,500,000            $122,450,000           $139,050,000

     The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and that the Underwriter will purchase all the Notes offered hereby if any of such Notes are purchased.

     CPS and the Seller have been advised by the Underwriter that the Underwriter proposes to offer the Notes from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter and any purchasers of Notes for whom they may act as agent. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Notes by them may be deemed to be underwriting discounts or commissions, under the Securities Act. In addition, certain fees and expenses of the Underwriter, including fees and expenses of its counsel, will be paid by CPS and the Seller.

     The Notes are a new issue of securities with no established trading market. CPS and the Seller do not intend to apply for listing of the Notes on a national securities exchange. The Underwriter has advised CPS and the Seller that it intends to act as a market maker for the Notes. However, the Underwriter is not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the Notes.

     In connection with the offering of the Notes, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. The Underwriter may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of the sale or otherwise. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Notes for the purpose of stabilizing its market price. In addition, the Underwriter may impose 'penalty bids' whereby it may reclaim from a dealer participating in the offering the selling concession with respect to the Notes that such dealer distributed in the offering but subsequently purchased for the account of the Underwriter in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if taken, may be discontinued at any time without notice.

     CPS and the Seller have agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriter may be required to make in respect thereof.

     In the ordinary course of their respective businesses, the Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with CPS and the Seller and their affiliates. In addition, on November 24, 1997, CPS entered into a $150 million credit agreement (subsequently increased to $200 million) with the Underwriter and certain of its affiliates, to fund the purchase of retail installment sale contracts relating to automobiles, light trucks, vans and minivans. See 'Use of Proceeds' herein and 'Plan of Distribution' in the accompanying Prospectus.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Securities will be passed upon for the Seller and the Servicer by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the Notes will be passed upon for the Underwriter by Dewey Ballantine LLP, New York, New York. Certain legal matters related to the Policy will be passed upon for the Insurer by Bruce E. Stern, Esq., General Counsel of the Insurer or an Associate General Counsel of the Insurer. Certain legal matters related to the Trust will be passed upon by counsel for the Trust, Richards, Layton & Finger.

                                    EXPERTS

     The consolidated balance sheets of Financial Security Assurance Inc. and its subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     CPS, as originator of the Trust, filed a registration statement relating to the securities with the United States Securities and Exchange Commission, (the 'SEC'). This Prospectus Supplement is part of the registration statement, but the registration statement includes additional information.

     CPS will file with the SEC all required annual, monthly and special SEC reports and other information about any Trust it originates.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC internet site (http://www.sec.gov.).

     The SEC allows us to 'incorporate by reference' information that CPS files with it, which means that CPS can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that CPS files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. CPS incorporates by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any Trust until we terminate offering the Notes.

     CPS's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 was filed with the SEC under the Securities Exchange Act of 1934 and is incorporated into this Prospectus Supplement by reference. Since that time, CPS has not been, and is not currently, required to file reports under Section 13(a) or 15(d) of the Exchange Act, except for the filing of Current Reports on Form 8-K in connection with the trusts it originates. CPS's Current Reports on Form 8-K dated September 29, 1998 are incorporated into this Prospectus Supplement by reference.

     In addition to the documents described above and in the accompanying Prospectus under 'Incorporation of Certain Documents by Reference,' the consolidated financial statements of Financial Security Assurance Inc. ('Financial Security') and its subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ('Holdings'), are hereby incorporated by reference in this Prospectus Supplement:

          (a) Annual Report on Form 10-K for the year ended December 31, 1997,

          (b) Quarterly Report on Form 10-Q for the period ended March 31, 1998, and

          (c) Quarterly Report on Form 10-Q for the period ended June 30, 1998.

     All financial statements of Financial Security and its subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

     The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

     As a recipient of this Prospectus, you may request a copy of any document CPS incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by contacting:
Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92718, Attention, Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (949) 753-6800.

                                 INDEX OF TERMS

     Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                                                             PAGE
                                                                                                 ----------------
Actuarial Receivables.........................................................................               S-33
aggregate risks...............................................................................               S-54
Alpha Program.................................................................................               S-19
APR...........................................................................................               S-25
Backup Servicer...............................................................................          S-8, S-50
Backup Servicing Agreement....................................................................               S-50
Backup Servicing Fee..........................................................................               S-50
Benefit Plan..................................................................................          S-9, S-55
Business Day..................................................................................               S-52
Cede..........................................................................................               S-36
Certificates..................................................................................                  1
Class A Note Majority.........................................................................               S-49
Class A-1 Interest Period.....................................................................                S-5
Class A-1 Noteholders.........................................................................                S-5
Class A-1 Noteholders' Interest Carryover Shortfall...........................................               S-42
Class A-1 Noteholders' Interest Distributable Shortfall.......................................               S-42
Class A-1 Noteholders' Monthly Interest Distributable Amount..................................               S-42
Class A-1 Notes...............................................................................                S-4
Class A-1 Pool Factor.........................................................................               S-34
Class A-2 Interest Period.....................................................................                S-5
Class A-2 Noteholders.........................................................................                S-5
Class A-2 Noteholders' Interest Carryover Shortfall...........................................               S-42
Class A-2 Noteholders' Interest Distributable Amount..........................................               S-42
Class A-2 Noteholders' Monthly Interest Distributable Amount..................................               S-42
Class A-2 Notes...............................................................................                S-4
Class A-2 Pool Factor.........................................................................               S-34
Class A-3 Interest Period.....................................................................                S-5
Class A-3 Noteholders.........................................................................                S-5
Class A-3 Noteholders' Interest Carryover Shortfall...........................................               S-42
Class A-3 Noteholders' Interest Distributable Amount..........................................               S-42
Class A-3 Noteholders' Monthly Interest Distributable Amount..................................               S-43
Class A-3 Notes...............................................................................                S-4
Class A-3 Pool Factor.........................................................................               S-34
Closing Date..................................................................................                S-4
Collection Account............................................................................               S-39
Contracts.....................................................................................               S-17
CPS...........................................................................................                S-6
Cram Down Loss................................................................................               S-43
Cutoff Date...................................................................................                S-6
Dealers.......................................................................................               S-16
Delta Program.................................................................................               S-19
Deposit Institutions..........................................................................          S-6, S-18
Determination Date............................................................................               S-40
DTC...........................................................................................               S-35
ERISA.........................................................................................               S-55
Events of Default.............................................................................         S-36, S-44
Federal Tax Counsel...........................................................................                S-9
Financial Intermediary........................................................................               S-37
Financial Security............................................................................         S-52, S-57

                                                                                                             PAGE
                                                                                                 ----------------
First Time Buyer Program......................................................................               S-19
FUNB..........................................................................................               S-34
Funding Period................................................................................                S-6
Holders.......................................................................................               S-35
Holdings......................................................................................         S-53, S-57
IFCs..........................................................................................                S-6
Indenture.....................................................................................                S-4
Initial Receivables...........................................................................                S-6
Insurance Agreement Event of Default..........................................................               S-48
Insurance Agreement Indenture Cross Default...................................................               S-44
Insurance Agreement...........................................................................         S-11, S-52
Insurer Default...............................................................................               S-49
Insurer.......................................................................................                S-9
Interest Reserve Account......................................................................               S-40
Linc Program..................................................................................               S-19
Linc..........................................................................................                S-6
Liquidated Receivable.........................................................................               S-41
Liquidation Proceeds..........................................................................               S-41
Lock-Box Account..............................................................................               S-39
Lock-Box Bank.................................................................................               S-39
Lock-Box Processor............................................................................               S-39
LSE...........................................................................................               S-50
Mandatory Redemption..........................................................................               S-36
Master Spread Account Agreement...............................................................               S-44
Moody's.......................................................................................                S-9
Note Distribution Account.....................................................................               S-39
Note Owners...................................................................................               S-35
Note Prepayment Amount........................................................................               S-36
Noteholders...................................................................................               S-35
Noteholders' Interest Carryover Shortfall.....................................................               S-43
Noteholders' Interest Distributable Amount....................................................               S-43
Noteholders' Monthly Interest Distributable Amount............................................               S-43
Noteholders' Principal Distributable Amount...................................................               S-35
Notes.........................................................................................                S-4
Obligors......................................................................................               S-16
Order.........................................................................................               S-51
Original Pool Balance.........................................................................               S-33
Participants..................................................................................               S-36
Payment Date..................................................................................                S-4
Policy........................................................................................           S-1, S-9
Pool Balance..................................................................................               S-34
Post Office Box...............................................................................               S-39
prepayments...................................................................................               S-33
Principal Balance.............................................................................               S-43
Principal Distributable Amount................................................................                S-5
PTCE..........................................................................................               S-55
Purchase Amount...............................................................................               S-41
Rating Agencies...............................................................................                S-9
Receipt.......................................................................................               S-52
Received......................................................................................               S-52
Recoveries....................................................................................               S-41
Regulation....................................................................................               S-55
Requisite Amount..............................................................................               S-44
Rule of 78's Receivables......................................................................               S-32

                                                                                                             PAGE
                                                                                                 ----------------
Samco.........................................................................................                S-8
Scheduled Payments............................................................................          S-6, S-50
Scheduled Receivable Payment..................................................................               S-43
Seller........................................................................................                S-4
Servicer Termination Event....................................................................               S-48
Servicing Assumption Agreement................................................................               S-48
Servicing Fee.................................................................................               S-47
Servicing Fee Rate............................................................................               S-50
Simple Interest Receivables...................................................................               S-32
single risks..................................................................................               S-54
Spread Account................................................................................               S-44
Standard & Poor's.............................................................................                S-9
Standard Program..............................................................................               S-19
Standby Fee...................................................................................               S-50
Standby Servicer..............................................................................          S-8, S-50
Subsequent Cutoff Date........................................................................               S-38
Subsequent Purchase Agreement.................................................................               S-16
Subsequent Receivables........................................................................          S-6, S-38
Sub-Prime Borrowers...........................................................................         S-11, S-17
Super Alpha Program...........................................................................               S-19
Total Distribution Amount.....................................................................               S-40
Trust.........................................................................................                S-4
Trust Documents...............................................................................               S-37
Trustee Fees..................................................................................               S-40
UCC...........................................................................................               S-39
Underwriting Agreement........................................................................               S-56
VFCC..........................................................................................               S-34

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          CPS AUTO RECEIVABLES TRUSTS
       AUTO RECEIVABLES BACKED NOTES AND CERTIFICATES ISSUABLE IN SERIES
                             CPS RECEIVABLES CORP.
                                     SELLER
                          CONSUMER PORTFOLIO SERVICES
                              SPONSOR AND SERVICER

     This Prospectus describes certain Auto Receivables Backed Notes (the 'Notes') and Auto Receivables Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') that may be sold from time to time in one or more series (each a 'Series'), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a 'Prospectus Supplement'). Each Series of Securities may include one or more classes of Notes and one or more classes of Certificates, which will be issued by a trust to be formed by the Seller for the purpose of issuing one or more Series of such Securities (each, a 'Trust'). A Trust issuing Securities as described in this Prospectus and the related Prospectus Supplement shall be referred to herein as the 'Issuer.'

     Each class of Securities of any Series will evidence beneficial ownership in a segregated pool of assets (the 'Trust Assets') (such Securities, Certificates) or will represent indebtedness of the Issuer secured by the Trust Assets (such Securities, Notes), as described herein and in the related Prospectus Supplement. The Trust Assets may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers including purchasers who are Sub-Prime Borrowers (as defined herein). See 'CPS Automobile Contract Portfolio.' The Trust Assets will be secured by new and used automobiles, light trucks, vans and minivans financed thereby, and originated by CPS or an Affiliated Originator, together with all moneys received relating thereto (the 'Contracts'). The Trust Assets will also include a security interest in the underlying new and used automobiles, light trucks, vans and minivans and property relating thereto, together with the proceeds thereof (the 'Financed Vehicles' together with the Contracts, the 'Receivables'). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Assets or any class of Securities may include any one or more of the following: a financial guaranty insurance policy (a 'Policy') issued by an insurer specified in the related Prospectus Supplement, a reserve account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See 'Description of the Trust Documents -- Credit and Cash Flow Enhancement.' Except to the extent that a Prospectus Supplement for a series provides for a pre-funding period, the Receivables included in the Trust Assets for a Series will have been originated or acquired by CPS or an Affiliated Originator on or prior to the date of issuance of the related Securities, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust will be serviced by a servicer (the 'Servicer') as described in the related Prospectus Supplement.

     Each Series of Securities may include one or more classes (each, a 'Class'). A Series may include one or more Classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more Classes of Securities of any Series may be senior or subordinate to the rights of one or more of the other Classes of Securities. A Series may include two or more Classes of Securities which may differ as to the timing, order or priority of payment, interest rate or amount of distributions of principal or interest or both. Information regarding each Class of Securities of a Series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Securities of any Class will depend on the priority of payment of such Class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each Class of Securities in the manner described herein and in the related Prospectus Supplement. See 'Description of the Securities.'

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER 'RISK FACTORS' BEGINNING ON PAGE 12 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY CPS, ANY SELLER, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters as more fully described under 'Plan of Distribution' herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Securities of any Series, and there can be no assurance that a secondary market for the Securities will develop, or if it does develop, it will continue.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

THE DATE OF THIS PROSPECTUS IS NOVEMBER 9, 1998.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder, among other things, will set forth with respect to such Series of
Securities: (i) a description of the Class or Classes of such Securities, (ii) the rate of interest, the 'Interest Rate' or other applicable rate (or the manner of determining such rate) and authorized denominations of each Class of such Securities; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Securities; (iv) the specified interest, if any, of each Class of Securities in, and manner and priority of, the distributions from the Trust Assets; (v) information as to the nature and extent of subordination with respect to such Series of Securities, if any; (vi) the payment date to Securityholders; (vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust Assets may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Securities.

                             AVAILABLE INFORMATION

     This Prospectus, together with the Prospectus Supplement for each Series of Securities, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission (the 'Commission') in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

     The Sponsor has also filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with Commission.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby, nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Sponsor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any Series of Securities referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this Prospectus and prior to the termination of any offering of the Securities issued by the Issuer, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                           REPORTS TO SECURITYHOLDERS

     So long as the Securities of a Series are in book-entry form, monthly and annual reports concerning the Securities and the Trust will be sent by the applicable Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Securities pursuant to the related Indenture. DTC will supply such reports to Securityholders in accordance with its procedures. To the extent required by the Securities Exchange Act of 1934, as amended, each Trust will provide financial information to the Securityholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. Each Trust will be formed to own the Receivables, hold and administer the Pre-Funding Account, if any, to issue the Securities and to acquire the Subsequent Receivables, if available. No Trust will have any assets or obligations prior to issuance of the Securities and no Trust will engage in any activities other than those described herein. Accordingly, no financial statements with respect to the related Trust will be included in any Prospectus Supplement.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Securities of any Series contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Certain capitalized terms used in the summary are defined elsewhere in the Prospectus on the pages indicated in the 'Index of Terms.'

Issuer..............................  With respect to any Series of Securities, a trust (each, a 'Trust') to be formed pursuant to a trust agreement (the 'Trust Agreement') between the
                                      Seller and the trustee for such trust. A Trust issuing Securities pursuant to this Prospectus and the related Prospectus Supplement shall be referred to herein as the 'Issuer' with respect to the related Securities.
Seller..............................  CPS Receivables Corp. or another special-purpose subsidiary of CPS (each, a
                                      'Seller'). See 'The Seller and CPS.'
Sponsor.............................  Consumer Portfolio Services, Inc. ('CPS' or the 'Sponsor'). See 'CPS's
                                      Automobile Contract Portfolio' and 'The Seller and CPS.'
Servicer............................  The entity named as Servicer in the related Prospectus Supplement (the
                                      'Servicer'). Each Prospectus Supplement will specify whether the Servicer will service the Receivables in the related Receivables Pool directly or indirectly through one or more subservicers (each, a 'Subservicer').
Trustee.............................  The Trustee for each Series of Securities will be specified in the related
                                      Prospectus Supplement. In addition, a Trust may separately enter into an
                                      Indenture and may issue Notes pursuant to such Indenture; in any such case, the Trust and the Indenture will be administered by separate, independent trustees as required by the rules and regulations under the Trust Indenture
                                      Act of 1939 and the Investment Company Act of 1940.
The Securities......................  Each Class of Securities of any Series will either evidence beneficial interests in a segregated pool of assets (the 'Trust Assets') (such
                                      Securities, 'Certificates') or will represent indebtedness of the Trust secured by the Trust Assets (such Securities, 'Notes'), as described herein and in the related Prospectus Supplement.
                                      With respect to Securities that represent debt issued by the Trust, the
                                      Trust will enter into an indenture (each, an 'Indenture') by and between the Trust and the trustee named in such Indenture (the 'Indenture Trustee'
                                      or 'Trustee'). Each Indenture will describe the related pool of Receivables comprising the Trust Assets and securing the debt issued by the related
                                      Issuer. The Receivables comprising the Trust Assets will be serviced by the
                                      Servicer pursuant to a servicing agreement (each, a 'Servicing Agreement')
                                      by and between the Servicer and the related Issuer. In the case of the
                                      Trust Assets of any class of Securities, the contractual arrangements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities may be contained in a single agreement, or in several agreements which combine certain aspects of the Trust Agreement, the Servicing Agreement and the
                                      Indenture described above (for example, a servicing and collateral management agreement). For purposes of this Prospectus, the term 'Trust
                                      Documents' as used

                                      with respect to Trust Assets means, collectively, and except as otherwise described in the related Prospectus Supplement, any and all agreements relating to the establishment of a Trust, if any, the servicing of the related Receivables and the issuance of the related Securities. The term
                                      'Trustee' means any and all persons acting as a trustee pursuant to a Trust
                                      Agreement.
                                      Securities Will Be Non-Recourse. The Securities will not be obligations, either recourse or non-recourse, of CPS, any Seller, the related Servicer or any person other than the related Issuer. The Notes of a given Series represent obligations of the Issuer, and the Certificates of a given Series represent beneficial interests in the related Issuer only and do not represent interests in or obligations of CPS, any Seller, the related
                                      Servicer or any of their respective affiliates other than the related
                                      Issuer. In the case of Securities that represent beneficial ownership interest in the related Issuer, such Securities will represent the beneficial ownership interests in such Issuer and the sole source of payment will be the assets of such Issuer. In the case of Securities that represent debt issued by the related Issuer, such Securities will be secured by assets in the related Trust Assets. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a letter of credit, financial guaranty insurance policy or reserve fund may constitute a full recourse obligation of the issuer of such credit enhancement.
                                      General Payment Terms of Securities. As provided in the related Trust
                                      Documents and as described in the related Prospectus Supplement, the holders of the Securities ('Securityholders') will be entitled to receive payments on their Securities on specified dates (each, a 'Payment Date').
                                      Payment Dates with respect to Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement. The related Prospectus Supplement will describe a date (the 'Record Date')
                                      preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As described in the related
                                      Prospectus Supplement, the Payment Date will be a specified day of each month, (or, in the case of quarterly-pay Securities, a specified day of every third month; and in the case of semi-annual pay Securities, a specified day of every sixth month) and the Record Date will be the close of business as of a specified day preceding such Payment Date. Each
                                      Indenture and Trust Agreement will describe a period (each, a 'Collection
                                      Period') preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a
                                      Payment Date occurs). As more fully described in the related Prospectus
                                      Supplement, collections received on or with respect to the related
                                      Receivables constituting Trust Assets during a Collection Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus
                                      Supplement, the related Trust Documents may provide that all or a portion of the payments

                                      collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to
                                      Securityholders during such period), with the result that the related
                                      Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period.
                                      Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. In addition, and as may be described in the related Prospectus Supplement, the related
                                      Trust Documents may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain Eligible
                                      Investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Documents for the purpose of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities. As more fully specified in the related
                                      Prospectus Supplement, neither the Securities nor the underlying
                                      Receivables will be guaranteed or insured by any governmental agency or instrumentality or CPS, any Seller, the related Servicer, any Trustee, or any of their respective affiliates.
                                      Each Series of Securities will be issued pursuant to the related Indenture, in the case of the Notes, and pursuant to the related Trust Agreement, in the case of the Certificates. The related Prospectus Supplement will specify which Class or Classes of Securities of the related Series are being offered thereby. Each Class of Securities will have a stated security balance (the 'Security Balance') and will accrue interest on such Security
                                      Balance at a specified rate (with respect to each Class of Securities the
                                      'Interest Rate') as set forth in the related Prospectus Supplement. Each
                                      Class of Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Interest
                                      Rate, or the method for determining the applicable Interest Rate, for each
                                      Class of Securities.
                                      A Series of Securities may include two or more Classes of Securities that differ as to timing and priority of distributions, seniority, allocations of losses, Interest Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such Class or Classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related

                                      Receivables Pool. If specified in the related Prospectus Supplement, one or more Classes of Securities ('Strip Securities') may be entitled to (i)
                                      principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. If specified in the related Prospectus
                                      Supplement a Series may include one or more Classes of Securities ('Accrual
                                      Securities'), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date or in the manner described in the related Prospectus
                                      Supplement. If so provided in the related Prospectus Supplement, a Series may include one or more other Classes of Securities (collectively, the
                                      'Senior Securities') that are senior to one or more other Classes of
                                      Securities (collectively, the 'Subordinate Securities') in respect of certain distributions of principal and interest and allocations of losses on Receivables. In addition, certain Classes of Senior (or Subordinate)
                                      Securities may be senior to other Classes of Senior (or Subordinate)
                                      Securities in respect of such distributions or losses. See 'Description of the Securities -- General Payment Terms of the Securities.'
                                      Securities will be available for purchase in the minimum denomination specified in the related Prospectus Supplement and will be available in book-entry form unless the related Prospectus Supplement provides only for
                                      Definitive Securities. Securityholders will only be able to receive
                                      Definitive Securities in the limited circumstances described herein or in the related Prospectus Supplement. See 'Description of the Securities
                                      Definitive Notes.'
                                      If the Servicer or any Subservicer exercises its option to purchase the
                                      Receivables of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such
                                      Receivables are received), in the manner and on the respective terms and conditions described under 'Description of the Trust
                                      Documents -- Termination,' the Securities will be prepaid as set forth in the related Prospectus Supplement. In addition, if the related Prospectus
                                      Supplement provides that the property of a Trust will include a Pre-Funding
                                      Account that will be used to purchase additional Receivables after the applicable Closing Date, one or more Classes of Securities may be subject to a partial prepayment of principal at or immediately following the end of the period specified in such Prospectus Supplement for the purchase of such additional Receivables, in the manner and to the extent specified in the related Prospectus Supplement.
The Residual Interest...............  With respect to each Trust, the 'Residual Interest' at any time represents the rights to the related Trust Assets in excess of the Securityholders'
                                      interest of all Series then outstanding that were issued by such Trust. The
                                      Residual Interest in any Trust Assets will fluctuate as the aggregate Pool
                                      Balance (as hereinafter defined) of such Trust changes from time to time. A portion of the Residual Interest in any Trust may be sold separately in one or more public or private transactions.

Cross-Collateralization.............  As described in the related Trust Documents and the related Prospectus
                                      Supplement, the source of payment for Securities of each Series will be the assets of the related Trust only. However, as may be described in the related Prospectus Supplement, a Series or Class of Securities may include the right to receive moneys from a common pool of credit enhancement which may be available for more than one Series of Securities, such as a master reserve account, master insurance policy or a master collateral pool consisting of similar Receivables. Notwithstanding the foregoing, and as described in the related Prospectus Supplement, no payment received on any
                                      Receivable held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of the amounts needed to pay the related Securities may be deposited in a common master reserve account or an
                                      overcollateralization account that provides credit enhancement for more than one Series of Securities issued pursuant to the related Trust
                                      Documents).
Trust Assets........................  The property of each Trust will include a pool of simple interest or Rule of 78's motor vehicle installment sale contracts or motor vehicle installment loans secured by new and used automobiles, light trucks, vans and minivans (the 'Receivables'), including the right to receive payments received or due on or with respect to such Receivables on or after the date or dates specified in the related Prospectus Supplement (each, a 'Cutoff
                                      Date'), security interests in the vehicles financed thereby (the 'Financed
                                      Vehicles'), and any proceeds from claims under certain related insurance policies. See 'The Receivables -- The Receivables.' On the date of issuance of a Series of Securities specified in the related Prospectus Supplement
                                      (the 'Closing Date' for such Series), the applicable Seller will convey
                                      Receivables having the aggregate principal balance specified in such
                                      Prospectus Supplement as of the Cutoff Date specified therein to such Trust pursuant to a sale and servicing agreement (the 'Sale and Servicing
                                      Agreement') among the Seller, the Servicer and the Trustee of such Trust.
                                      The property of each Trust also will include amounts on deposit in, or certain rights with respect to, certain trust accounts, including the related Collection Account, any Pre-Funding Account and any other account identified in the applicable Prospectus Supplement. See 'Description of the
                                      Trust Documents -- Accounts.'
                                      If the related Prospectus Supplement provides that the property of a Trust will include moneys, in any case not to exceed 34% of the Trust's Assets or
                                      25% of the Certificate Balance, if any, initially deposited into an account
                                      (a 'Pre-Funding Account'), such moneys will be used to purchase additional
                                      Receivables after the Closing Date, the Seller will be obligated pursuant to the Sale and Servicing Agreement to sell additional Receivables (the
                                      'Subsequent Receivables') to the related Trust, subject only to the availability thereof, having an aggregate principal balance approximately equal to the amount deposited to the Pre-Funding Account on the Closing
                                      Date (the 'Pre-Funded Amount'), and the Trust will be obligated to purchase such Subsequent Receivables (subject to the satisfaction of certain conditions set forth in the related Trust Documents) from

                                      time to time during the period (the 'Funding Period'), not to exceed 6 months, specified in such Prospectus Supplement for the purchase of such
                                      Subsequent Receivables. Any Subsequent Receivables conveyed to a Trust will have been acquired by the Seller, directly or indirectly, from CPS or a subsidiary of CPS (such subsidiary, an 'Affiliated Originator') and will meet all of the credit, underwriting and other criteria set forth herein and in the related Prospectus Supplement. Any funds on deposit in the Pre-
                                      Funding Account and not yet invested in Subsequent Receivables will be invested in Permitted Investments. See 'Risk Factors -- Varying
                                      Characteristics of Subsequent Receivables,' 'The Receivables,' and
                                      'Description of the Trust Documents -- Sale and Assignment of Receivables'
                                      herein and 'The Receivables Pool' in the related Prospectus Supplement.
                                      As used in this Prospectus, the term Receivables will include the
                                      Receivables transferred to a Trust on the related Closing Date (such
                                      Receivables, the 'Initial Receivables') as well as any Subsequent
                                      Receivables transferred to such Trust during the related Funding Period, if any.
                                      Amounts on deposit in any Pre-Funding Account during the related Funding
                                      Period will be invested by the Trustee (as directed by the Servicer) in
                                      Eligible Investments, and any resultant investment income, less any related investment expenses ('Investment Income'), will be added, on the Payment
                                      Date immediately following the date on which such Investment Income is paid to the Trust, to interest collections on the Receivables for the related
                                      Collection Period and distributed in the manner specified in the related
                                      Prospectus Supplement. Any funds remaining in a Pre-Funding Account at the end of the related Funding Period will be distributed as a prepayment or early distribution of principal to holders of one or more classes of the
                                      Securities of the related Series of Securities, in the amounts and in accordance with the payment priorities specified in the related Prospectus
                                      Supplement. Such distribution may affect the yield realized by
                                      Securityholders and Securityholders may not be able to reinvest those funds in investments realizing comparable returns. See 'Risk Factors --
                                      Distribution of Pre-Funded Amount -- Effect on Yield and Maturity.'
Registration of Securities..........  Securities may be represented by global securities registered in the name of Cede & Co. ('Cede'), as nominee of The Depository Trust Company ('DTC'), or another nominee of DTC. In such case, Securityholders will not be entitled to receive definitive securities representing such
                                      Securityholders' interests. See 'Description of the
                                      Securities -- Book-Entry Registration' herein.
Credit and Cash Flow Enhancement....  If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Assets or any Class of Securities may include any one or more of the following: subordination of one or more other classes of Securities of the same Series, reserve funds, spread accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, over-collateralization, guaranteed investment contracts,

                                      swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or other arrangements. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or a Class or Classes of Securities may be subject to certain limitations and exclusions from coverage thereunder.
Repurchase Obligations and the
  Receivables Acquisition
  Agreement.........................  As more fully described in the related Prospectus Supplement, CPS will be obligated to acquire from the related Trust Assets any Receivable which was transferred pursuant to a Sale and Servicing Agreement or Purchase
                                      Agreement or pledged pursuant to an Indenture if the interest of the
                                      Securityholders therein is materially adversely affected by a breach of any representation or warranty made by CPS with respect to such Receivable, which breach has not been cured. In addition, if so specified in the related Prospectus Supplement, CPS may from time to time reacquire certain
                                      Receivables of the Trust Assets, subject to specified conditions set forth in the related Trust Documents.
Servicer's Compensation.............  The Servicer shall be entitled to receive a fee for servicing the Trust
                                      Assets equal to a specified percentage of the value of such Trust Assets, as set forth in the related Prospectus Supplement. See 'Description of the
                                      Trust Documents -- Servicing Compensation' herein and in the related
                                      Prospectus Supplement.
Optional Termination................  The Servicer, CPS, or, if specified in the related Prospectus Supplement, certain other entities may, at their respective options, effect early retirement of a Series of Securities under the circumstances and in the manner set forth herein under 'Description of The Trust
                                      Documents -- Termination' and in the related Prospectus Supplement.
Mandatory Termination...............  The Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be required to effect early retirement of all or any portion of a Series of Securities by soliciting competitive bids for the purchase of the Trust Assets or otherwise, under the circumstances and in the manner specified in 'Description of The Trust
                                      Documents -- Termination' and in the related Prospectus Supplement.
Tax Considerations..................  Upon the issuance of each series of Securities, unless the related
                                      Prospectus Supplement does not so provide, Federal Tax Counsel to the applicable Trust will deliver an opinion to the effect that, for Federal income tax purposes: (i) either (x) the Notes of such series will be characterized as debt or (y) the Notes of such series should be characterized as debt (but if not characterized as debt, the Notes of such series will be characterized as interests in a partnership) and (ii) such
                                      Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is

                                      a partner, for Federal income tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'Certain
                                      Federal Income Tax Consequences' for additional information concerning the application of Federal income tax laws to the Notes and Certificates of a series and to the applicable Trust.
ERISA Considerations................  The Prospectus Supplement for each Series of Securities will summarize, subject to the limitations discussed therein, considerations under the
                                      Employee Retirement Income Security Act of 1974, as amended ('ERISA'), relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts. See 'ERISA Considerations' in the related
                                      Prospectus Supplement.
Ratings.............................  Each Class of Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more 'national statistical rating organizations', as defined in the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and commonly referred to as 'Rating
                                      Agencies.' Such ratings will address, in the opinion of such Rating
                                      Agencies, the likelihood that the Issuer will be able to make timely payment of all amounts due on the related Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities. The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus
                                      Supplement.

                                  RISK FACTORS

     Prospective Securityholders should consider, among other things, the following factors in connection with the purchase of the Securities:

     Sub-Prime Obligors. The Obligors on the Receivables to be conveyed to a Trust will include 'sub-prime' borrowers who have limited or adverse credit histories, low income or past credit problems and, therefore, are unable to obtain financing from traditional sources of consumer credit. The average interest rate charged by CPS to such 'sub-prime' borrowers is generally higher than that charged to more creditworthy customers. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources in that default rates are likely to be higher. In addition, the payment experience on such receivables is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of such receivables, the historical credit loss and delinquency rates on such receivables are generally higher than those experienced by banks and the captive finance companies of the automobile manufacturers.

     Effect of Social, Economic and Other Factors on Losses. The ability of the Obligors to make payments on the Receivables, as well as the prepayment experience thereon, will be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Receivables.

     Risk of Replacing CPS as Servicer. Servicing receivables of sub-prime obligors is more difficult than servicing receivables of prime obligors. Officers and employees of CPS have many years of experience in this type of servicing. If CPS were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Securityholders.

     Risk of CPS's Inability to Repurchase Receivables. In certain circumstances, CPS will be required to acquire Receivables from the related Trust with respect to which such representations and warranties have been breached. In the event that CPS is incapable of complying with its repurchase obligations and no other party is obligated to perform or satisfy such obligations, Securityholders of the applicable Trust may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

     The related Prospectus Supplement will set forth certain information regarding CPS. In addition, CPS is subject to the information requirements of the Exchange Act and, in accordance therewith, files reports and other information with the Commission. For further information regarding CPS reference is made to such reports and other information which are available as described under 'Available Information.'

     Effect of Prepayments on Yield and Maturity. All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of CPS. (For this purpose the term 'prepayments' includes prepayments in full, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, CPS is obligated to repurchase Receivables as a result of breaches of representations and warranties, and under certain circumstances the Servicer is obligated to purchase Receivables pursuant to the Sale and Servicing Agreement as a result of breaches of certain covenants. Subject to certain conditions, the Servicer also has the right to purchase the Receivables when the aggregate principal balance thereof is 10% or less of the aggregate principal balance thereof on the Cutoff Date. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Securityholders.

     The rate of prepayments of Receivables cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

     Securityholders should consider, in the case of Securities purchased at a discount, the risk that a slower than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Securities purchased at a premium, the risk that a faster than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

     Distribution of Pre-Funded Amount -- Effect on Yield and Maturity. If so provided in the related Prospectus Supplement, on the Closing Date the Seller will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. The Pre-Funded Amount will be used to purchase Subsequent Receivables from the Seller (which, in turn, will acquire such Subsequent Receivables from CPS or an Affiliated Originator specified in the related Prospectus Supplement) from time to time during the related Funding Period. During the related Funding Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account will be invested by the Trustee (as instructed by the Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection Period and allocated to interest and will be distributed on the Payment Date pursuant to the payment priorities specified in the related Prospectus Supplement.

     To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Securityholders on the Payment Date at or immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any such prepayment of principal could have the effect of shortening the weighted average life of the Securities of the related Series. In addition, holders of the related Securities will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such Securities.

     Varying Characteristics of Subsequent Receivables. If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Trust Documents to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Trust Documents and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS or an Affiliated Originator during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more Classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under 'Pre-Funding Accounts.'

     Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a 'Subsequent Transfer Date'), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Purchase Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under 'The Receivables Pools' herein and 'The Receivables Pool' in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition precedent, among others, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent are not met with respect to any Subsequent Receivables, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

     Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See 'The Receivables' herein.

     Certain Legal Aspect -- Lack of Perfected Security Interests in Financed Vehicles. The transfer of the Receivables by the applicable Seller to the Trustee pursuant to the related Sale and Servicing Agreement, perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. Unless specified in a Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Financed Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account (as hereinafter defined). See 'Certain Legal Aspects of the Receivables.'

     In connection with each sale of Receivables, security interests in the Financed Vehicles securing the Receivables will be assigned by CPS and each Affiliated Originator to the Seller. Due to the administrative burden and expense of retitling each of the Financed Vehicles in the appropriate state, the certificates of title to the Financed Vehicles will not be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the applicable Purchase Agreement to the related Trust, CPS will be obligated to repurchase any Receivable sold to the Trust by CPS or an Affiliated Originator as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or the relevant Affiliated Originator in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or the relevant Affiliated Originator in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or the Affiliated Originator is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or the Affiliated Originator, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See 'Certain Legal Aspects of the Receivables -- Security Interests in the Financed Vehicles.'

     Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, CPS will be obligated to repurchase any Receivable that fails to comply with such legal requirements from the Seller and the Seller shall be obligated to repurchase such Receivable from the Trust, and the Seller and the Servicer will undertake to enforce such obligation on behalf of the Trust. See 'Certain Legal Aspects of the Receivables -- Consumer Protection Laws.'

     Non-Consolidation. Each Seller has taken or will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by CPS under the United States Bankruptcy Code or similar state laws ('Insolvency Laws') will not result in consolidation of the assets and liabilities of the Seller with those of CPS. These steps include the creation of each Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of a Seller would not result in a court concluding that the assets and liabilities of such Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in distributions on the related Securities could occur or reductions in the amounts of such distributions could result. See 'The Seller and CPS.'

     True Sale. CPS will warrant to the Seller in each Purchase Agreement that the sale of the Receivables by it or an Affiliated Originator to the Seller is a valid sale of such Receivables to such Seller. In addition, CPS, each Affiliated Originator and each Seller will treat the transactions described herein as a sale of the Receivables to the Seller, and each Seller has taken and will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if CPS or an Affiliated Originator were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of CPS (or such Affiliated Originator) or CPS (or such Affiliated Originator) itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such Seller, then delays in payments of collections of Receivables to the Seller could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge or a tax or government lien on the property of CPS or an Affiliated Originator arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of the bankruptcy estate of CPS or the Affiliated Originator, as applicable, and would not be available to creditors of CPS or the Affiliated Originator, as applicable.

     The U.S. Court of Appeals for the Tenth Circuit issued its opinion in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993) in which it appeared to conclude (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables are likely to be viewed as 'chattel paper', as defined under the Uniform Commercial Code, rather than as accounts, the rationale behind the Octagon holding could also be applicable to chattel paper. The circumstances under which the Octagon ruling would apply are not fully known, and the extent to which the Octagon decision will be followed in other courts or outside of the Tenth Circuit is not certain. CPS's principal place of business is located outside the jurisdiction of the Tenth Circuit. In fact, Oklahoma, the law of which state the Octagon court purported to apply, subsequently amended its commercial code to prevent such a similar result in future cases. In addition, the Permanent Editorial Board Commentary on the Uniform Commercial Code recently amended the comments to the Uniform Commercial Code to make clear that the Uniform Commercial Code does not prevent, or govern whether there is, a sale of accounts or chattel paper. If the holding in the Octagon case were applied in a bankruptcy of CPS or an Affiliated Originator, however, even if the transfers of Receivables to the Seller and to the Trust were treated as sales, the Receivables would be part of the bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Securityholders could result. CPS will warrant in the Purchase Agreement that the sale of the Receivables to the Seller (including Receivables sold by an Affiliated Originator) is a valid sale of the Receivables to the Seller, and the Seller will warrant in the Sale and Servicing Agreement that the sale of the Receivables to the Trust is a valid sale of the Receivables to the Trust.

     Risk of Changes in Delinquency Levels. There can be no assurance that the historical levels of delinquencies and losses experienced by CPS on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events. For a discussion and analysis see 'CPS's Automobile Contract Portfolio -- Delinquency and Loss Experience.'

     Subordination; Limited Assets. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one Class of Notes of a Series may be subordinated in priority of payment to interest and principal due on other Classes of Notes of a related Series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account, spread account, and any other Credit Enhancement. The Securities represent beneficial interests in the related Trust only and will not represent a recourse obligation to other assets of CPS or the Seller. No Securities of any Series will be insured or guaranteed by CPS, the Seller, the Servicer, or the applicable Trustee. Consequently, holders of the Securities of any Series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, any Credit Enhancement, all as specified in the related Prospectus Supplement.

     Limited Liquidity. There can be no assurance that a secondary market for the Securities of any Series or Class will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the life of such Securities. The Prospectus Supplement for any Series of Securities may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange.

     Priority of Interest in Receivables. In connection with the issuance of any Series of Securities, CPS will originate Receivables. The Seller will warrant in a Sale and Servicing Agreement that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Receivables to the Trust or the Trustee on behalf of the Securityholders has a valid security interest in such Receivables. As will be described in the related Prospectus Supplement, the related Trust Documents will provide that the Trustee will be required to maintain possession of such original copies of all Receivables that constitute chattel paper; provided that the Servicer may take possession of such original copies as necessary for the enforcement of any Receivables. If the Servicer, the Trustee or other third party, while in possession of any Receivable, sells or pledges and delivers such Receivable to another party, in violation of the Sale and Servicing Agreement, there is a risk that such other party could acquire an interest in such Receivable having a priority over the Trust's interest. Furthermore, if the Servicer or a third party, while in possession of any Receivable, is rendered insolvent, such an event of insolvency may result in competing claims to ownership or security interests in such Receivable. Such an attempt, even if unsuccessful, could result in delays in payments on the Securities. If successful, such attempt could result in losses to the Securityholders or an acceleration of the repayment of the Securities. CPS will be obligated to repurchase any Receivable if there is a breach of CPS's representations and warranties that materially and adversely affects the interests of the Trust in such Receivable and such breach has not been cured.

     Limitations on the Amount of Recoveries. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Receivables, all Receivables will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against CPS or any other person or entity whatsoever. CPS will warrant that no claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

     In the event that CPS or the Trustee must rely on repossession and disposition of Financed Vehicles to recover scheduled payments due on Defaulted Receivables (as defined in the related Sale and Servicing Agreement), the Issuer may not realize the full amount due on a Receivable (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Issuer to realize the full amount due on a Receivable include whether amendments to certificates of title relating to the Financed Vehicles had been filed, depreciation, obsolescence, damage or loss of any financed Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Securityholders may be subject to delays in receiving payments and suffer loss of their investment in the Securities.

     Insurance on Financed Vehicles. Each Receivable generally requires the Obligor to maintain insurance covering physical damage to the Financed Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which CPS is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

     In addition, although each Receivable generally gives CPS the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither CPS nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Financed Vehicles included in the Trust Assets, as a result of which Securityholders could suffer a loss on their investment.

     Security Rating. The rating of Securities credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively 'Credit Enhancement') will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a 'Credit Enhancer'). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Securities would likely result in a reduction in the rating of the Securities.

     Limitations Due to Book-Entry Registration. Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

     Since transactions in Securities will, in most cases, be effected only through DTC, direct or indirect participants in DTC's book-entry system ('Direct Participants' or 'Indirect Participants') or certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Securities, may be limited due to lack of a physical security representing the Securities.

     Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable Class of Securityholders either directly or indirectly through Indirect Participants. See 'Description of the Securities -- Book-Entry Registration.'

     Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.

                                  THE ISSUERS

     With respect to each Series of Securities, the Seller will establish a separate Trust that will issue such Securities pursuant to the related Trust Documents. For purposes of this Prospectus and the related Prospectus Supplement, the related Trust, if a Trust issues the related Securities, shall be referred to as the 'Issuer' with respect to such Securities.

     Upon the issuance of the Securities of a given Series, the proceeds from such issuance will be used by CPS to repay indebtedness incurred to originate Receivables. The Servicer will service the related Receivables pursuant to a sale and servicing agreement (the 'Sale and Servicing Agreement'), and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer may be appointed custodian for the related Receivables by each Trustee and CPS, as may be set forth in the related Prospectus Supplement.

     If the protection provided to the Securityholders of a given class by the subordination of another Class of Securities of such Series and by the availability of the funds in the reserve account, if any, or any other Credit Enhancement for such Series is insufficient, the Trust must rely solely on the payments from the Obligors on the related Contracts, and the proceeds from the sale of Financed Vehicles which secure the Defaulted Contracts. In such event, certain factors may affect such Trust's ability to realize on the collateral securing such Contracts, and thus may reduce the proceeds to be distributed to the Securityholders of such Series.

                                THE TRUST ASSETS

     To the extent specified in the Prospectus Supplement for a Trust, the Trust Assets of a Trust will include a pool (a 'Receivables Pool') of retail installment sale contracts between dealers (the 'Dealers') in new and used automobiles, light trucks, vans and minivans and retail purchasers (the 'Obligors') (including Sub-Prime Borrowers) and, with respect to Rule of 78's Receivables, certain moneys due thereunder after the applicable Cutoff Date and, with respect to Simple Interest Receivables, certain moneys received thereunder after the applicable Cutoff Date. Pursuant to agreements between the Dealers and CPS ('Dealer Agreements'), the Receivables will be purchased by CPS. As further described in the related Prospectus Supplement, the Trust Assets of a Trust will also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Trustee pursuant to the Trust Agreement or Indenture; (ii) the rights of the Seller under the Sale and Servicing Agreement; (iii) security interests in the Financed Vehicles; (iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. If so specified in the related Prospectus Supplement, the Trust Assets also will include the Credit Enhancement provided for the benefit of Securityholders of such Trust.

     If so provided in the related Prospectus Supplement, the property of a Trust may also include a Pre-Funded Amount, which the Seller will deposit to the Pre-Funding Account on the Closing Date and which will be used by the Trust to purchase Subsequent Receivables from the Seller during the related Funding Period (not to exceed 6 months). Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust. The Pre-Funded Amount will not exceed 34% of the Trust Assets nor 25% of the Certificate Balance, if any.

     If the protection provided to Securityholders, if any, by any such Credit Enhancement is insufficient, such Securityholders will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the related Receivables. Securityholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See 'Description of the Trust Documents -- Credit and Cash Flow Enhancement' and 'Certain Legal Aspects of the Receivables.'

     The Receivables comprising the Trust Assets will, as specifically described in the related Prospectus Supplement, be either (i) originated by CPS or an Affiliated Originator, (ii) originated by various manufacturers (or their captive finance companies) and acquired by CPS or an Affiliated Originator,
(iii) originated by various Dealers and acquired by CPS or an Affiliated Originator or (iv) acquired by CPS or an Affiliated Originator from other originators or owners of Receivables. Such Receivables will generally have been originated or acquired by CPS or an Affiliated Originator in accordance with CPS's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust will be described in all material respects in the related Prospectus Supplement.

     The Receivables included in the Trust Assets will be selected from those Receivables held by CPS or an Affiliated Originator based on the criteria specified in the applicable Purchase Agreement or Affiliate Purchase Agreement and described herein or in the related Prospectus Supplement.

                    ACQUISITION OF RECEIVABLES BY THE SELLER

     On or prior to each Closing Date, CPS will, and an Affiliated Originator may, sell and assign to the Seller, without recourse, except as provided in the related Purchase Agreement, its entire interest in the applicable Receivables, together with its security interests in the Financed Vehicles, pursuant to a purchase agreement between CPS and the Seller (a 'Purchase Agreement') or pursuant to a purchase agreement between an Affiliated Originator and the Seller (an 'Affiliate Purchase Agreement').

     In each Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the applicable Receivables is correct in all material respects; (ii) at the date of issuance of the Securities, physical damage insurance covering each Financed Vehicle is in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the applicable Securities, the related Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers have been asserted or threatened; (iv) at the date of issuance of the Securities, each of the Receivables is or will be secured by a first-priority perfected security interest in the Financed Vehicle in favor of CPS or the applicable Affiliated Originator; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Securities, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The 'Purchase Amount' equals the unpaid principal balance owed by the Obligor plus interest thereon at the respective APR to the last day of the month of repurchase. The repurchase obligation will constitute the sole remedy available to the Securityholders, the Credit Enhancer (if any) or the Trustee for any such uncured breach.

                                THE RECEIVABLES

RECEIVABLES POOLS

     Information with respect to the Receivables in the related Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cutoff Date.

     If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Sale and Servicing Agreement to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Sale and Servicing Agreement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS or an Affiliated Originator during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more Classes of the related Series of Securities may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under 'Risk Factors -- Pre-Funding Accounts.'

     Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a 'Subsequent Transfer Date'), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Sale and Servicing Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Securities; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under 'The Receivables Pool' in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Purchase Amounts therefor.

     Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary from those described in the related Prospectus Supplement as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period; provided that the Trust will not acquire any Subsequent Receivable on a Subsequent Transfer Date if the addition of such Subsequent Receivable (giving consideration to all other Subsequent Receivables acquired by the Trust on or prior to such Subsequent Transfer Date) would result in any characteristic of the related Receivables Pool varying by more than 5% from the description of such characteristic in the related Prospectus Supplement. The Sponsor will file each Subsequent Transfer Agreement with the Commission on Form 8-K.

THE RECEIVABLES

     As specified in the related Prospectus Supplement, the Receivables may consist of any combination of Rule of 78's Receivables, Actuarial Receivables or Simple Interest Receivables. Generally, 'Rule of 78's Receivables' provide for fixed level monthly payments which will amortize the full amount of the Receivable over its term. The Rule of 78's Receivables provide for allocation of payments according to the 'sum of periodic balances' method (also referred to as the 'sum of monthly payments' method) (the 'Rule of 78's'). Each Rule of 78's Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ('APR') for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the Rule of 78's. Under the Rule of 78's, the amount of interest earned in any period is equal to the total finance charge due under the contract multiplied by a fraction the numerator of which is the remaining number of periods of the contract and the denominator of which is the sum of the digits for the term of the contract. For example, on a 36 month contract in its 17th month, the numerator would be nineteen and the denominator would be 666 (1+2+3+4....+36=666). Under the Rule of 78's, the portion of each payment allocable to interest is higher during the early months of the term of a Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related

Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78's Receivables may be allocated on an actuarial or simple interest basis.

     Generally, 'Actuarial Receivables' provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. An Actuarial Receivable provides for amortization of the amount financed over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the Financed Vehicle to CPS, provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions.

     'Simple Interest Receivables' provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78's Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an Obligor elects to prepay a Rule of 78's Receivable in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable calculated in accordance with the Rule of 78's will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Receivable for which all payments were made on schedule. Distributions to Securityholders may not be affected by Rule of 78's rebates under the Rule of 78's Receivable because, as specified in the related Prospectus Supplement, such distributions may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

     Certain information relating to CPS's delinquency, repossession and net loss experience with respect to Receivables it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Receivables in CPS's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any Trust will be comparable to CPS's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

     As more fully described in the related Prospectus Supplement, if a Receivable permits prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Securities. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, CPS will be obligated to acquire Receivables from the related Trust pursuant to the applicable Purchase Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Securities which results from prepayments will be borne entirely by the related Securityholders.

     The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related Series of Securities, together with a description of any applicable prepayment penalties.

                      CPS'S AUTOMOBILE CONTRACT PORTFOLIO

GENERAL

     CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ('Contracts') originated by Dealers. CPS specializes in Contracts with borrowers ('Sub-Prime Borrowers') who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

     CPS and certain of its subsidiaries (each such subsidiary, an 'Affiliated Originator') purchase Contracts from Dealers or independent finance companies ('IFC's') with the intent to resell them. CPS and Affiliated Originators may also purchase Contracts from third parties that have been originated by others. Prior to the issuances of the Securities, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collection on the Contracts in excess of those required to pay principal and interest due to the investor at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts. Additional information with respect to CPS's automobile contract portfolio, including information regarding CPS's underwriting criteria and servicing and collection procedures, will be set forth in each Prospectus Supplement.

     The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

     For further information about CPS see 'CPS's Automobile Contract Portfolio' in the Prospectus Supplement.

                                  POOL FACTORS

     The 'Pool Factor' for each Class of Securities will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such Class of Securities, indicating the remaining outstanding principal balance of such Class of Securities as of the applicable Payment Date, as a fraction of the initial outstanding principal balance of such Class of Securities. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable Class of Securities. A Securityholder's portion of the aggregate outstanding principal balance of the related Class of Securities is the product of (i) the original aggregate purchase price of such Securityholder's Securities and (ii) the applicable Pool Factor.

     As more specifically described in the related Prospectus Supplement with respect to each Series of Securities, the related Securityholders of record will receive reports on or about each Payment Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the 'Pool Balance'), each Pool Factor and various other items of information. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

     Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Receivables from the applicable Seller and to make the deposit of the Pre-Funded Amount, if any, to the Pre-Funding Account. CPS will use the portion of such proceeds paid to it for general corporate purposes.

                               THE SELLER AND CPS

     Each Seller will be a wholly-owned subsidiary of CPS. CPS Receivables Corp. was incorporated in the State of California in June of 1994. CPS Receivables Corp. was, and each other Seller will be, organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of CPS Receivables Corp. are located at 2 Ada, Suite 100, Irvine, California 92618; telephone (714) 753-6800.

     The Seller has taken steps in structuring the transaction contemplated hereby that are intended to make it unlikely that the voluntary or involuntary petition for relief by CPS under any Insolvency Law will result in consolidation of the assets and liabilities of the Seller or the Trust with those of CPS. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law.

     The Seller has received the advice of Mayer, Brown & Platt to the effect that, subject to certain facts, assumptions and qualifications, in a properly presented case under current law, in the event that CPS becomes a debtor in a case under the Bankruptcy Code, a United States Bankruptcy Court would not order the substantive consolidation of the assets and liabilities of the Seller with those of CPS. Among other things, it is assumed by Mayer, Brown & Platt that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of CPS, refraining from commingling its assets with those of CPS and refraining from holding itself out as having agreed to pay, or being liable for, the debts of CPS. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, and in certain other circumstances, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of CPS. If a court were to reach such a conclusion, or a filing were made to litigate any of the foregoing issues, delays in distributions on the Securities (and possible reductions in the amount of such distributions) could occur. See 'Risk Factors -- Non-Consolidation.'

     CPS was incorporated in the State of California on March 8, 1991. On October 22, 1992, CPS completed a public offering of 1,300,000 shares (approximately 31% of the shares then outstanding) of its common stock at an initial price of $5.00 per share. Prior to that time, 100% of the common stock of CPS was owned by CPS Holdings, Inc., a holding company the majority of the shares of which are owned by Charles E. Bradley, Sr. On March 6, 1995, CPS completed a second public offering of 1,000,000 shares (approximately 18.5% of the shares then outstanding) of its common stock at $14.75 per share. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing Contracts originated by Dealers. CPS specializes in Contracts with Sub-Prime Borrowers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems. CPS also provides accounting and collection services to third party owners of automobile loan portfolios that were not originated by CPS. CPS's executive offices are located at 2 Ada, Irvine, California 92618; telephone (714) 753-6800.

                                  THE TRUSTEE

     The Trustee for each Series of Securities will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Documents.

     With respect to each Series of Securities, the procedures for the resignation or removal of the Trustee and the appointment of a successor Trustee shall be specified in the related Prospectus Supplement.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in series (each a 'Series'). Each Series of Securities (or, in certain instances, two or more Series of Securities) will be issued pursuant to a Trust Agreement and, if Notes are issued, an Indenture. The following summaries (together with additional summaries under 'The Description of the Trust Documents' below) describe all material terms and provisions relating to the Securities common to each Trust Agreement and Indenture. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Trust Documents for the related Securities and the related Prospectus Supplement.

     All of the Securities offered pursuant to this Prospectus and the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more Rating Agencies.

     The Securities may either represent beneficial ownership interests in the related Receivables held by the related Trust or debt secured by certain assets of the related Trust.

     Each Series or Class of Securities offered pursuant to this Prospectus may have a different Interest Rate, which may be a fixed or adjustable interest rate. The related Prospectus Supplement will specify the Interest Rate for each Series or Class of Securities described therein, or the initial interest rate and the method for determining subsequent changes to the Interest Rate.

     A Series may include one or more Classes of Strip Securities entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a Series of Securities may include two or more Classes of Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distribution of principal or interest or both, or as to which distributions of principal or interest or both on any Class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related pool of Receivables. Any such Series may include one or more Classes of Accrual Securities, as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal balance, in the case of Accrual Securities which are also Strip Securities) thereof on each Payment Date, as hereinafter defined, or in the manner described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, a Series may include one or more other Classes of Senior Securities that are senior to one or more other Classes of Subordinate Securities in respect of certain distributions of principal and interest and allocations of losses on Receivables.

     In addition, certain Classes of Senior (or Subordinate) Securities may be senior to other Classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

GENERAL PAYMENT TERMS OF SECURITIES

     As provided in the related Trust Documents and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on the specified Payment Dates. Payment Dates with respect to the Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

     The related Prospectus Supplement will describe the Record Date preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. As more fully described in the related Prospectus Supplement, the Payment Date will be a specified day of each month (or, in the case of quarterly-pay Securities, a specified day of every third month; and in the case of semi-annual pay Securities, a specified day of every sixth month) and the Record Date will be the close of business as of a specified day preceding such Payment Date.

     Each Trust Agreement and Indenture will describe a Collection Period preceding each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs). As more fully provided in the related Prospectus Supplement, collections received on or with respect to the related Receivables held by a Trust during a Collection

Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of the payments collected on or with respect to the related Receivables may be applied by the related Trustee to the acquisition of additional Receivables during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the related Prospectus Supplement, the related Trust Documents may provide that all or a portion of such collected payments may be retained by the Trustee (and held in certain Eligible Investments, including Receivables) for a specified period prior to being used to fund payments of principal to Securityholders. 'Eligible Investments' are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by CPS, the Servicer or their respective affiliates or other trusts created by CPS or its affiliates. See 'Description of the Trust Documents -- Accounts.'

     Such retention and temporary investment by the Trustee of such collected payments may be required by the related Trust Documents for the purposes of (a) slowing the amortization rate of the related Securities relative to the installment payment schedule of the related Receivables, or (b) attempting to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in distributions to the specified Securityholders and an acceleration of the amortization of such Securities.

     Neither the Securities nor the underlying Receivables will be guaranteed or insured by any governmental agency or instrumentality or CPS, any Seller, the Servicer, any Trustee or any of their respective affiliates unless specifically set forth in the related Prospectus Supplement.

     As may be described in the related Prospectus Supplement, Securities of each Series will either evidence specified beneficial ownership interests in the Trust Assets or represent debt secured by the related Trust Assets. To the extent that any Trust Assets include certificates of interest in Receivables, the related Prospectus Supplement will describe the material terms and conditions of such certificates.

BOOK-ENTRY REGISTRATION

     As specified in the related Prospectus Supplement, Securityholders of a given Series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Securities in respect of a given Series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the 'Participants'), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the 'Depositaries') which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York UCC and a 'clearing agency' registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     The Securityholders of a given Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such Series may do so only through Participants and Indirect Participants. In addition, Securityholders of a given Series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Securityholders of a given Series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Securityholders. Unless the related Prospectus Supplement provides for Definitive Securities it is anticipated that the only 'Securityholder' in respect of any Series will be Cede, as nominee of DTC, or another nominee of DTC. Securityholders of a given Series will not be recognized as Securityholders of such Series, and such Securityholders will be permitted to exercise the rights of Securityholders of such Series only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers of Securities of a given Series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the Securityholders of a given Series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders of such Series. Accordingly, although such Securityholders will not possess Securities, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder of a given Series to pledge Securities of such Series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

     DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Securityholder of the related Series only at the direction of one or more Participants to whose accounts with DTC the Securities of such Series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the 'Euroclear Operator' (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The 'Euroclear Operator' is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

     Except as required by law, the Trustee in respect of a Series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE NOTES

     Except to the extent that the related Prospectus Supplement provides for book-entry Securities, the Securities will be issued in fully registered, certificated form ('Definitive Securities') to the

Securityholders of a given Series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related Series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an 'Event of Default' under the related Indenture or a default by the Servicer under the related Trust Documents, Securityholders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Securityholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Securityholders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Securityholders.

     Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Securityholders.

     Definitive Securities in respect of a given Series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO SECURITYHOLDERS

     With respect to each Series of Securities, on or prior to each Payment Date for such Series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust Assets setting forth the information specified in the related Prospectus Supplement.

     In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Securityholders a statement containing information required by applicable tax laws, for the purpose of the Securityholders' preparation of federal income tax returns.

                       DESCRIPTION OF THE TRUST DOCUMENTS

     The following summary describes certain terms of the Trust Documents pursuant to which a Trust will be created and the related Securities in respect of such Trust will be issued. For purposes of this Prospectus, the term 'Trust Documents' as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Securities, including without limitation the Indenture, (i.e. pursuant to which any Notes shall be issued). A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Trust Documents.

SALE AND ASSIGNMENT OF RECEIVABLES

     On or prior to the closing date specified with respect to any given Series of securities ( the 'Closing Date'), CPS or an Affiliated Originator will sell and assign to a Seller, without recourse, except as otherwise provided in the applicable Purchase Agreement or Affiliate Purchase Agreement, its entire interest in the Receivables to be included in such Trust, together with its security interests in the Financed Vehicles. At the time of issuance of the Securities, such Seller will either transfer such Receivables to a Trust pursuant to a Sale and Servicing Agreement. The obligations of the Seller and the Servicer under the related Sale and Servicing Agreement include those specified below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, CPS will be obligated to acquire from the related Trust its interest in any Receivable transferred to a Trust or pledged to a Trustee on behalf of Securityholders if the interest of the Securityholders therein is materially adversely affected by a breach of any representation or warranty made by CPS with respect to such Receivable, which breach has not been cured following the discovery by or notice to CPS of the breach. In addition, if so specified in the related Prospectus Supplement, CPS may from time to time reacquire certain Receivables or substitute other Receivables for such Receivable subject to specified conditions set forth in the related Purchase Agreement.

ACCOUNTS

     With respect to each Series of Securities issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Securityholders, into which all payments made on or with respect to the related Receivables will be deposited (the 'Collection Account'). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Securityholders, in which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Securityholders will be deposited and from which distributions to such Securityholders will be made (the 'Distribution Account').

     If the related Prospectus Supplement so provides, the Pre-Funding Account will be maintained with the Indenture Trustee and is intended solely to hold funds to be applied by the Indenture Trustee during the Funding Period to pay to the Seller the purchase price for Subsequent Receivables and any Permitted Investments purchased with funds not yet invested in Subsequent Receivables. Monies on deposit in the Pre-Funding Account will not be available to cover losses on or in respect of the Receivables and any Permitted Investments purchased with funds not yet invested in Subsequent Receivables. On the Closing Date, the Pre-Funding Account will be funded with the initial Pre-Funded Amount from the sale proceeds of the Securities.

     If the related Prospectus Supplement so provides the Seller will establish and maintain an account (the 'Interest Reserve Account') in the name of the Indenture Trustee on behalf of the Noteholders and Certificateholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Interest Reserve Account. On certain Payment Dates to be specified in the related Prospectus Supplement, funds on deposit in the Interest Reserve Account which are in excess of the Requisite Reserve Amount for such Payment Date will be withdrawn from the Interest Reserve Account and deposited in the Distribution Account for distribution.

     Any other accounts to be established with respect to a Trust, including any other reserve account, yield supplement account or negative arbitrage account, will be described in the related Prospectus Supplement.

     For any Series of Securities, funds in the Collection Account, the Distribution Account, any Pre-Funding Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the 'Trust Accounts') shall be invested as provided in the related Trust Agreement or Indenture in Eligible Investments. 'Eligible Investments' are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Securities. Subject to certain conditions, Eligible Investments may include securities issued by CPS, the Servicer or their respective affiliates or other trusts created by CPS or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Payment Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account a temporary shortfall in the amounts distributed to the related Securityholders could result, which could, in turn, increase the average life of the Securities of such Series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, 'Investment Earnings'), shall be deposited in the applicable Collection Account on each Payment Date and shall be treated as collections of interest on the related Receivables.

     The Trust Accounts will be maintained as Eligible Deposit Accounts. 'Eligible Deposit Account' means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. 'Eligible Institution' means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or the related Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either
(w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

THE SERVICER

     The Servicer under each Sale and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be CPS or an affiliate of CPS and may have other business relationships with CPS or CPS's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust for such Series. Any Servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Sale and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute a default by the Servicer under the related Sale and Servicing Agreement.

     A Sale and Servicing Agreement may contain provisions providing for a standby servicer ('Standby Servicer') to serve as successor servicer in the event the Servicer is terminated or resigns as Servicer pursuant to the terms of such Sale and Servicing Agreement. A Standby Servicer will receive a fee on each Payment Date for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer becomes the Servicer under a Sale and Servicing Agreement, it will receive compensation as a Servicer in an amount set forth in such Sale and Servicing Agreement.

SERVICING PROCEDURES

     Each Sale and Servicing Agreement will provide that the Servicer will follow its then-employed standards, or such more exacting standards as the Servicer employs in the future, in servicing the Receivables that are part of the Trust. Each Sale and Servicing Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables that are part of the Trust and, in a manner consistent with such Sale and Servicing Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its sole discretion, arrange with the Obligor on a Receivable to extend the payment schedule; provided, however, that the Servicer may be limited as to the number of times an extension may be granted and as to the timing of such extensions. No such arrangement will, for purposes of a Sale and Servicing Agreement, modify the original due dates or the amount of the scheduled payments, or extend the final payment date on any Receivable beyond the last day of the penultimate Collection Period before the Final Schedule Payment Date under the related Trust Documents. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable. Following any such purchase of a Receivable by the Servicer, such Receivable will be released from the Trust and conveyed to the Servicer. The Servicer may sell the Vehicle securing the respective defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. See 'Certain Legal Aspects of the Receivables.'

     The material aspects of any particular Servicer's collections and other relevant procedures will be set forth in the related Prospectus Supplement.

PAYMENTS ON RECEIVABLES

     With respect to each Series of Securities, unless the related Prospectus Supplement does not so provide, the Servicer will notify each Obligor that payments made by such Obligor after the Cutoff Date with respect to a Receivable must be mailed directly to the Post Office Box set forth in the Sale and Servicing Agreement relating to such Receivable. On each Business Day, the Lock-Box Processor set forth in the Sale and Servicing Agreement relating to such Receivable (the 'Lock-Box Processor') will transfer any such payments received in the applicable post office box in the name of the applicable Trustee for the benefit of the Securityholders and the related Credit Enhancer (if any) (the 'Post Office Box') to the applicable segregated lock-box account in the name of the applicable Trustee for the benefit of the Securityholders and the related Credit Enhancer (if any) (the 'Lock-Box Account'). Any payments received by the Servicer from an Obligor or from a source other than an Obligor must be deposited in the applicable Lock-Box Account or the applicable Collection Account upon receipt. The Servicer will, following the receipt of funds in such Lock-Box Account, direct the Lock-Box Bank to transfer such funds to the applicable Collection Account. Prior to the applicable Payment Date, the applicable Trustee, on the basis of instructions provided by the Servicer, will transfer funds held in such Collection Account to the applicable Payahead Account if such payments constitute Payaheads or to the applicable Distribution Account for distribution to, the Securityholders of the related Series.

     Collections on a Rule of 78's Receivable made during a Collection Period will be applied first, to the scheduled payment on such Rule of 78's Receivable, and second, to any late fees accrued with respect to such Rule of 78's Receivable.

SERVICING COMPENSATION

     As will be described in the related Prospectus Supplement with respect to any Series of Securities issued by a Trust, the Servicer will be entitled to receive a servicing fee on each Payment Date (the 'Servicing Fee'), equal to the product of one-twelfth of the specified percentage per annum and the Pool Balance (each as set forth in the related Prospectus Supplement) as of the close of business on the last day of the second preceding Collection Period; provided, however, that with respect to the first Payment Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the original Pool Balance. So long as CPS is Servicer, a portion of the Servicing Fee will be payable to the Standby Servicer, if any (as set forth in the related Prospectus Supplement), for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation for acting in such capacity. See 'Standby Servicer' in the related Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, including, in the case of a Rule 78's Receivable that is part of the Trust and that is prepaid in full, to the extent not required by law to be remitted to the related Obligor, the difference between the principal balance of such Receivable computed on an actuarial basis plus accrued interest to the date of prepayment and the principal balance of such Receivable computed according to the Rule of 78's, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables that are part of the Trust, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Securityholders of the related Series.

     The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables that are part of the Trust, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables that are part of the Trust, including accounting for collections and furnishing monthly and annual statements as required with respect to a Series of Securities regarding distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables that are part of the Trust.

DISTRIBUTIONS

     With respect to each Series of Securities, beginning on the Payment Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each Class of such Securities entitled thereto will be made by the applicable Indenture Trustee to the holders of Notes (the 'Noteholders') and by the applicable Trustee to the holders of Certificates (the 'Certificateholders') of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for each class of Noteholders and all distributions to each class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

     With respect to each Series of Securities, on each Payment Date collections on the related Receivables will be transferred from the Collection Account to the Distribution Account for distribution to Securityholders, respectively, to the extent provided in the related Prospectus Supplement. Credit Enhancement, such as a reserve account, may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, and unless not provided for therein, distributions in respect of principal of a Class of Securities of a given Series will be subordinate to distributions in respect of interest on such Class, and distributions in respect of the Certificates of such Series will be subordinate to payments in respect of the Notes of such Series.

CREDIT AND CASH FLOW ENHANCEMENTS

     The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Securities of a given Series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a Policy, subordination of one or more Classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a Class of Securities may cover one or more other Classes of Securities of the same Series, and Credit Enhancement for a Series of Securities may cover one or more other Series of Securities.

     The presence of Credit Enhancement for the benefit of any Class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders or such Class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. As more specifically provided in the related Prospectus Supplement, the credit enhancement for a Class or Series of Securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Securityholders of any Class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Securityholders of other Series.

STATEMENTS TO INDENTURE TRUSTEES AND TRUSTEES

     Prior to each Payment Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee and/or the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series described under 'Description of the Securities -- Reports to Securityholders.'

EVIDENCE AS TO COMPLIANCE

     Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trust and/or the applicable Indenture Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

     Each Sale and Servicing Agreement will also provide for delivery to the related Trust and the applicable Indenture Trustee of a certificate signed by an officer of the Servicer stating that the Servicer either has fulfilled its obligations under such Sale and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Indenture Trustee and each Trustee notice of certain Servicer Termination Events (as hereinafter defined) under the related Sale and Servicing Agreement.

     Copies of such statements and certificates may be obtained by Securityholders by a request in writing addressed to the applicable Indenture Trustee or the applicable Trustee.

CERTAIN MATTERS REGARDING THE SERVICERS

     Each Sale and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and under certain other circumstances. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the applicable Sale and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer, if any, will agree to assume the servicing obligations and duties under the Sale and Servicing Agreement.

     Each Sale and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officer, employees, and agents will be under any liability to the Trust or the Securityholders of the related Series for taking any action or for refraining from taking any action pursuant to such Sale and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Sale and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

     Under the circumstances specified in each Sale and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the applicable Sale and Servicing Agreement.

SERVICER TERMINATION EVENT

     Except as otherwise provided in the related Prospectus Supplement, 'Servicer Termination Event' under the related Trust Documents will include (i) any failure by the Servicer to deliver to the applicable Trustee for deposit in any of the related Trust Accounts any required payment or to direct such Trustee to make any required distributions therefrom, which failure continues unremedied for more than three (3) Business Days after written notice from such Trustee is received by the Servicer or after discovery by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in such Trust Documents, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for more than thirty (30) days after the giving of written notice of such failure (1) to the Servicer by the applicable Trustee or (2) to the Servicer, and to the applicable Trustee by holders of the related Securities, as applicable, evidencing not less than 50% of the voting rights of such outstanding Securities; (iii) any Insolvency Event; and (iv) any claim being made on a Policy issued as Credit Enhancement. An 'Insolvency Event' shall mean financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER TERMINATION EVENT

     As more fully described and except as otherwise provided in the related Prospectus Supplement, as long as a Servicer Termination Event under the related Trust Documents remains unremedied, the applicable Trustee, Credit Enhancer or holders of Notes of the related Series evidencing not less than 50% of the voting rights of such then outstanding Notes or, after the Notes have been paid in full, holders of Certificates of the related Series evidencing not less than 50% of the voting rights of such then outstanding Certificates may terminate all the rights and obligations of the Servicer, if any, under such Sale and Servicing Agreement, whereupon a successor servicer appointed by such Trustee or such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Trust Documents and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Termination Event other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the applicable Trustee or such Securityholders from effecting a transfer of servicing.

WAIVER OF PAST DEFAULTS

     With respect to each Trust, except as otherwise provided in the related Prospectus Supplement and subject to the approval of any Credit Enhancer, the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Securities may, on behalf of all Securityholders of the related Securities, waive any default by the Servicer in the performance of its obligations under the related Trust Documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with such Trust Documents. No such waiver shall impair the Securityholders' rights with respect to subsequent defaults.

AMENDMENTS

     As more fully described in, and unless not provided for by, the related Prospectus Supplement, each of the Trust Documents may be amended by the parties thereto, without the consent of the related

Securityholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Securityholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Trust Documents may also be amended by CPS, the Servicer, and the applicable Trustee with the consent of the holders of Notes evidencing at least a majority of the voting rights of such then outstanding Notes or, after the Notes have been paid in full, holders of Certificates of the related Series evidencing not less than 50% of the voting rights of such then outstanding Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Trust Documents or of modifying in any manner the rights of such Securityholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Securityholders or (ii) reduce the aforesaid percentage of the Securities of such Series which are required to consent to any such amendment, without the consent of the Securityholders of such Series.

TERMINATION

     With respect to each Trust, the obligations of the Servicer, CPS and the applicable Trustee pursuant to the related Trust Documents will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last related Receivable and the disposition of any amounts received upon liquidation of any such remaining Receivables and (ii) the payment to Securityholders of the related Series of all amounts required to be paid to them pursuant to such Trust Documents. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer will be permitted in respect of the applicable Trust Assets, unless the related Prospectus Supplement does not so provide, at its option to purchase from such Trust Assets, as of the end of any Collection Period immediately preceding a Payment Date, if the Pool Balance of the related Contracts is less than 10% of the initial Pool Balance in respect of such Trust Assets, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of the end of such Collection Period. The related Securities will be redeemed following such purchase.

     If and to the extent provided in the related Prospectus Supplement, any outstanding Notes of the related Series will be redeemed concurrently with the events specified above and the subsequent distribution to the related Securityholders of all amounts required to be distributed to them pursuant to the applicable Trust Documents may effect the prepayment of the Certificates of such Series.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

     The transfer of Receivables by the Seller to the Trust pursuant to the related Sale and Servicing Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, the Servicer will take such action as is required to perfect the rights of the Trustee in the Receivables. If, through inadvertence or otherwise, a third party were to purchase (including the taking of a security interest in) a Receivable for new value in the ordinary course of its business, without actual knowledge of the Trust's interest, and take possession of a Receivable, the purchaser would acquire an interest in such Receivable superior to the interest of the Trust. Unless specified in a Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any insurance policies covering individual Financed Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account.

SECURITY INTERESTS IN THE FINANCED VEHICLES

     In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light trucks, vans and minivans by dealers to Obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the financed automobiles, light trucks, vans and minivans is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

     Unless the related Prospectus Supplement does not so provide, each Contract will name CPS or the applicable Affiliated Originator as obligee or assignee and as the secured party. Unless the related Prospectus Supplement does not so provide, CPS will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect CPS's or such Affiliated Originator's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. The Obligors on the Contracts will not be notified of the sale from CPS or an Affiliated Originator, directly or indirectly, to the Seller, or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from CPS or such Affiliated Originator, directly or indirectly, to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

     CPS or the related Affiliated Originator will transfer and assign its security interest in the related Financed Vehicles directly or indirectly to the Seller, and the Seller will transfer and assign its security interest in such Financed Vehicles to the related Trust pursuant to a Sale and Servicing Agreement. However, because of the administrative burden and expense, neither CPS nor the Seller will amend the certificates of title of such Financed Vehicles to identify the related Trust as the new secured party.

     In most states, an assignment such as that under each Sale and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence.

     Under the laws of most states, the perfected security interest in a vehicle continues for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Unless the related Prospectus Supplement does not so provide, under each Sale and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.

     Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by government authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

REPOSSESSION

     In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Unless otherwise specified in the related Prospectus Supplement, self-help is the most likely method to be used by the Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

     The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

     The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

     Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exits or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Solders' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and state motor vehicle retail installment sales act, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables or result in the imposition of penalties in excess of amounts owing on the Receivables. In some instances, particularly in actions based upon fraud or unfair and deceptive practices, damage awards have been large. If the Trust were obligated to pay any such damages, its assets would be directly reduced, resulting in a potential loss to the Securityholders.

     Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a 'cash sale differential'). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

     To so-called 'Holder-in-Due-Course' Rule of the Federal Trade Commission (the 'FTC Rule'), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

     Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of CPS's warranties under the related Purchase Agreement and would create an obligation of CPS to repurchase the Receivable unless the breach is cured. See 'Description of the Trust Documents -- Sale and Assignment of Receivables.'

     Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

     Under most state vehicle dealer licensing laws, sellers of automobiles, light trucks, vans and minivans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a 'Buyer's Guide' which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Sale and Servicing Agreements.

     Under each Purchase Agreement, CPS will have represented and warranted that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of CPS and would create an obligation of CPS to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossession a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of the material Federal income tax consequences of the purchase, ownership and disposition of the Notes and the Certificates. However, the summary does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders or Certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase Notes or Certificates in the initial distribution thereof and who hold the Notes or Certificates as 'capital assets' within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the 'Code'). Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

     The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of Mayer, Brown & Platt, special Federal tax counsel to such Trust ('Federal Tax Counsel'), regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal Revenue Service (the 'IRS') or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

TAX CHARACTERIZATION OF THE TRUST

     Prior to the issuance of Securities by the related Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust were taxable as a corporation for Federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Seller will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for Federal, state and local income and franchise tax purposes. Prior to the sale of Securities by the related Trust, Federal Tax Counsel will deliver its opinion to the Trust with respect to each series of Notes that either (i) the Notes of such series will be characterized as debt for Federal income tax purposes or (ii) the Notes of such series should be characterized as debt for Federal income tax purposes, but if such Notes are not characterized as debt, such Notes will be characterized as interests in a partnership. Except as described below under the heading ' -- Possible Alternative Treatment of the Notes' below, the discussion below assumes that the characterization of the Notes as debt for Federal income tax purposes is correct.

     OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Strip Notes (the Federal income tax consequences for which will be described in the applicable Prospectus Supplement). Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under Treasury regulations (the 'OID Regulations') relating to debt instruments issued with original issue discount ('OID'), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) is de minimis (i.e., less than 1/4% of their principal amount multiplied by the weighted average maturity of the Notes), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of Notes and as a result the Notes are treated as issued with OID, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID generally must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash basis holders, including regulated investment companies, as set forth in Section 1281 of the
Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than 12 months are subject to preferential rates of tax.

     Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other person other than a United States person as defined in the Code and Treasury Regulations (a 'foreign person') generally will be considered 'portfolio interest,' and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and (ii) provides the Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If the information provided in this statement changes, the foreign person must inform the Trust within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States Federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax; provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Final regulations dealing with withholding tax on income paid to foreign persons and related matters (the 'New Withholding Regulations') were issued by the Treasury Department on October 6, 1997. The New Withholding Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective Noteholders who are foreign persons are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

     Possible Alternative Treatment of the Notes. In the opinion of Federal Tax Counsel, in the event that any series of Notes were not treated as debt for Federal income tax purposes, such series of Notes would be characterized for Federal income tax purposes as interests in a partnership. If any series of the Notes did constitute interests in such a partnership, it is expected that stated interest payments on such Notes would be treated either as guaranteed payments under section 707(c) of the Code or as a preferential allocation of net income of the Trust (with all other items of Trust income, gain, loss, deduction and credit being allocated to the holders of the Certificates). Although the Federal income tax treatment of such Notes for most accrual basis taxpayers should not differ materially under such characterization from the treatment of such Notes as debt, such characterization could result in adverse effects for certain holders of Notes. For example, holders of Notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the Notes (plus possibly certain other items) even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders would in effect be required to report income in respect of such Notes on the accrual basis and holders of such Notes could become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. Moreover, income allocable to a holder of a Note treated as a partnership interest that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) would constitute 'unrelated debt-financed income' generally taxable to such a holder under the Code. In addition, foreign persons holding such Notes could be subject to withholding or required to file a U.S. Federal income tax return and to pay U.S. Federal income tax (and, in the case of a corporation, branch profits tax) on their share of accruals of guaranteed payments and Trust income, and individuals holding such Notes might be subject to certain limitations on their ability to deduct their share of Trust expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust as a Partnership. The Seller and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust as a partnership for purposes of Federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificateholders (including the Seller in its capacity as recipient of distributions from the Spread Account and any other account specified in the related Prospectus Supplement in which the Seller has an interest), and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates may have certain features characteristic of debt, the Certificates might be considered debt of the Seller or the Trust. Any such characterization should not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Strip Certificates and a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust will not be subject to Federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's accruals of guaranteed payments from the Trust and its allocated share of other income, gains, losses, deductions and credits of the Trust. The Trust's income will consist primarily of interest and finance charges earned on the Receivables (including appropriate adjustments for market discount, OID and premium) and any gain upon collection or disposition of Receivables. The Trust's deductions will consist primarily of interest accruing with respect to the Notes, guaranteed payments on the Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Receivables.

     Under the Trust Agreement, stated interest payments on the Certificates (including interest on amounts previously due on the Certificates but not yet distributed) will be treated as 'guaranteed payments' under Section 707(c) of the Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the Trust and ordinary income to the Certificateholders. The Trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of guaranteed payments in income in their taxable year that corresponds to the year in which the Trust deducts the payments, and Certificateholders with a different taxable year are required to include the payments in income in their taxable year that includes the December 31 of the Trust year in which the Trust deducts the payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Code.

     In addition, the Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust for each Collection Period equal to the sum of (i) any Trust income attributable to discount on the Receivables that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (ii) prepayment premium, if any, payable to the

Certificateholders for such month and (iii) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining items of income, gain, loss and deduction of the Trust will be allocated to the Seller.

     Based on the economic arrangement of the parties, this approach for accruing guaranteed payments and allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be subject to tax on income equal to the entire amount of stated interest payments on the Certificates plus the other items described above even though the Trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

     Most of the guaranteed payments and taxable income allocated to a Certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated debt-financed income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust. It is not clear whether these rules would be applicable to a Certificateholder accruing guaranteed payments.

     The Trust intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Receivable, the Trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. The purchase price paid by the Trust for the Receivables may be greater or less than the remaining principal balance of the Receivables at the time of purchase. If so, the Receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust will make this calculation on an aggregate basis, but might be required to recompute it on a Receivable-by-Receivable basis.)

     If the Trust acquires the Receivables at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Receivables or to offset any such premium against interest income on the Receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust income and accruals of guaranteed payments (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a pro rata portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items and accruals of guaranteed payments (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses and accruals of guaranteed payments of the Trust might be reallocated among the Certificateholders. The Company is authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust issuing Certificates and will report each Certificateholder's accruals of guaranteed payments and allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust.

     Tax Consequences to Foreign Certificateholders. It appears under recent amendments to the Code that the Trust would not be considered to be engaged in the conduct of a trade or business in the United States for purposes of Federal withholding taxes with respect to foreign persons, and, although there is no clear authority dealing with that issue under facts substantially similar to those described herein, the Trust intends to take the position that it is not engaged in the conduct of a trade or business in the United States. Foreign persons that are partners in a partnership that is not engaged in the conduct of a trade or business in the United States are subject to U.S. withholding tax at a rate of 30 percent assessed on a gross basis on certain items of fixed or determinable annual or periodical gains, profits and income earned by the partnership from U.S. sources that are allocable to such foreign partners. To the extent that any such income earned by a partnership is allocable to partners that are foreign persons, such partnership is obligated to withhold such gross basis tax, unless such tax is eliminated by an income tax treaty to which the United States is a signatory or another exemption applies. It is not expected that interest earned by the Trust would qualify as 'portfolio interest' that was not subject to U.S. withholding tax to the extent allocable to a Certificateholder that was a foreign person. Assuming then that the Trust is not considered to be engaged in the conduct of a trade or business in the United States, the Trust would be required to withhold U.S. tax on interest earned by the Trust on the Receivables that was allocable to Certificateholders that are foreign persons, unless such tax is eliminated by an income tax treaty. Foreign persons holding Certificates will therefore be required to provide to the Trustee an IRS Form 1001 or successor form establishing such non-U.S. Certificateholder's entitlement to benefits under an income tax treaty that eliminates U.S. withholding tax on payments of interest from U.S. sources. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. See 'Tax Consequences to Holders of the Notes -- Backup Withholding.'

                              ERISA CONSIDERATIONS

     The Prospectus Supplement for each Series of Securities will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Securities by employee benefit plans and individual retirement accounts.

                              PLAN OF DISTRIBUTION

     The Seller may sell Securities (i) through underwriters or dealers: (ii) directly to one or more purchasers: or (iii) through agents. The related Prospectus Supplement in respect of a Series offered hereby will set forth the terms of the offering of such Securities, including the name or names of any underwriters, the purchase price of such Securities and the proceeds to the Seller from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial offering price and any discounts or concessions allowed or reallowed or paid to dealers. Only underwriters so named in such Prospectus Supplement shall be deemed to be underwriters in connection with the Securities offered thereby.

     Subject to the terms and conditions set forth in an underwriting agreement (an 'Underwriting Agreement') to be entered into with respect to each Series of Securities, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Securities set forth therein and in the related Prospectus Supplement (subject to proportional adjustment on the terms and conditions set forth in the related Underwriting Agreement in the event of an increase or decrease in the aggregate amount of Securities offered hereby and by the related Prospectus Supplement).

     In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

     Each Underwriting Agreement will provide that CPS will indemnify the related underwriters and, in certain limited circumstances, the underwriters will indemnify CPS against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The place and time of delivery for any Series of Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL OPINIONS

     Certain legal matters relating to the issuance of the Securities of any Series, including certain federal and state income tax consequences with respect thereto and certain Bankruptcy matters, will be passed upon by Mayer, Brown & Platt, New York, New York, or other counsel specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

     Certain specified Trust Assets will secure each Series of Securities, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Assets will be included in this Prospectus or in the related Prospectus Supplement.

     A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                                 INDEX OF TERMS

                                                                                                           PAGE
                                                                                                        ----------
Accrual Securities...................................................................................   7
Actuarial Receivables................................................................................   21
Affiliate Purchase Agreement.........................................................................   19
Affiliated Originator................................................................................   9, 22
APR..................................................................................................   20
cash sale differential...............................................................................   40
CEDEL Participants...................................................................................   28
Cede.................................................................................................   9
Certificateholders...................................................................................   33
Certificates.........................................................................................   1, 4
Class................................................................................................   1
Closing Date.........................................................................................   8, 30
Code.................................................................................................   40
Collection Account...................................................................................   31
Collection Period....................................................................................   5
Commission...........................................................................................   2
Contracts............................................................................................   1, 22
Cooperative..........................................................................................   29
CPS..................................................................................................   4
Credit Enhancement...................................................................................   18
Credit Enhancer......................................................................................   18
Cutoff Date..........................................................................................   8
Dealer Agreements....................................................................................   18
Dealers..............................................................................................   19
Definitive Securities................................................................................   28
Depositaries.........................................................................................   26
Direct Participants..................................................................................   18
Distribution Account.................................................................................   30
DTC..................................................................................................   9
Eligible Deposit Account.............................................................................   31
Eligible Institution.................................................................................   31
Eligible Investments.................................................................................   26, 31
ERISA................................................................................................   11
Euroclear Operator...................................................................................   28
Euroclear Participants...............................................................................   28
Exchange Act.........................................................................................   2, 11
Federal Tax Counsel..................................................................................   40
Financed Vehicles....................................................................................   1, 9
foreign person.......................................................................................   43
FTC Rule.............................................................................................   39
Funding Period.......................................................................................   9
IFC's................................................................................................   22
Indenture Trustee....................................................................................   4
Indenture............................................................................................   4
Indirect Participants................................................................................   18, 27
Initial Receivables..................................................................................   9
Insolvency Event.....................................................................................   35
Insolvency Laws......................................................................................   16
Interest Rate........................................................................................   2, 6
Interest Reserve Account.............................................................................   30
Investment Earnings..................................................................................   32
Investment Income....................................................................................   9

                                                                                                           PAGE
                                                                                                        ----------
IRS..................................................................................................   40
Issuer...............................................................................................   4, 18
Lock-Box Account.....................................................................................   32
Lock-Box Processor...................................................................................   32
national statistical rating organizations............................................................   12
New Withholding Regulations..........................................................................   42
Noteholders..........................................................................................   33
Notes................................................................................................   1, 4
Obligors.............................................................................................   18
OID Regulations......................................................................................   41
OID..................................................................................................   41
Participants.........................................................................................   26
Payment Date.........................................................................................   5
Policy...............................................................................................   1
Pool Balance.........................................................................................   22
Pool Factor..........................................................................................   22
Post Office Box......................................................................................   32
Pre-Funded Amount....................................................................................   8
Pre-Funding Account..................................................................................   8
prepayments..........................................................................................   13
Prospectus Supplement................................................................................   1
Purchase Agreement...................................................................................   19
Purchase Amount......................................................................................   20
Receivables Pool.....................................................................................   18
Receivables..........................................................................................   1, 8
Record Date..........................................................................................   5
Registration Statement...............................................................................   2
Relief Act...........................................................................................   17
Residual Interest....................................................................................   7
Rule of 78's Receivables.............................................................................   21
Rule of 78's.........................................................................................   22
Rules................................................................................................   26
Sale and Servicing Agreement.........................................................................   8, 18
Securities Act.......................................................................................   2
Securities...........................................................................................   1
Security Balance.....................................................................................   7
Securityholders......................................................................................   5
Seller...............................................................................................   4
Senior Securities....................................................................................   7
Series...............................................................................................   1, 25
Servicer Termination Event...........................................................................   35
Servicer.............................................................................................   1, 4
Servicing Agreement..................................................................................   4
Servicing Fee........................................................................................   32
Short-Term Note......................................................................................   42
Simple Interest Receivables..........................................................................   21
Sponsor..............................................................................................   4
Standby Servicer.....................................................................................   31
Strip Securities.....................................................................................   7
Sub-Prime Borrowers..................................................................................   22
sub-prime............................................................................................   12
Subordinate Securities...............................................................................   7
Subsequent Receivables...............................................................................   9

                                                                                                           PAGE
                                                                                                        ----------
Subsequent Transfer Date.............................................................................   13, 20
Subservicer..........................................................................................   4
sum of monthly payments..............................................................................   20
sum of periodic balances.............................................................................   20
Terms and Conditions.................................................................................   28
Trust Accounts.......................................................................................   30
Trust Agreement......................................................................................   4
Trust Assets.........................................................................................   1, 4
Trust Documents......................................................................................   4, 29
Trustee..............................................................................................   4, 5
Trust................................................................................................   1, 4
Underwriting Agreement...............................................................................   47

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                       CPS AUTO RECEIVABLES TRUST 1998-4

                             CPS RECEIVABLES CORP.
                                    (SELLER)

                       CONSUMER PORTFOLIO SERVICES, INC.
                                   (SERVICER)

                 $48,500,000    % ASSET-BACKED NOTES, CLASS A-1
                $122,450,000    % ASSET-BACKED NOTES, CLASS A-2
                $139,050,000    % ASSET-BACKED NOTES, CLASS A-3

                       ---------------------------------
                             PROSPECTUS SUPPLEMENT
                       ---------------------------------

                          FIRST UNION CAPITAL MARKETS

You should rely only on the information contained in these documents or that we have referred you to. We have not authorized anyone to provide you with information that is different.

We are not offering the Notes in any state where the offer is not permitted.

Until        , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.